AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2001

================================================================================
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-3
                             Registration Statement
                                      Under

                           The Securities Act of 1933

                       ----------------------------------

                                 CONNECTICUT RRB
                          SPECIAL PURPOSE TRUST CL&P-1
                             (Issuer of Securities)

           DELAWARE                              CL&P FUNDING LLC
(State or Other Jurisdiction of     (Depositor of the Trust Described Herein)
       Incorporation or            (Exact Name of Registrant as Specified in Its
         Organization)                       Certificate of Formation)

                                   06-1603869
                     (I.R.S. Employer Indentification No.)


                                CL&P FUNDING LLC
                                107 SELDEN STREET
                         BERLIN, CONNECTICUT 06037-1616
                            TELEPHONE: (860) 665-5000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                       ----------------------------------

                                 RANDY A. SHOOP
                                    PRESIDENT
                                CL&P FUNDING LLC
                                107 SELDEN STREET
                         BERLIN, CONNECTICUT 06037-1616
                            TELEPHONE: (860) 665-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       ----------------------------------

                                   Copies to:


RICHARD J. WASSERMAN, ESQ.          ERIC D. TASHMAN, ESQ.               STANLEY KELLER, ESQ.
DAY, BERRY & HOWARD LLP             BROWN & WOOD LLP                    PALMER & DODGE LLP
CITYPLACE I                         555 CALIFORNIA STREET               ONE BEACON STREET
HARTFORD, CONNECTICUT 06103-3499    SAN FRANCISCO, CALIFORNIA 94104     BOSTON, MASSACHUSETTS 02108
MASSACHUSETTS 02108
(860) 275-0100                      (415) 772-1200                      (617) 573-0100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                            Proposed Maximum     Proposed Maximum
                                         Amount To Be        Aggregate Price    Aggregate Offering     Amount of Registration
  Title Of Shares To Be Registered        Registered          Per Unit (1)           Price (1)                  Fee (1)
-------------------------------------------------------------------------------------------------------------------------------
     Rate Reduction Certificates          $1,000,000              100%               $1,000,000                  $250
===============================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================
================================================================================

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION DATED __________, 2001
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED __________, 2001

                     $1,000,000 RATE REDUCTION CERTIFICATES

                                 CONNECTICUT RRB
                          SPECIAL PURPOSE TRUST CL&P-1
                           ISSUER OF THE CERTIFICATES

                                CL&P FUNDING LLC
                               ISSUER OF THE NOTES

                     THE CONNECTICUT LIGHT AND POWER COMPANY
                               SELLER AND SERVICER


----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Scheduled
                    Certificate     Initial                                            Proceeds to     Final        Final
                      Interest     Principal                            Underwriting      Trust       Payment    Termination
                        Rate         Amount     Price (%)   Price ($)   Discount (%)    (%)(1)(2)       Date        Date
------------------ -------------- ------------ ---------- ------------ -------------- -------------- ---------- ------------
Class A-1. . . . .
----------------------------------------------------------------------------------------------------------------------------
Class A-2. . . . .
----------------------------------------------------------------------------------------------------------------------------
Class A-3. . . . .
----------------------------------------------------------------------------------------------------------------------------
Class A-4. . . . .
----------------------------------------------------------------------------------------------------------------------------
Class A-5. . . . .
----------------------------------------------------------------------------------------------------------------------------

(1)      Before payment of fees and expenses.

(2)      The total price to the public is $_______________ and the total amount of the underwriting discount and other fees is $_____________. The total amount of proceeds before deduction of expenses (estimated to be
         $_________________) is $_________________
----------------------------------------------------------------------------------------------------------------------------

   See "Risk Factors," which begins on page 17 of the accompanying prospectus, to read about factors you should consider before buying the certificates.

Each certificate represents an interest in a related class of CL&P Funding LLC notes and, in the case of any class of floating rate certificates, a swap agreement. The assets of the trust will consist solely of the notes and each swap agreement relating to a class of floating rate certificates. The notes are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of The Connecticut Light and Power Company's electric distribution system.

Neither the certificates, the notes nor the property securing the notes is an obligation of the State of Connecticut or any political subdivision, governmental agency, authority or instrumentality of the State of Connecticut or of The Connecticut Light and Power Company or any of its affiliates, except for CL&P Funding LLC, which is an affiliate of The Connecticut Light and Power Company.

Neither the full faith and credit nor the taxing power of the State of Connecticut is pledged to the payment of principal of, or interest on, the certificates or the notes. Furthermore, the issuance of the certificates and the notes shall not directly, indirectly or contingently obligate the State of Connecticut or any political subdivision thereof to levy or to pledge any form of taxation thereof or to make any appropriation for their payment.

There currently is no secondary market for the certificates and there can be no assurance that a secondary market will develop.

We will apply to have any class of floating rate certificates listed on the Luxembourg Stock Exchange. We will not apply to have any other class of certificates listed on any stock exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


LEHMAN BROTHERS                                             SALOMON SMITH BARNEY

               The date of this Prospectus Supplement is   , 2001

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

Where to Find Information in These Documents.............................    S-3
Summary of Terms.........................................................    S-4
Risk Factors  ...........................................................    S-5
Description of the Certificates..........................................    S-5
Description of the Notes.................................................   S-12
Transition Property......................................................   S-16
Appeal of Financing Order................................................   S-16
Reopening of Proceedings Related to Buydown Payments to Independent
  Power Producers........................................................   S-17
The Seller and Servicer..................................................   S-17
Underwriting  ...........................................................   S-18
Ratings..................................................................   S-19
Listing and General Information Related to Floating Rate Classes.........   S-19

                                   PROSPECTUS

Prospectus Summary.......................................................      4
Risk Factors.............................................................     17
Available Information....................................................     26
Reports to Holders.......................................................     27
Incorporation of Documents by Reference..................................     27
Energy Deregulation and New Connecticut Market Structure.................     27
Description of the Transition Property...................................     30
The Trust................................................................     38
Office of the State Treasurer of the State of Connecticut................     39
The Note Issuer..........................................................     39
The Seller and Servicer..................................................     41
Servicing................................................................     46
Description of the Notes.................................................     53
Description of the Certificates..........................................     62
Federal Income Tax Consequences..........................................     72
State Taxation...........................................................     78
ERISA Considerations.....................................................     78
Use of Proceeds..........................................................     80
Plan of Distribution.....................................................     80
Legal Matters............................................................     81
Experts..................................................................     81
Index to Financial Statements............................................    F-1


         The underwriters expect to deliver the certificates through the facilities of The Depository Trust Company against payment in New York, New York on [_____________], 2001.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         We provide information about the certificates and the notes in:

                  o this prospectus supplement, which describes the specific terms of each class of certificates and the related class of notes and, in the case of a class of floating rate certificates, a swap agreement, and

                  o the accompanying prospectus, which provides general information concerning the documents under which the certificates and the notes are being issued.

         This prospectus supplement begins with several sections describing these securities:

                  o "Summary of Terms" provides important amounts, dates and other terms of each class of certificates and the related class of notes and, in the case of a class of floating rate certificates, a swap agreement,

                  o "Description of the Certificates" describes the key features of each class of certificates, including, in the case of a class of floating rate certificates, a swap agreement,

                  o "Description of the Notes" describes the key features of the notes underlying each class of certificates, and

                  o "Transition Property" describes a portion of the competitive transition assessment (referred to as the "RRB charge") that provides the source for payment of the notes and thus the source of payments with respect to the certificates.

         As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also find information on specific topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in the certificates. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices based on prevailing market prices at the time of sale.

         This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.


         YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

--------------------------------------------------------------------------------
TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

         The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the certificates, carefully read this entire document and the accompanying prospectus.

Securities Offered:                 $[          ] Rate Reduction Certificates

Issuer of the Certificates:         Connecticut RRB Special Purpose Trust CL&P-1

Note Issuer:                        CL&P Funding LLC

Seller and Servicer:                The Connecticut Light and Power Company

Certificate Trustee:

Note Trustee:

Delaware Trustee:

Pricing Date:

Issuance Date:

Certificates and Notes:             Each certificate represents an interest in a
                                    class of notes of CL&P Funding LLC, a
                                    special purpose entity wholly owned by
                                    Connecticut Light & Power and, with respect to each class of floating rate certificates, a swap agreement. The notes and the swap agreement are the only assets of the trust.
                                    Payments of principal of and interest on a class of certificates will be made when payments of principal and interest are made on the related class of notes and, in the case of any class of floating rate certificates, payments are made on the related swap agreement.

Collateral:                         The notes are secured primarily by the right
                                    to assess and collect all revenues arising from a portion of the competitive transition assessment, a non-bypassable usage-based charge included in the bills of retail users of Connecticut Light & Power's distribution system. This portion of the competitive transition assessment is known as the "RRB charge," and the right to assess and collect this charge is the principal asset of the note issuer.

Swap Agreement:                     The trust will enter into a swap agreement
                                    with a swap counterparty for each class of floating rate certificates, on or before the date of issuance of that class. See
                                    "Description of the Certificates - Floating
                                    Rate Certificates," which begins on page
                                    S-6.

Anticipated Ratings:                S&P / Fitch / Moody's "AAA" /"AAA" /"Aaa"

Credit Enhancement:                 Periodic RRB charge adjustments,
                                    overcollateralization amount included in the
                                    RRB charge, and capital contributed to the
                                    note issuer by Connecticut Light & Power in an amount equal to 0.50 percent of the initial principal amount of the notes

Payment Dates:                      [    ], [    ], [    ] and [    ] of each
                                    year beginning [    ], 2001, or, if not a
                                    business day, the next business day.

Optional Redemption:                The notes are subject to optional redemption
                                    in whole by the note issuer once the
                                    outstanding principal balance of the notes has been reduced to less than 5 percent of the initial principal balance. The optional redemption of the notes will result in the redemption of the certificates in whole.


Record Date:                        Close of business on the business day prior
                                    to any payment date.

Clearance and Settlement:           DTC/Clearstream/Euroclear

                                  RISK FACTORS

         You should consider carefully the risks of investing in the certificates. The section entitled "Risk Factors," which begins on page 17 of the accompanying prospectus, discusses material risks of investing in the certificates. In addition, "Description of the Certificates - Floating Rate Certificates - Risk Factors Relating to Floating Rate Certificates," which begins on page S-12, discusses additional material risks of investing in the floating rate certificates.


                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates in minimum denominations of $1,000 and in integral multiples of $1.00 in excess thereof, although one certificate of each class may be of a smaller denomination. The certificates will consist of [ ] classes, in the initial principal amounts, bearing the interest rates and having the scheduled final payment dates and final termination dates listed below:

--------------------------------------------------------------------------------
                                                     Scheduled
                  Initial         Certificate          Final           Final
                 Principal          Interest          Payment       Termination
   Class           Amount             Rate              Date            Date
--------------------------------------------------------------------------------
    A-1
--------------------------------------------------------------------------------
    A-2
--------------------------------------------------------------------------------
    A-3
--------------------------------------------------------------------------------
    A-4
--------------------------------------------------------------------------------
    A-5
--------------------------------------------------------------------------------

         The scheduled final payment date for a class of certificates is the date by which the trust expects to pay in full all principal of and interest on that class of certificates. The final termination date for a class of certificates is the legal maturity date of that class. The failure to pay principal of any class of certificates in full by the final termination date for that class is an event of default, and the certificate trustee may, and upon the written direction of the holders of at least a majority in principal amount of all outstanding certificates will, vote all of the notes in favor of declaring the unpaid principal amount of all outstanding notes and accrued interest to be due and payable. See "Description of the Certificates - Events of Default," which begins on page 64 of the accompanying prospectus.

PAYMENTS OF INTEREST

         Interest on each class of certificates will accrue from its issuance date at the interest rate listed in the table above. Beginning [________ __], 2001, the trust is required to pay interest quarterly on [________ __], [________ __], [________ __] and [________ __] (or, if any payment date is not a business day, the following business day) of each year. On each payment date, the certificate trustee will pay interest to the extent paid on each class of notes or related swap agreement to the holders of the related class of certificates as of the close of business on the record date. The record date for any payment of principal of and interest on the certificates will be the business day immediately before the payment date. Each payment date will also be a payment date for principal of and interest on the notes and any swap agreement.

PAYMENTS OF PRINCIPAL

         On each payment date, the certificate trustee will pay principal as paid on each class of notes to the holders of the related class of certificates as of the close of business on the record date.

FLOATING RATE CERTIFICATES

    PAYMENTS OF INTEREST ON FLOATING RATE CERTIFICATES

         Interest on each class of floating rate certificates, each referred to as a floating rate class, will be paid, for all interest accrual periods other than the first interest accrual period, at the rate equal to the London interbank offered rate, referred to as LIBOR, for three-month United States dollar deposits (except with respect to the period from and including the date
of issuance of that class until and including [   ], during which the rate will
be based on LIBOR for [ ]-month United States dollar deposits), in each case, determined on the applicable floating rate interest determination date, as described below, plus the percentage spread above LIBOR applicable to that class. The spread above LIBOR for any floating rate class is referred to as the floating rate spread. LIBOR plus the floating rate spread payable on each floating rate class is referred to as the floating rate.

         The floating rate spread for the class [ ] floating rate certificates will be [ ] percent per annum and for the class [ ] floating rate certificates will be [ ] percent per annum.

         Interest on each floating rate class will be calculated on the basis of the actual number of days from and including the preceding payment date, or, for the first payment date, from and including the date of issuance of that class, to but excluding the next payment date, divided by 360. The Luxembourg Stock Exchange will be advised of the floating rate and the amount of the interest payment on any floating rate class listed on that exchange for each payment date.

         For the first interest accrual period ending on [   ], 2001, interest
on each floating rate class will be paid based on (1) for the period from and
including the date of issuance of that class until and including [   ], 2001,
LIBOR determined two London banking days before the date of issuance of that
class, plus (2) for the period from and including [   ], 2001 until and
including [   ], 2001, LIBOR determined on [   ], 2001.

         On or prior to each payment date, the certificate trustee, using LIBOR as determined by the swap counterparty, will calculate the amount of interest payable on each floating rate class for the relevant interest accrual period.

         There will be no minimum or maximum interest rate on any floating rate class.

         With respect to any floating rate class, if the swap agreement relating to that class is terminated for any reason, interest on that class will be paid at the note fixed rate for that class, as described below, until alternate arrangements can be made to pay the floating rate for that class. The swap agreement may terminate automatically under the circumstances described below. See "- Swap Agreements - Amounts Payable under Swap Agreements," which begins on page S-7, "- Swap Agreements - Swap Agreement Events of Default and Termination Events," which begins on page S-9, and "- Risk Factors Relating to Floating Rate Certificates," which begins on page S-12.

    FLOATING RATE INTEREST DETERMINATION

         The interest determination date for each floating rate class and each payment date will be (1) the day two London banking days prior to the preceding payment date or (2) in the case of the first payment date, the dates specified below. A London banking day is a day on which dealings in United States dollars are transacted in the London interbank market.

         Interest payable on the first interest payment date of [   ], 2001 for
each floating rate class will be determined as follows:

         o        From and including the date of issuance until and including
                  [   ], 2001, interest on each floating rate class will be
                  based on LIBOR as determined two London business days prior to the date of issuance.

         o        From and including [   ], 2001 until but excluding the first
                  payment date, interest on each floating rate class will be
                  based on LIBOR as determined on [   ], 2001.

         o        Payment of the sum of the amounts calculated for these two
                  periods will be made on [   ], 2001, the first payment date.

         After the first payment date, interest on each floating rate class will be paid at the rate equal to LIBOR as determined on each interest determination date, plus the floating rate spread for that class.

         The swap counterparty under the swap agreement relating to each floating rate class will determine LIBOR for that class in accordance with the following provisions:

         (1) On each interest determination date, the swap counterparty will determine LIBOR based on the offered rate for deposits in United States dollars commencing on the first day of that period that appears on the page, USD-LIBOR-BBA, of the Dow Jones Telerate Services as of 11:00 a.m., London time, on that interest determination date. That display page is referred to as the Telerate page. If no offered rate appears on the Telerate page, LIBOR for that period will be determined as described in clause (2) below.

         (2) With respect to an interest determination date on which no offered rate appears on the Telerate page, the swap counterparty will request the principal London office of each of four major banks in the London interbank market, selected by the swap counterparty, to provide the swap counterparty with that bank's offered quotation for deposits in United States dollars for the applicable period, commencing on the second London banking day immediately following that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR for that period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York on that interest determination date by major banks in the City of New York selected by the swap counterparty for loans in United States dollars to leading European banks, for the period commencing on the second London banking day immediately following that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time.

         If LIBOR cannot be determined in accordance with clause (1) or (2) above, then that rate will be determined to be the same as the rate which applied during the previous period (or in the case of a failure to determine LIBOR for the first payment date, on the date of issuance).

         On each interest determination date, the swap counterparty will notify the servicer, the trust and the certificate trustee of LIBOR for the applicable period as determined by the swap counterparty, and the trust will notify the Luxembourg Stock Exchange of that rate to the extent any floating rate certificates are listed on that exchange and the rules of that exchange so require.

    SWAP AGREEMENTS

         The trust will enter into a swap agreement with a swap counterparty for each floating rate class, on or before the date of issuance of that class. The purpose of each swap agreement is to convert the cash flows on the related class of fixed rate notes into cash flows that are sufficient to pay interest on the related floating rate class.

         Amounts Payable under Swap Agreements. Under each swap agreement, the trust will be obligated to pay the related swap counterparty a fixed rate of interest equal to the fixed rate of interest payable on the related class of notes, and the swap counterparty will be obligated to pay the trust interest at the floating rate for that class. Those obligations will then be netted on the business day before each payment date. Therefore, for each interest period, either the trust will pay the swap counterparty only the amount, if any, by which interest at the note fixed rate exceeds interest at the floating rate, referred to as the net swap payment, or the swap counterparty will pay the trust only the amount, if any, by which interest at the floating rate exceeds interest at the note fixed rate, referred to as the net swap receipt, as discussed below.

         For each payment date with respect to each floating rate class, the certificate trustee will allocate to the subaccount established for that class, referred to as a class subaccount, an amount equal to the note fixed rate for that class times the outstanding principal amount of that class as of the close of business on the preceding payment date, referred to as the note fixed amount for that class and that payment date. See "Description of the Certificates - Payments," which begins on page 63 of the accompanying prospectus. In addition, any net swap receipt under the related swap agreement will be deposited in that class subaccount, and will be available, together with the note fixed amount for that class, to pay interest due on that class on that payment date. Any net swap payment will be paid to the related swap counterparty only out of funds on deposit in that class subaccount and the remaining amount in that class subaccount will be available to pay interest due on that class.

         Specifically, for the first payment date, the trust will pay a net swap payment in an amount, if positive, equal to (1) the interest calculated on the notional amount of the related floating rate class at the applicable note fixed rate for the period from and including the issuance date of the related class of
certificates to and including [   ], 2001 minus (2) the sum of (a) the interest
calculated on the notional amount of that class at the applicable floating rate
for the period from and including that issuance date to and including [   ],
2001, plus (b) the interest calculated on that notional amount at the applicable
floating rate for the period from and including [   ], 2001 to and including
[   ], 2001. If this amount is a negative number, a net swap receipt in this amount will be paid to the trust by the swap counterparty.

         For each payment date after the first payment date, the trust will pay a net swap payment in an amount, if positive, equal to (1) the interest calculated on the notional amount of the related floating rate class at the applicable note fixed rate for the period from and including the previous payment date to but excluding that payment date minus (2) the interest calculated on the notional amount of that class at the applicable floating rate for that period. If this amount is a negative number, a net swap receipt in this amount will be paid to the trust by the swap counterparty.

         With respect to any payment date, the notional amount in effect under each swap agreement prior to that payment date will equal the principal balance of the related floating rate class as of the close of business on the preceding payment date. With respect to the first payment date, the notional amount in effect under each swap agreement prior to that payment date will be equal to the initial outstanding principal balance of the related floating rate class.

         The note fixed rate for the class [ ] floating rate certificates will be [ ] percent per annum and for the class [ ] floating rate certificates will be [ ] percent per annum.

         Each swap agreement will terminate automatically under limited circumstances, including a default by the swap counterparty in the payment of net swap payments after the applicable cure period expires unless the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class vote to waive such default. In other circumstances, each swap agreement may terminate at the election of the trust, but only as directed by the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class. See " - Swap Agreement Events of Default and Termination Events," which begins on page S-9. In the event a swap agreement terminates, the interest payable on the related floating rate class will convert to the note fixed rate for that class. The note fixed rate will be used to calculate interest payable on that class starting on the payment date to which interest has been paid at the floating rate. See " - Risk Factors Relating to Floating Rate Certificates," which begins on page S-12.

         Swap Counterparty Ratings. The required long-term senior unsecured or financial program ratings of each swap counterparty under each swap agreement will be at least "Aa3" by Moody's and either at least "A+" or, for short-term obligations, "A-1" by S&P. These ratings are referred to as the swap counterparty minimum ratings.

         Swap Counterparty Downgrade Event. An event referred to as a swap counterparty downgrade event will occur if:

         o the swap counterparty no longer meets the swap counterparty minimum ratings or

         o the swap counterparty fails to maintain in effect any alternative arrangements sufficient to maintain the ratings of the related floating rate class.

         If a swap counterparty downgrade event occurs, the swap counterparty will be required, within 30 days following that event, to either:

         o        re-establish the swap counterparty minimum ratings or

         o establish alternative arrangements to maintain or restore the ratings of the affected floating rate class that were in effect prior to the swap counterparty downgrade event. These alternative arrangements by the swap counterparty may include:

                  o posting collateral, arranging for a guaranty or taking similar action to maintain or restore the ratings or

                  o assigning its rights and obligations under the swap agreement to a replacement swap counterparty that meets the swap counterparty minimum ratings, or that has itself made arrangements which will maintain or restore the ratings.

Posting collateral, arranging for a guaranty and other arrangements as described above are referred to in this prospectus supplement as satisfactory arrangements to maintain or restore the ratings prior to the swap counterparty downgrade event.

         At the end of that 30-day period, if the swap counterparty has failed to take steps to maintain or restore the ratings of that floating rate class that were in effect prior to the swap counterparty downgrade event, the trust will appoint a recognized swap dealer that is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million, referred to as the swap agent, to, within an additional 30 days, either:

         o find a replacement swap counterparty that meets the swap counterparty minimum ratings or that has made satisfactory arrangements to maintain or restore the ratings of the related floating rate class, referred to as a qualified replacement counterparty, or

         o if a qualified replacement counterparty cannot be found, find the available replacement swap counterparty with the highest available long-term senior unsecured or financial program credit rating assigned by Moody's or S&P that is higher than that of the existing swap counterparty and which is approved by the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class, referred to as an approved replacement counterparty.

In case of a qualified replacement counterparty or an approved replacement counterparty, if there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the trust will be selected by the trust as the replacement swap counterparty. That replacement swap counterparty must be willing to intermediate between the trust and the prior swap counterparty by entering into a swap agreement with the prior swap counterparty that is substantially the same as the prior swap agreement to hedge or offset the risk that the replacement swap counterparty has to the trust.

         If a qualified replacement counterparty or an approved replacement counterparty has been found, the prior swap counterparty will be required to assign its rights and obligations under the swap agreement to that replacement swap counterparty and the replacement swap counterparty will enter into a new swap agreement with substantially the same terms as the terminated agreement. If a replacement swap counterparty satisfying the above criteria has not been found within that second 30-day period, a termination event will occur under the swap agreement and the swap agreement will terminate unless the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class vote to continue the swap agreement with the existing swap counterparty.

         If the swap agreement is not terminated as described above, the swap agent will be obligated every three months thereafter to renew the search for a qualified replacement counterparty or an approved replacement counterparty according to the above procedures. However, the replacement counterparty will not be required to intermediate between the prior swap counterparty and the trust, as described above. At the end of each of these three-month periods, if a swap counterparty meeting the above criteria has not been found, the swap agreement will terminate unless the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class vote to continue the swap agreement with the existing swap counterparty.

         All searches for replacement swap counterparties will be at the reasonable cost of the swap counterparty being replaced.

         Swap Agreement Events of Default and Termination Events. The events referred to as swap events of default under each swap agreement are:

         o the failure of the trust or the swap counterparty to pay any amount when due under the swap agreement if that failure is not remedied on or before the fifth business day after that failure,

         o the failure of the swap counterparty to comply with the swap agreement, other than as regards payments or the provision of specified information,

         o        any misrepresentation made by the swap counterparty,

         o certain events of bankruptcy of the trust or the swap counterparty, or

         o a merger of the trust or the swap counterparty without an assumption of its obligations under the swap agreement.

         The events referred to as termination events under each swap agreement are:

         o        illegality, as described below,

         o an acceleration of the related floating rate class, effective upon the final date of payment for that class, or

         o a swap counterparty downgrade event, as described above, that is not cured within the applicable time periods.

         Each swap agreement will terminate automatically upon an illegality, as described below. The swap agreement will be deemed to terminate automatically upon a failure by the swap counterparty to pay any amount when due under the swap agreement, which failure is not cured within five business days, unless the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class vote to waive that default within 30 days.

         Upon acceleration of the related floating rate class, either party may elect to terminate, effective upon the final date of payment for that series. In addition, any other swap event of default or a termination event can lead to a termination of the swap agreement by the party not responsible for that event. Moreover, as described above, the swap agreement will terminate following a swap counterparty downgrade event if that event is not cured, there is no replacement swap counterparty and the holders of the related floating rate class do not vote to continue with the existing swap counterparty. Except in the case of an automatic termination or a swap counterparty downgrade event, the trust may terminate only at the direction of the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class.

         The trust will not be obligated to pay any termination payment or any other breakage amounts to the swap counterparty under any swap agreement as a result of any termination event, any swap event of default, any swap counterparty downgrade event or for any other reason. Any payment made to a replacement swap counterparty to enter into a replacement swap agreement will be paid by the terminated swap counterparty.

         Upon a termination of a swap agreement resulting from a swap event of default, swap counterparty downgrade event or other termination event, the swap counterparty may be liable to pay a termination payment to the trust, based on the market value of the swap agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by the swap counterparty, including interest thereon, will first be used to make any payment required to be paid to any replacement swap counterparty and to the extent not so used will be deposited into the applicable class subaccount. See "Description of the Certificates - Payments," which begins on page 63 of the accompanying prospectus. Any termination payment by the swap counterparty as a result of an acceleration of the related floating rate class will be payable only upon termination, and the proceeds of the termination payment will be available to pay the amount due on the related floating rate class.

         Illegality means that due to the adoption of, or any change in, any applicable law after the date on which a swap transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after that date, it becomes unlawful for the trust or the swap counterparty:

         o to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of that swap transaction or to comply with any other material provision of the swap agreement or

         o to perform, or for any credit support provider of that party to perform, any contingent or other obligation which the party or that credit support provider has under any credit support document relating to that swap transaction.

The determination of an illegality will be predicated on the receipt of a written opinion from an independent law firm experienced in swap transactions, selected by the trust and the swap counterparty, that an illegality exists.

         Replacement of Swap Agreement. Upon a termination or a swap event of default under a swap agreement, the trust is required to appoint a swap agent. Upon its appointment, the swap agent will either:

         o find a replacement swap counterparty who meets the swap counterparty minimum ratings or who has made such other arrangements as will result in the related floating rate class receiving ratings from the rating agencies not less than the ratings that would be received if such replacement swap counterparty met the swap counterparty minimum ratings, or

         o if a replacement swap counterparty satisfying the requirements of the clause above cannot be found, find the available replacement swap counterparty with the highest available long-term senior unsecured or financial program credit rating which is approved by the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class.

         If there is more than one available replacement swap counterparty with the same credit rating, the counterparty offering the interest rate swap terms with the lowest overall cost to the trust will be selected by the trust as the replacement swap counterparty. If a replacement swap counterparty satisfying the above criteria has been found, upon the termination of the swap agreement, the replacement swap counterparty will enter into a swap agreement with the trust having terms substantially the same as the original swap agreement.

         Assignment of Swap Agreements. Any swap counterparty may assign its obligations under any swap agreement with the prior written consent of the trust or, without that consent, either:

         o in a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all of its assets to another entity which expressly assumes in a written agreement the obligations of the swap counterparty under the swap agreement, so long as, upon that consolidation, amalgamation or merger, a swap counterparty downgrade event has not occurred, or

         o to a replacement swap counterparty following a swap counterparty downgrade event as described above.

         Enforcement, Amendment, Modification or Waiver of Swap Agreements. If a swap event of default or termination event occurs and is continuing, the certificate trustee may, and at the direction of the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class will, exercise all rights, remedies, powers, privileges and claims of the trust against the related swap counterparty, and any right of the trust to take this action will be suspended.

         A swap agreement may be amended with the consent of the certificate trustee and the related swap counterparty, as long as each of Moody's, S&P and Fitch confirm that the amendment will not result in the reduction or withdrawal of its then current rating of the related floating rate class, which confirmation is referred to as satisfaction of the rating agency condition. However, this amendment may not adversely affect in any material respect the interests of the certificateholders of the related floating rate class unless the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class direct the certificate trustee to consent to the amendment. Moreover, that amendment may not adversely affect in any material respect the interests of any other certificateholders or the counterparty to any other hedge or other interest rate swap agreement without the consent of the holders of certificates representing more than 50 percent of the outstanding principal amount of the certificates of all of those other series or classes, and each counterparty to any other hedge or other interest rate swap agreement, materially and adversely affected thereby.

         Except as described under " - Swap Counterparty Downgrade Event," which begins on page S-8, or " - Swap Agreement Events of Default and Termination Events," which begins on page S-9, with respect to any action proposed by the trust to amend, modify, waive, supplement or surrender the terms of any swap agreement, or waive timely performance or observance by the swap counterparty under any swap agreement, in a way which would materially and adversely affect the interests of certificateholders of the related class, the trust must satisfy the rating agency condition. Thereafter, the certificate trustee will consent to this proposed action only with the consent of (1) the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class and (2) the consent of the holders of certificates representing more than 50 percent of the outstanding principal amount of the certificates of each other series or class, and each counterparty to any other hedge or other interest rate swap agreement, materially and adversely affected thereby.

    SWAP COUNTERPARTIES

         Each initial swap counterparty shall be required to have a rating of at least "Aa2" by Moody's and "AA" by S&P and will be selected by the trust upon the pricing by the underwriters of the related floating rate class.

    RISK FACTORS RELATING TO FLOATING RATE CERTIFICATES

         The following risk factors apply to the floating rate certificates. Additional risk factors apply to all of the certificates, including the floating rate certificates. See "Risk Factors," which begins on page 17 of the accompanying prospectus.

         Termination of Swap Could Cause a Loss. Termination events, swap events of default or swap counterparty downgrade events under any swap agreement may result in termination of that swap agreement. Each swap agreement may terminate automatically if the related swap counterparty defaults in its obligation to make payments under the swap agreement and the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class of floating rate certificates do not vote to waive that default. If any swap agreement is terminated, the holders of the floating rate certificates will receive a fixed rate of interest equal to the note fixed rate for that class, which takes effect from the previous payment date. This rate could be substantially less than the floating rate for the floating rate certificates at the time of the termination, which could adversely affect the yield to maturity, and holders of the floating rate certificates could suffer a loss on their investment.

         Ratings Downgrade of any Floating Rate Certificates Could Cause a Loss for Holders of Those Certificates. If a swap counterparty downgrade event occurs and (1) the swap counterparty fails to make satisfactory arrangements to maintain or restore the prior ratings and (2) the holders of certificates representing more than 50 percent of the outstanding principal amount of the related class of floating rate certificates either approve a replacement swap counterparty that does not maintain or restore the prior ratings or such holders vote to continue the existing swap agreement, the floating rate certificates may be downgraded by the rating agencies. In that event, the trading price of the floating rate certificates may be reduced, and holders of floating rate certificates could suffer a loss on their investment.

         Interest Payments on Floating Rate Certificates are Dependent on Swap Counterparties. If any swap counterparty defaults in its obligation to make any net swap payment, the related swap agreement may terminate automatically in the absence of the required waiver by the holders of the floating rate certificates, and the holders of the floating rate certificates will receive interest at the note fixed rate until alternate arrangements can be made to pay the floating rate for the floating rate certificates. There can be no assurance that any alternate arrangements will be made to obtain a suitable replacement swap counterparty or otherwise to obtain payment of the floating rate for the floating rate certificates. The note fixed rate for that class could be substantially less than the floating rate for the floating rate certificates at the time of that failure to pay, and holders of the floating rate certificates could suffer a loss on their investment.


                            DESCRIPTION OF THE NOTES

         CL&P Funding LLC, the note issuer, will issue and sell the CL&P Funding LLC notes to the trust in exchange for the net proceeds from the sale of the certificates by the trust. Each class of notes secures the payment of the related class of certificates and has the same principal balance, interest rate, amortization schedule and legal maturity date as the related class of certificates.

         The notes will consist of [ ] classes, in the initial principal amounts and bearing the interest rates and having the scheduled maturity dates and final maturity dates listed below:

--------------------------------------------------------------------------------
                  Initial             Note           Scheduled         Final
                 Principal          Interest          Maturity        Maturity
   Class           Amount             Rate              Date            Date
--------------------------------------------------------------------------------
    A-1
--------------------------------------------------------------------------------
    A-2
--------------------------------------------------------------------------------
    A-3
--------------------------------------------------------------------------------
    A-4
--------------------------------------------------------------------------------
    A-5
--------------------------------------------------------------------------------

         The scheduled maturity date for a class of notes is the date by which the note issuer expects to pay in full all principal of and interest on that class of notes. The final maturity date for a class of notes is the legal maturity date of that class. The failure to pay principal of any class of notes in full by the final maturity date for that class is a note event of default, and the note trustee or the holders of at least a majority in principal amount of all outstanding notes may declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable. See "Description of the Notes - Note Events of Default; Rights on Note Event of Default," which begins on page 58 of the accompanying prospectus.

INTEREST

         Interest on each class of notes will accrue from its issuance date at the interest rate listed in the table above. Beginning [________ __], 2001, the note issuer is required to pay interest quarterly on [________ __], [__________], [________ __] and [________ __] (or, if any payment date is not a business day, the following business day) of each year, to the trust. The note issuer will pay interest on the notes prior to paying principal of the notes. See "Description of the Notes - Allocations and Payments," which begins on page 56 of the accompanying prospectus.

         On each payment date, the note issuer will pay interest as follows:

         o if there has been a payment default, any unpaid interest payable on any prior payment dates, together with interest at the applicable interest rate on any of this unpaid interest; and

         o accrued interest on the principal balance of each class of notes as of the close of business on the preceding payment date after giving effect to all payments of principal made on the preceding payment date, or, in the case of the first payment date, as of the date of the original issuance of the class of notes.

         If there is a shortfall in the amounts necessary to make these interest payments, the note trustee will allocate available amounts among each class of notes pro rata based upon the respective amounts of interest owed on the notes of each class, and will allocate and pay those amounts to holders within each class pro rata based upon the respective principal amount of notes held. The note issuer will calculate interest on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL

         After paying interest as described above, the note issuer will pay any principal on each payment date as follows:

         (1) to the trust as holder of the A-1 notes, until the principal balance of that class has been reduced to zero;

         (2) to the trust as holder of the A-2 notes, until the principal balance of that class has been reduced to zero;

         (3) to the trust as holder of the A-3 notes, until the principal balance of that class has been reduced to zero;

         (4) to the trust as holder of the A-4 notes, until the principal balance of that class has been reduced to zero; and

         (5) to the trust as holder of the A-5 notes, until the principal balance of that class has been reduced to zero.

         The note issuer will not, however, pay principal on a payment date of any class of notes if making the payment would reduce the principal balance of the class to an amount lower than that specified in the expected amortization schedule for that class on that payment date. If an event of default under the note indenture has occurred and is continuing, the note trustee or the holders of at least a majority in principal amount of all outstanding notes may declare the unpaid principal amount of all outstanding notes and accrued interest to be due and payable.

         The following expected amortization schedule lists the scheduled outstanding principal balance for each class of notes on each payment date from the issuance date to the scheduled maturity date, after giving effect to the payments expected to be made on the payment date. In preparing the following table, we have assumed, among other things, that:

         o the notes and the certificates are issued on [________ __], 2001;

         o payments on the notes are made on each payment date, beginning [________ __], 2001 and payments on the certificates are made on the same dates;

         o the servicing fee equals 0.05 percent annually of the initial principal amount of the notes;

         o there are no net earnings on amounts on deposit in the collection account;

         o the administration fee (which will be $75,000 per year, payable quarterly) and other ongoing operating expenses will be approximately $[ ] per annum, and these amounts are payable in arrears; and

         o payments arising from the property securing the notes are deposited in the collection account as expected.

                         EXPECTED AMORTIZATION SCHEDULE

                          OUTSTANDING PRINCIPAL BALANCE

         Date          A-1          A-2          A-3          A-4          A-5
         ----          ---          ---          ---          ---          ---

         We cannot assure you that the principal balances of the classes of notes and the related classes of certificates will be reduced at the rates indicated in the table above. The actual rates of reduction in class principal balances may be slower (but, absent an event of default or an optional redemption, cannot be faster) than those indicated in the table.

COLLECTION ACCOUNT AND SUBACCOUNTS

         The note trustee will establish a collection account to hold amounts remitted to it by the servicer of the property securing the notes. The collection account will consist of four subaccounts:

         o        a general subaccount;

         o        a reserve subaccount;

         o        an overcollateralization subaccount; and

         o        a capital subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "Description of the Notes - Allocations and Payments," which begins on page 56 of the accompanying prospectus.

CREDIT ENHANCEMENT

         PERIODIC ADJUSTMENT OF RRB CHARGE. The RRB charge will be subject to periodic review and adjustment. This periodic review and adjustment, which reconciles the actual RRB charges collected against the expected collections, reduces certificateholders' exposure to losses due to shortfalls in projected sales of energy, longer-than-expected delays in bill collections, and higher-than-estimated write-offs. Consequently, the need for other forms of credit enhancements is also reduced. See "Description of the Transition Property
- Adjustments to the RRB Charge," which begins on page 32 in the accompanying prospectus.

         RESERVE SUBACCOUNT. The note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

         o pay fees and expenses (including indemnities) related to servicing and retiring the notes and certificates;

         o        pay principal of and interest on the notes;

         o        fund the capital subaccount to the required capital level; and

         o fund the overcollateralization subaccount to the required overcollateralization level.

The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

         OVERCOLLATERALIZATION AMOUNT. The servicer will collect and remit to the note trustee, and the note trustee will deposit into the overcollateralization subaccount, amounts arising from the transition property securing the notes that exceed the amount expected to be necessary to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates. These amounts will fund the required overcollateralization amount, which is intended to enhance the likelihood that payments on the notes will be made on a timely basis. The required overcollateralization amount will be $[ ], which is 0.50 percent of the initial principal amount of the notes. The RRB charge will be set and adjusted at a rate that is intended to fund the required overcollateralization amount ratably over the life of the notes. On each payment date, the note trustee will deposit into the overcollateralization subaccount the amount, if any, by which the required overcollateralization level for that payment date exceeds the amount in the overcollateralization subaccount. The required overcollateralization level for each payment date is as follows:

                  REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                     Required                                    Required
Payment        Overcollateralization        Payment        Overcollateralization
Date                   Level                  Date                 Level
----                   -----                  ----                 -----


The note trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates.

         CAPITAL SUBACCOUNT. Before the issuance of the notes, Connecticut Light
& Power will contribute capital of $[      ] to the note issuer. This amount is
equal to 0.50 percent of the initial principal amount of the notes and is the capital level required to be maintained under the note indenture. The note trustee will deposit the capital into the capital subaccount. The note trustee will draw on amounts in the capital subaccount, to the extent amounts available in the general subaccount, reserve subaccount and overcollateralization subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RRB charge exceed amounts required for other uses having a higher priority of payment.


                               TRANSITION PROPERTY

         The notes are secured primarily by the transition property, which is the right to assess and collect all revenues arising from a portion of the competitive transition assessment included in the bills of all classes of retail users of Connecticut Light & Power's distribution system. This portion of the competitive transition assessment, which is a non-bypassable usage-based charge, is referred to as the "RRB charge."

         The average initial competitive transition assessment is expected to be approximately 1.021 cents/kilowatt-hour. The average initial RRB charge (which is a portion of the competitive transition assessment) is expected to be approximately _____ cents/kilowatt-hour.


                            APPEAL OF FINANCING ORDER

         The State of Connecticut Office of Consumer Counsel, which is the statutory advocate for Connecticut ratepayers in utility matters, has filed an appeal of the financing order. The appeal challenges certain of the amounts that the Department of Public Utility Control authorized Connecticut Light & Power to securitize. The challenge is based on the methodology used to compute the amounts or the ability under the restructuring statute to securitize the costs that give rise to the amounts. The appeal does not request a stay of the financing order, although the Department of Public Utility Control or the reviewing court could impose such a stay upon request of the Office of Consumer Counsel. Unless a stay is imposed prior to the issuance of rate reduction bonds, any rate reduction bonds issued or sold pursuant to a financing order will, under the restructuring statute, be valid and binding in accordance with their terms even if the appeal is ultimately successful. Connecticut Light & Power currently expects that the appeal will be dismissed, settled, otherwise resolved or limited in scope prior to issuance of the notes and certificates or that the size of the transaction will be reduced to exclude the amounts being challenged by the appeal. These excluded amounts may be securitized in a subsequent transaction once the appeal has been resolved.


              REOPENING OF PROCEEDINGS RELATED TO BUYDOWN PAYMENTS
                         TO INDEPENDENT POWER PRODUCERS

         Prior to the issuance of the financing order and as a means to permit Connecticut Light & Power to mitigate its stranded costs, the Department of Public Utility Control approved buydown payments by Connecticut Light & Power to independent power producers under several above-market long-term contracts. In the financing order, the Department of Public Utility Control approved the recovery of the buydown payments under these contracts through the RRB charge. See "Energy Deregulation and New Connecticut Market Structure," which begins on page 27 of the accompanying prospectus, and "Description of the Transition Property," which begins on page 30 of the accompanying prospectus.

         Since the issuance of the financing order, the Department of Public Utility Control has reopened the separate proceedings in which it had previously approved Connecticut Light & Power's buydown of two of these contracts. In each case, Connecticut Light & Power and the independent power producer had requested the reopening of the proceeding so that the Department of Public Utility Control could approve minor modifications to the transactions that it had previously approved. Connecticut Light & Power and the independent power producers had hoped that the Department of Public Utility Control would approve the requested modifications without conducting hearings. In each case, however, the Department of Public Utility Control has indicated that it will conduct hearings with respect to the proposed modification, and in one of the cases it has suggested that it may reconsider matters beyond the requested modification.

         As previously approved, the buydown payments under these two contracts total approximately $822 million (subject to adjustment in accordance with the contracts). If the Department of Public Utility Control withdraws its approval of the buydown payments under these contracts or reduces the approved amount of the buydown payments, the principal amount of the notes and certificates that may validly be issued under the financing order will be reduced. Connecticut Light & Power will either delay the issuance of the notes and certificates until after the Department of Public Utility Control has issued decisions in both of the reopened proceedings or will reduce the amount of the transaction to exclude the amount of the buydown payments under these two contracts. These excluded amounts may be securitized in a subsequent transaction once the Department of Public Utility Control issues decisions in the reopened proceedings.


                             THE SELLER AND SERVICER

         Connecticut Light & Power is a wholly owned subsidiary of Northeast Utilities. Northeast Utilities has entered into a merger agreement with Consolidated Edison, Inc. pursuant to which Northeast Utilities will become a wholly owned subsidiary of Consolidated Edison. The merger agreement contains various conditions to the completion of the merger, including the receipt of approvals from state and federal regulatory bodies. Northeast Utilities and Consolidated Edison have received regulatory approvals in Connecticut, Maine, New Hampshire, New York, Pennsylvania and Vermont, and are awaiting review by several federal agencies. The Connecticut regulatory approval of the merger contained extensive conditions. These conditions included a 3 percent distribution rate reduction and a $60 million pretax write-off for Connecticut Light & Power immediately following the merger, a 50 percent/50 percent sharing between customers and shareholders of Connecticut Light & Power earnings above a return on equity of 11.3 percent through 2003, and various operational, employment, land use and customer service conditions. Connecticut Light & Power does not expect any of the conditions contained in the Connecticut regulatory approval to materially adversely affect its financial condition or its ability to service the transition property.

         Consolidated Edison has publicly indicated that it will continue to assess the Connecticut approval and the impact of the conditions imposed by the Connecticut approval along with other regulatory orders as they are issued and that it does not expect to make a final decision on whether to complete the merger until receiving and reviewing all information required to make its decision. The Attorney General of the State of Connecticut and the State of Connecticut Office of Consumer Counsel each have filed appeals from the Connecticut regulatory approval of the merger, claiming that the merger fails to meet statutory standards and is inconsistent with the public interest and that regulatory approval of the merger is unsupported by the record.

         A transition team consisting of employees of both Northeast Utilities and Consolidated Edison has been analyzing how best to combine the operations of the companies following the completion of the merger. This analysis has been directed at both efficiency concerns and also maintaining the present level of service provided by all Northeast Utilities and Consolidated Edison companies without interruption. Although mergers can affect the personnel, procedures, systems and business functions of the merging companies, the analysis performed by Northeast Utilities and Consolidated Edison to date does not indicate that completion of their proposed merger will adversely impact the forecasting, customer billing and collection functions at Connecticut Light & Power.


                                  UNDERWRITING

         The note issuer, Connecticut Light & Power and the underwriters for the offering named below have entered into an underwriting agreement relating to the certificates. Assuming that conditions in the underwriting agreement are met, each underwriter has severally agreed to purchase the respective principal amount of certificates indicated in the following table.

Name                       Class A-1  Class A-2  Class A-3  Class A-4  Class A-5
----                       ---------  ---------  ---------  ---------  ---------

Lehman Brothers Inc.
Salomon Smith Barney Inc.



Total

         Certificates sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The trust has been advised that the underwriters propose initially to offer the certificates to dealers at the initial public offering prices, less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and dealers may reallow a discount not to exceed the percentage of the certificate denomination set forth below:

CLASS                             SELLING CONCESSION        REALLOWANCE DISCOUNT
-----                             ------------------        --------------------
Class A-1....................
Class A-2....................
Class A-3....................
Class A-4....................
Class A-5....................

         After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change as a result of market trading.

         The certificates are a new issue of securities with no established trading market. They will not be listed on any securities exchange, with the exception of any floating rate class which may be listed on the Luxembourg Stock Exchange. The trust has been advised by the underwriters that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the ability of holders of the certificates to resell the certificates.

         In order to facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the certificates for their own account. In addition, to cover overallotments or to stabilize the price of the certificates, the underwriters may bid for and purchase the certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the certificates in the offering, if the syndicate repurchases previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and if commenced, may end any of these activities at any time.

         The note issuer and Connecticut Light & Power have agreed to indemnify the several underwriters, the State of Connecticut, the finance authority, the Treasurer of the State of Connecticut, the trustees and the trust against certain liabilities, including liabilities under the Securities Act of 1933.

         Lehman Brothers Inc., as financial advisor to the finance authority, has rendered certain financial advisory services to the finance authority in respect of this transaction and will receive a customary fee for such services. Salomon Smith Barney Inc., as financial advisor to Connecticut Light & Power, has rendered certain financial advisory services to Connecticut Light & Power in respect of this transaction and will receive a customary fee for such services.


                                     RATINGS

         The certificates will not be issued unless prior to closing they have been rated "AAA" / "AAA"/ "Aaa" by S&P, Fitch and Moody's, respectively.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on any certificates, and, accordingly, there can be no assurance that the ratings assigned to any series or class of certificates upon the initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of certificates is revised or withdrawn, the liquidity of this series or class of certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the certificates other than the payment in full of each series or class of certificates by the applicable final termination date for such series or class. Each rating of any series or class of certificates should be evaluated independently of any other rating.

         For so long as any floating rate class is listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the trust will notify the Luxembourg Stock Exchange if any rating assigned to those certificates is reduced or withdrawn and will cause this notice to be published in a daily newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.


        LISTING AND GENERAL INFORMATION RELATED TO FLOATING RATE CLASSES

         We will apply to list each floating rate class on the Luxembourg Stock Exchange. We will not apply to have any other class of certificates listed on any stock exchange. Purchasers of any class of floating rate certificates should not rely on these certificates being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with [ ], the Luxembourg listing agent for each floating rate class, [ ], Luxembourg, phone number [ ], referred to as the listing agent, to determine whether or not a particular floating rate class is listed on the Luxembourg Stock Exchange.

         In connection with the listing application, the certificate of incorporation and by-laws of Connecticut Light & Power, the certificate of formation and the limited liability company agreement of the note issuer, and the certificate of trust and the declaration of trust of the trust, as well as legal notice relating to the issuance of the certificates, will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained, free of charge, upon request. Once any floating rate class has been so listed, trading of those certificates may be effected on the Luxembourg Stock Exchange. Each floating rate class will be submitted for clearing through the facilities of DTC, Clearstream and Euroclear. See "Description of the Certificates - Certificates Will Be Issued in Book-Entry Form," which begins on page 68 of the accompanying prospectus.

         The International Securities Identification Number (ISIN), Common Code number and the CUSIP number for each floating rate class are as follows:

CLASS                           ISIN               COMMON CODE           CUSIP
-----                           ----               -----------           -----
Class A-_....................
Class A-_....................

         If any floating rate class is listed on the Luxembourg Stock Exchange, copies of the note indenture, the certificate indenture, the sale agreement, the servicing agreement, the note purchase agreement, the administration agreement, the reports of independent certified public accountants described under "Servicing - Evidence as to Compliance," which begins on page 50 of the accompanying prospectus, the documents listed under "Available Information," which begins on page 26 of the accompanying prospectus, and the reports referred to under "Reports to Holders," which begins on page 27 of the accompanying prospectus, and "Description of the Certificates - Reports to Certificateholders" which begins on page 66 of the accompanying prospectus, will be available free of charge at the offices of the certificate trustee in the City of New York and the listing agent in Luxembourg. Financial information regarding Connecticut Light & Power is included in its annual report on Form 10-K for the fiscal year ended December 31, 1999, and in its quarterly reports on Form 10-Q for the first three fiscal quarters of fiscal year 2000, and is also available at the offices of the certificate trustee in the City of New York and the listing agent in Luxembourg. For so long as any floating rate class is outstanding and listed on the Luxembourg Stock Exchange, copies of each annual report on Form 10-K and each quarterly report on Form 10-Q for subsequent fiscal years and quarters will also be available at the offices of the certificate trustee in the City of New York and the listing agent in Luxembourg.

         In the event that any floating rate class is listed on the Luxembourg Stock Exchange, certificated certificates are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

         According to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the floating rate certificates will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange will be cancelled.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION DATED __________, 2001
                                   PROSPECTUS

                                 CONNECTICUT RRB
                          SPECIAL PURPOSE TRUST CL&P-1
                           ISSUER OF THE CERTIFICATES

                           RATE REDUCTION CERTIFICATES
                               ISSUABLE IN CLASSES

                                CL&P FUNDING LLC
                               ISSUER OF THE NOTES

                     THE CONNECTICUT LIGHT AND POWER COMPANY
                               SELLER AND SERVICER

     See "Risk Factors," which begins on page 17, to read about factors you should consider before buying the certificates.

The trust may sell one or more classes of certificates as described in the prospectus supplement. Each certificate represents an interest in a related class of CL&P Funding LLC notes and, in the case of any class of floating rate certificates, a swap agreement. The assets of the trust will consist solely of the notes and each swap agreement relating to any class of floating rate certificates. The notes are secured primarily by the right to assess and collect all revenues arising from a non-bypassable usage-based charge included in the bills of retail users of The Connecticut Light and Power Company's electric distribution system.

Neither the certificates, the notes nor the property securing the notes is an obligation of the State of Connecticut or any political subdivision, governmental agency, authority or instrumentality of the State of Connecticut or of The Connecticut Light and Power Company or any of its affiliates, except for CL&P Funding LLC, which is an affiliate of The Connecticut Light and Power Company.

Neither the full faith and credit nor the taxing power of the State of Connecticut is pledged to the payment of principal of, or interest on, the certificates or the notes. Furthermore, the issuance of the certificates and the notes shall not directly, indirectly or contingently obligate the State of Connecticut or any political subdivision thereof to levy or to pledge any form of taxation thereof or to make any appropriation for their payment.

There currently is no secondary market for the certificates and there can be no assurance that a secondary market will develop.


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this Prospectus is ___________, 2001

                                TABLE OF CONTENTS

                                                     PAGE

Prospectus Summary..................................   4
Parties to Transactions.............................   5
Allocations and Payments From the Collection
  Account...........................................  14
Risk Factors.......................................   17
Available Information..............................   26
Reports to Holders.................................   27
Incorporation of Documents by Reference............   27
Energy Deregulation and New Connecticut
  Market Structure.................................   27
Statutory Overview.................................   27
Restructuring Decision.............................   28
Exit Fees..........................................   28
Third Party Billing Options........................   29
Federal Initiatives................................   29
Description of the Transition Property.............   30
Financing Order and Issuance Advice Letter.........   30
Transition Property................................   31
Competitive Transition Assessment..................   31
Adjustments to the RRB Charge......................   32
Pledge by the State of Connecticut.................   33
No Impairment by Department of Public
  Utility Control..................................   33
Sale and Assignment of Transition Property.........   34
Seller Representations and Warranties and
  Repurchase Obligation............................   34
Bankruptcy and Creditors' Rights Issues............   37
The Trust..........................................   38
Office of the State Treasurer of the State of
  Connecticut......................................   39
The Note Issuer....................................   39
Officers and Directors.............................   40
The Seller and Servicer............................   41
Connecticut Light & Power Revenues,
  Customer Base and Energy Consumption.............   42
Estimated Consumption and Variances................   43
Billing and Collections............................   43
Loss Experience....................................   45
Aging Receivables..................................   45
Servicing..........................................   46
Servicing Procedures...............................   46
Servicing Standards and Covenants..................   46
Remittances to Collection Account..................   47
Servicing Compensation.............................   47
Third Party Suppliers..............................   48
Servicer Representations and Warranties............   49
Statements by Servicer.............................   50
Evidence as to Compliance..........................   50
Matters Regarding the Servicer.....................   50
Servicer Defaults..................................   51
Rights When Servicer Defaults......................   51
Waiver of Past Defaults............................   52
Successor Servicer.................................   52
Amendment..........................................   52
Description of the Notes...........................   53
Security...........................................   53
Collection Account.................................   53
Interest and Principal.............................   54
Optional Redemption................................   55
Mandatory Redemption...............................   55
Overcollateralization Subaccount...................   55
Capital Subaccount.................................   56
Reserve Subaccount.................................   56
Allocations and Payments...........................   56
Actions by Noteholders.............................   58
Note Events of Default; Rights on Note Event
  of Default.......................................   58
Covenants of the Note Issuer.......................   60
Reports to Noteholders.............................   62
Annual Compliance Statement........................   62
Description of the Certificates....................   62
Payments...........................................   63
Voting of the Certificates.........................   64
Events of Default..................................   64
Redemption.........................................   66
Reports to Certificateholders......................   66
Supplemental Certificate Indentures................   67
List of Certificateholders.........................   68
Registration and Transfer of the Certificates......   68
Certificates Will Be Issued in Book-Entry
  Form.............................................   68
Certificated Certificates..........................   71
Federal Income Tax Consequences....................   72
General............................................   72
Treatment of the Certificates......................   73
Taxation of U.S. Fixed Rate
  Certificateholders...............................   73
Taxation of U.S. Floating Rate
  Certificateholders...............................   74
Sale or Exchange of Fixed Rate
  Certificates.....................................   76
Sale or Exchange of Floating Rate
  Certificates.....................................   76
Non-U.S. Certificateholders........................   76
Information Reporting and Backup
  Witholding.......................................   77
State Taxation.....................................   78
ERISA Considerations...............................   78
Prohibited Transactions............................   79
Plan Asset Regulation..............................   79
Conclusion.........................................   80
Use of Proceeds....................................   80
Plan of Distribution...............................   80
Legal Matters......................................   81
Experts............................................   81
Index to Financial Statements.....................   F-1

                                IMPORTANT NOTICE

                      ABOUT INFORMATION IN THIS PROSPECTUS


         This prospectus and the related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction where it is not lawful to do so.

         References to the "finance authority" refer to the State of Connecticut, acting through the Office of the State Treasurer of the State of Connecticut.

         References to the "trust" refer to Connecticut RRB Special Purpose Trust CL&P-l, the issuer of the certificates.

         References to the "note issuer" refer to CL&P Funding LLC, the issuer of the notes.

         References to the "seller" refer to The Connecticut Light and Power Company and any successor seller under the sale agreement described in this prospectus.

         References to the "servicer" refer to The Connecticut Light and Power Company and any successor servicer under the servicing agreement described in this prospectus.

         References to the "Delaware trustee" refer to the trustee of the trust. References to the "certificate trustee" refer to the trustee under the certificate indenture. References to the "note trustee" refer to the trustee under the note indenture.

         References to the "swap agreement" refer to any interest rate exchange agreement executed to permit the issuance of floating rate certificates. References to the "swap counterparty" refer to the provider of any swap agreement. The prospectus supplement indicates whether the trust will issue floating rate certificates.

         We include cross-references to sections where you can find additional information. Check the table of contents to locate these sections.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read both this prospectus and the prospectus supplement before you buy the certificates.

Transaction Overview............        Connecticut law permits electric
                                        companies, such as Connecticut Light &
                                        Power, to recover the costs of
                                        investments and obligations that cannot
                                        be recouped through market-based rates
                                        in a competitive electricity generation
                                        market. These costs are known as
                                        "stranded costs." An electric company
                                        recovers stranded costs through a charge called a "competitive transition assessment," which is a non-bypassable usage-based charge assessed on all classes of retail users of the electric company's distribution system (subject to certain limited customer exemptions described herein).

                                        Connecticut law permits special purpose
                                        entities formed by electric companies to issue securities secured by the right to receive the revenues arising from the competitive transition assessment (or a portion of the competitive transition assessment), if doing so would save money for the electric company's ratepayers. This right is referred to as the "transition property." See "Description of the Transition Property," which begins on page 30.

                                        The following sets forth the primary
                                        steps of the transaction underlying the
                                        offering of the certificates:

                                        o    Connecticut Light & Power will sell
                                             the transition property to the note
                                             issuer in exchange for the net
                                             proceeds from the sale of the
                                             notes.

                                        o    The note issuer will sell the notes
                                             to the trust in exchange for the
                                             net proceeds from the sale of the
                                             certificates.

                                        o    The trust, whose sole assets are
                                             the notes and, in the case of a
                                             class of floating rate
                                             certificates, a swap agreement,
                                             will sell the certificates to the
                                             underwriters named in the
                                             prospectus supplement.

                                        o    Connecticut Light & Power will act
                                             as the servicer of the transition
                                             property and as the administrator
                                             of the note issuer.

                                        Neither the certificates, the notes nor
                                        the property securing the notes is an
                                        obligation of the State of Connecticut
                                        or any political subdivision,
                                        governmental agency, authority or
                                        instrumentality of the State of
                                        Connecticut or of Connecticut Light &
                                        Power or any of its affiliates, except
                                        for CL&P Funding LLC, which is an
                                        affiliate of Connecticut Light & Power.


                                        Neither the full faith and credit nor
                                        the taxing power of the State of
                                        Connecticut is pledged to the payment of principal of, or interest on, the certificates or the notes. Furthermore, the issuance of the certificates and the notes shall not directly, indirectly or contingently obligate the State of Connecticut or any political subdivision thereof to levy or to pledge any form of taxation thereof or to make any appropriation for their payment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following diagram shows the parties to the transactions related to this offering and summarizes their roles and their relationships to each other:

                             PARTIES TO TRANSACTIONS

                           Parties to note indenture               -------------------      -------------------
---------------------     governing issuance of notes              |   CERTIFICATE   |      |     FINANCE     |
|   NOTE TRUSTEE    |------------------------------------          |    TRUSTEE      |      |    AUTHORITY    |
---------------------                                   |          -------------------      -------------------
                                                        |                   |                        |
                             Sale of transition         |       Parties to  |                        |
---------------------         property for net          |      certificate  |           Parties to   |
|      SELLER       |/    proceeds of sale of notes     |       indenture   |           declaration  |
| Connecticut Light |------------------------------     |       governing   |            of trust    |
|      & Power      |\                            |     |      issuance of  |          forming trust |
---------------------                             |     |      certificates |                        |
                                                 \|/    |                   |               -------------------
---------------------                   ---------------------               |               |     DELAWARE    |
|     SERVICER      |                   |                   |               |               |      TRUSTEE    |
| Connecticut Light |-------------------|    NOTE ISSUER    |               |               -------------------
|      & Power      |   Servicing of    | CL&P Funding LLC  |               |                        |
---------------------    transition     |                   |               |                        |
                        property for    |   Sole Member:    |               |               -------------------
                        servicing fee   | Connecticut Light |               ----------------|      TRUST      |
                                        |      & Power      |/                             \| Connecticut RRB |
                                        |                   |-------------------------------| Special Purpose |
                                        ---------------------\      Sale of notes for      /|  Trust CL&P-1   |
                                              |                       net proceeds of \\\\\\-------------------
                                              |                           sale of     \             /|\
                                              |                        certificates   \              |
                                              |                                       \    Sale of   |
                                              |                                       \ certificates |
                                              |                                       \   for cash   |
                                              |                                       \              |
                                              |                      \\\\\\\\\\\\\\\\\\             \|/
---------------------                         |                      \                      -------------------
|   ADMINISTRATOR   |                         |                      \                      |   UNDERWRITERS  |
| Connecticut Light |--------------------------                      \                      -------------------
|      & Power      |    Administration of note issuer               \                              /|\
---------------------       for administration fee                   \                               |
                                                                     \                     Sale of   |
                                                                     \                  certificates |
                                                                     \                    for cash   |
                                                         \\\\\\\\\\\\\\\\\\\\\\\\\                   |
                                                         \         SWAP          \                  \|/
                                                         \     COUNTERPARTY      \          -------------------
                                                         \ (to be named, if any) \          |     INVESTORS   |
                                                         \\\\\\\\\\\\\\\\\\\\\\\\\          -------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors....................        You should consider, among other things,
                                        the following material risks of
                                        investing in the certificates. These
                                        risks may delay the payment of principal of and interest on the certificates or cause you to suffer a loss on your investment.

                                        o    Payments on the notes and, in the
                                             case of any class of floating rate
                                             certificates, payments on the
                                             related swap agreement, are the
                                             sole source of payments on the
                                             certificates.

                                        o    There may be challenges that
                                             attempt to limit, alter or amend
                                             either the Department of Public
                                             Utility Control's order creating
                                             the transition property or the
                                             provisions of the restructuring
                                             statute that make the order
                                             irrevocable.

                                        o    Because the rate of collections
                                             arising from the transition
                                             property is based on the amount of
                                             electricity consumed by customers,
                                             these collections may be
                                             insufficient to make required
                                             payments on the certificates.

                                        o    If there is an event of default on
                                             the notes and the certificates, the
                                             note trustee is unlikely to be able
                                             to resell the transition property.

                                        o    If Connecticut Light & Power were
                                             to cease servicing the transition
                                             property, it might be difficult to
                                             find a suitable successor servicer.

                                        o    If Connecticut Light & Power were
                                             to become a debtor in a bankruptcy
                                             case, a court could hold that the
                                             transition property is Connecticut
                                             Light & Power's property and may be
                                             reached by its creditors.

                                        For a more detailed discussion of these
                                        and other material risks of investing in the certificates, you should carefully read the discussion under "Risk Factors," which begins on page 17.

Seller and Servicer.............        Connecticut Light & Power is an electric
                                        distribution company that provides
                                        electric service to retail customers in
                                        149 cities and towns in Connecticut.
                                        Connecticut Light & Power is a wholly
                                        owned subsidiary of Northeast Utilities.
                                        Northeast Utilities has entered into a
                                        merger agreement with Consolidated
                                        Edison, Inc. pursuant to which Northeast
                                        Utilities will become a wholly owned
                                        subsidiary of Consolidated Edison. The
                                        merger agreement contains various
                                        conditions to the completion of the
                                        merger, including the receipt of
                                        approvals from state and federal
                                        regulatory bodies. The prospectus
                                        supplement contains current information
                                        about the status of the proposed merger.

                                        See "The Seller and Servicer," which
                                        begins on page 41.

The Certificates................        Connecticut RRB Special Purpose Trust
                                        CL&P-1 Rate Reduction Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        The trust may issue the certificates in
                                        one or more classes under the
                                        certificate indenture between the trust
                                        and the certificate trustee. One or more classes of certificates may accrue interest at floating rates. These certificates are referred to as "floating rate certificates." The prospectus supplement indicates whether the trust will issue floating rate certificates. Each class of certificates will represent fractional undivided beneficial interests in the related class of notes, the proceeds of that class of notes and, in the case of floating rate certificates, a related swap agreement and its proceeds. Holders of each class of certificates will receive payments received by the trust on the related class of notes or, in the case of floating rate certificates, payments on a related swap agreement. These payments will be the only source of payments on a class of certificates.

Issuer of Certificates..........        Connecticut RRB Special Purpose Trust
                                        CL&P-1.

Certificate Trustee.............        Named in the prospectus supplement.

Delaware Trustee................        Named in the prospectus supplement.

The Notes.......................        CL&P Funding LLC Notes.

                                        Each class of notes and the related
                                        class of certificates will have the same aggregate principal amount, expected amortization schedule, maturity date and interest rate, as described in the prospectus supplement. The notes will be secured primarily by the transition property.

Note Issuer.....................        CL&P Funding LLC, 107 Selden Street,
                                        Berlin, Connecticut 06037-1616. The note issuer's telephone number is (860)
                                        665-5000.

Note Trustee....................        Named in the prospectus supplement.

Interest........................        Interest on each class of certificates
                                        will accrue at the interest rate
                                        specified in the prospectus supplement.
                                        The certificate trustee will pay
                                        interest accrued on each class of
                                        certificates on each payment date, to
                                        the extent of interest paid on the
                                        related class of notes or, in the case
                                        of floating rate certificates, payments
                                        on any related swap agreement.

Principal.......................        The certificate trustee will pay
                                        principal of each class of certificates
                                        in the amounts and on the payment dates
                                        specified in the expected amortization
                                        schedule in the prospectus supplement,
                                        but only to the extent of principal paid on the related class of notes. See
                                        "Description of the Notes - Allocations
                                        and Payments," which begins on page 56,
                                        and "Description of the Certificates -
                                        Payments," which begins on page 63.

                                        On any payment date, the certificate
                                        trustee will pay principal it has
                                        received on the notes only until the
                                        outstanding principal balances of the
                                        various classes of certificates have
                                        been reduced to the principal balances
                                        specified for those classes in the
                                        expected amortization schedule. If cash
                                        is not available, however, the
                                        certificate trustee will pay principal
                                        of a class of certificates later than
                                        set forth in the expected amortization
                                        schedule. If a note event of default has

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        occurred and is continuing, under the
                                        certificate indenture the certificate
                                        trustee may, and upon the written
                                        direction of the holders of at least a
                                        majority in principal amount of the
                                        outstanding certificates will, vote all
                                        of the notes in favor of declaring the
                                        unpaid principal amount of the
                                        outstanding notes and accrued interest
                                        to be due and payable. See "Description
                                        of the Certificates - Events of
                                        Default," which begins on page 64.

RRB Charge......................        The restructuring statute allows
                                        Connecticut Light & Power, as well as
                                        other utilities providing electricity to consumers in Connecticut, to recover certain stranded costs through the collection of a competitive transition assessment included in the bills of all classes of retail users of the utility's retail distribution system (subject to certain limited customer exemptions described under "Description of the
                                        Transition Property - Competitive
                                        Transition Assessment," which begins on
                                        page 31). Pursuant to the restructuring
                                        statute, Connecticut Light & Power has
                                        obtained from the Department of Public
                                        Utility Control, which regulates
                                        electric companies in Connecticut,
                                        decisions that approve certain of
                                        Connecticut Light & Power's stranded
                                        costs for recovery through collection of the competitive transition assessment.
                                        These decisions are known collectively
                                        as a "restructuring decision."

                                        The restructuring statute also
                                        authorizes electric utilities to
                                        securitize certain stranded costs.
                                        Pursuant to this authorization,
                                        Connecticut Light & Power has obtained
                                        from the Department of Public Utility
                                        Control an order, known as a "financing
                                        order," which establishes the stranded
                                        costs (as well as the costs of issuing,
                                        servicing and retiring the notes and the certificates) that will be financed through this transaction. Pursuant to the financing order, the right to collect and assess a portion of the competitive transition assessment will be sold to the note issuer in exchange for the net proceeds of the notes. This portion of the competitive transition assessment is referred to as the "RRB charge."

                                        The RRB charge is non-bypassable in that customers must pay it whether or not they purchase electricity from Connecticut Light & Power or a third party supplier of electricity, and whether or not their distribution system is being operated by Connecticut Light & Power or a successor distribution company.

                                        "Description of the Transition
                                        Property," which begins on page 30.

Customers.......................        All five classes of retail users of
                                        Connecticut Light & Power's distribution system - residential, commercial, industrial, street lighting and railroad.

Adjustment to the RRB Charge....        The servicer will calculate and set the
                                        RRB charge at least annually and, in the last year that the certificates are scheduled to be outstanding, at least quarterly at a level estimated to generate sufficient revenues:

                                        o    to pay fees and expenses (including
                                             indemnities) related to servicing
                                             and retiring the notes and
                                             certificates;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        o    to pay interest on the notes;

                                        o    to pay principal of each class of
                                             notes according to its expected
                                             amortization schedule; and

                                        o    to fund the overcollateralization
                                             subaccount to the required
                                             overcollateralization level and to
                                             replenish the capital subaccount to
                                             the required capital level.

                                        The servicer will file a request for an
                                        increase or decrease in the RRB charge
                                        at least 15 days before the beginning of each calendar year and, in the last year that the certificates are scheduled to be outstanding, at least 15 days before the end of each calendar quarter. This request is referred to as a "routine true-up letter." The servicer may also file routine true-up letters, before the last year that the certificates are scheduled to be outstanding, quarterly or, in the last year that the certificates are scheduled to be outstanding, monthly. In addition, the servicer may file a non-routine true-up letter to revise its method for calculating the RRB charge.

                                        Adjustments to the RRB charge will be
                                        performed on a system-wide basis (i.e.,
                                        across customer classes rather than on a class-by-class basis) in accordance with the restructuring statute.

                                        See "Description of the Transition
                                        Property - Adjustments to the RRB
                                        Charge," which begins on page 32.

State Pledge....................        The State of Connecticut has pledged and
                                        agreed with the owners of transition
                                        property and holders of rate reduction
                                        bonds (including the note issuer and the holders of the certificates) that the state will neither limit nor alter the competitive transition assessment, transition property, financing orders, and all rights thereunder until the obligations, together with interest thereon, are fully met and discharged;
                                        however, this pledge does not preclude
                                        the limitation or alteration if and when adequate provision shall be made by law for the protection of the owners and holders. See "Description of Transition
                                        Property - Pledge by the State of
                                        Connecticut," which begins on page 33.

Optional Redemption.............        The note issuer may redeem the notes,
                                        and cause the trust to redeem the
                                        certificates, on any payment date if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on a payment date) is less than 5 percent of the initial principal balance of the notes. Upon redemption, the note issuer will pay an aggregate amount equal to the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. See "Description of the Certificates - Redemption," which begins on page 66.

Mandatory Redemption............        If the seller is required to, or elects
                                        to, repurchase the transition property
                                        as a result of the breach of seller
                                        representations under the circumstances
                                        described under "Description of the
                                        Transition Property - Seller
                                        Representations and Warranties and
                                        Repurchase Obligation," which begins on
                                        page 34, the note issuer will redeem the notes on or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        before the fifth business day following
                                        the repurchase of the transition
                                        property. The trust will redeem the
                                        certificates on the date the notes are
                                        redeemed. The redemption price of the
                                        certificates is the outstanding
                                        principal balance of the certificates
                                        plus accrued but unpaid interest as of
                                        the redemption date.

Collection Account and
Subaccounts.....................        The note issuer will establish a
                                        collection account to hold payments
                                        arising from the RRB charge as well as
                                        the capital contribution to the note
                                        issuer. The collection account will
                                        consist of four subaccounts:

                                        o    a general subaccount;

                                        o    a reserve subaccount;

                                        o    an overcollateralization subaccount
                                             for the overcollateralization
                                             amount; and

                                        o    a capital subaccount for capital
                                             contributions to the note issuer.

                                        All amounts in the collection account
                                        not allocated to any other subaccount
                                        will be allocated to the general
                                        subaccount. Withdrawals from and
                                        deposits to these subaccounts will be
                                        made as described under "Description of
                                        the Notes - Allocations and Payments,"
                                        which begins on page 56.

Overcollateralization
 Subaccount.....................        The servicer will collect, and the note
                                        trustee will deposit into the
                                        overcollateralization subaccount, the
                                        overcollateralization amount specified
                                        in the prospectus supplement to enhance
                                        the likelihood that payments on the
                                        notes will be made on a timely basis.


                                        The note trustee will hold the
                                        overcollateralization amount for all
                                        classes of notes in the
                                        overcollateralization subaccount. The
                                        note trustee will draw on amounts in the overcollateralization subaccount to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates.

Capital Subaccount..............        Prior to the issuance of the notes,
                                        Connecticut Light & Power will
                                        contribute capital to the note issuer in the amount specified in the prospectus supplement. The note issuer will deposit the capital into the capital subaccount.
                                        The note trustee will draw on amounts in the capital subaccount to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to pay scheduled payments of principal of and interest on the notes and the fees and expenses
                                        (including indemnities) relating to
                                        servicing and retiring the notes and the certificates. Funds withdrawn from the capital subaccount will be replenished on subsequent payment dates if payments arising from the RRB charge exceed amounts required for other uses having a higher priority of payment. See
                                        "Description of the Notes - Allocations
                                        and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Payments," which begins on page 56.

Reserve Subaccount..............        The note trustee will allocate to the
                                        reserve subaccount any amounts remitted
                                        to the collection account exceeding the
                                        amounts necessary to:

                                        o    pay fees and expenses (including
                                             indemnities) related to servicing
                                             and retiring the notes and
                                             certificates;

                                        o    pay principal of and interest on
                                             the notes;

                                        o    fund the capital subaccount to the
                                             required capital level; and

                                        o    fund the overcollateralization
                                             subaccount to the required
                                             overcollateralization level.

                                        The note trustee will draw on amounts in the reserve subaccount to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above.

Remittances to Collection
Account.........................        Starting with collections that are
                                        received on the first business day that
                                        is at least 45 days after the first day
                                        on which Connecticut Light & Power
                                        imposes the RRB charge, the servicer
                                        will remit daily to the note trustee,
                                        within 2 business days after receipt, an amount equal to the RRB charges collected (calculated based on the servicer's remittance methodology). See
                                        "Servicing - Remittances to Collection
                                        Account," which begins on page 47.

Allocations and Payments of
Amounts in the Collection
Account.........................        On each payment date, or for any amount
                                        payable under clauses (1) through (4)
                                        below, on any business day, the note
                                        trustee will apply all amounts on
                                        deposit in the collection account,
                                        including net earnings on those amounts
                                        (other than on amounts in the capital
                                        subaccount) to pay the following amounts in the following priority:

                                        (1)  all amounts owed by the note issuer
                                             to the note trustee, the Delaware
                                             trustee, the certificate trustee,
                                             the trust and the finance authority
                                             will be paid, subject, in each
                                             case, to any limitation on such
                                             payment described in the note
                                             indenture;

                                        (2)  the servicing fee and all unpaid
                                             servicing fees from prior payment
                                             dates will be paid to the servicer;

                                        (3)  the administration fee and all
                                             unpaid administration fees from
                                             prior payment dates will be paid to
                                             the note issuer's administrator;

                                        (4)  so long as no note default or note
                                             event of default has occurred and
                                             is continuing or would result from
                                             such payment, all fees and expenses
                                             (including indemnities) payable by
                                             the note issuer to persons other
                                             than those specified in clauses (1)
                                             through (3) above will be paid,
                                             provided that the total amount paid
                                             for such other fees and expenses
                                             (including indemnities) since the
                                             previous payment date and on the
                                             current payment date may not,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             in the aggregate, exceed $100,000;

                                        (5)  (A) any overdue interest (together
                                             with, to the extent lawful,
                                             interest on such overdue interest
                                             at the applicable note interest
                                             rate) and (B) interest currently
                                             due and payable, will be
                                             transferred to the certificate
                                             trustee, as noteholder, for payment
                                             to the certificateholders or, in
                                             the case of any floating rate
                                             certificates, the related swap
                                             counterparty;

                                        (6)  (A) principal due and payable (x)
                                             as a result of a note event of
                                             default or (y) on the final
                                             maturity date of a class of notes
                                             and (B) scheduled principal due and
                                             payable on that payment date, will
                                             be transferred to the certificate
                                             trustee, as noteholder, for payment
                                             to the certificateholders;

                                        (7)  unpaid fees and expenses (including
                                             indemnities) payable by the note
                                             issuer will be paid to the persons
                                             entitled thereto;

                                        (8)  the amount, if any, by which the
                                             capital subaccount needs to be
                                             funded to equal the required
                                             capital level as of that payment
                                             date (disregarding for this purpose
                                             any interest earnings held in the
                                             capital subaccount) will be
                                             allocated to the capital
                                             subaccount;

                                        (9)  the amount, if any, by which the
                                             overcollateralization subaccount
                                             needs to be funded to equal the
                                             required overcollateralization
                                             level as of that payment date will
                                             be allocated to the
                                             overcollateralization subaccount;
                                             and

                                        (10) the balance, if any, will be
                                             allocated to the reserve subaccount
                                             for payment on subsequent payment
                                             dates.

                                        Following the repayment of all notes and certificates, any amounts remaining in the collection account will be released to the note issuer.

                                        In the case of any deficiency in the
                                        amount required under clause (5) above,
                                        amounts available to make payments under clause (5) above will be allocated among each class of notes pro rata based upon the respective amounts of interest owed on the notes of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of notes held. In the case of any deficiency in the amount required under clause (6) above, amounts available to make payments under clause (6) above will be allocated among each class of notes pro rata based upon the respective principal amount of notes due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of notes held.

                                        If on any payment date, or for any
                                        amounts payable under clauses (1)
                                        through (4) above, on any business day,
                                        funds on deposit in the general
                                        subaccount are insufficient to make the
                                        payments

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        contemplated by clauses (1) through (6)
                                        above, the note trustee will:

                                        o    first, draw from amounts on deposit
                                             in the reserve subaccount

                                        o    second, draw from amounts on
                                             deposit in the
                                             overcollateralization subaccount;
                                             and

                                        o    third, draw from amounts on deposit
                                             in the capital subaccount;

                                        up to the amount of the shortfall, in
                                        order to make the payment described
                                        above. In addition, if on any payment
                                        date funds on deposit in the general
                                        subaccount are insufficient to make the
                                        allocations described in clauses (8) and
                                        (9) above, the note trustee will draw
                                        from amounts on deposit in the reserve
                                        subaccount to make the required
                                        allocations.

                                        If the amount in the capital subaccount
                                        on the last day of any month exceeds the required capital level, the note trustee will pay such excess amount to the note issuer upon request. See "Description of the Notes - Allocations and Payments," which begins on page 56.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The following diagram provides a general summary of the flow of funds from the customers through the servicer to the collection account, and the various allocations from the collection account:

              ALLOCATIONS AND PAYMENTS FROM THE COLLECTION ACCOUNT

                                               -------------------------
                                               |       CUSTOMERS       |
                                               -------------------------
                                                           |
                                                           |      Payments to the servicer in
                                                           |      respect of the RRB charge
                                                          \|/
                                               -------------------------
                                               |        SERVICER       |
                                               -------------------------
                                                           |
                                                           |      Daily remittance of estimated payments
                                                           |      arising from the RRB charge
                                                          \|/
                                               -------------------------
                                               |       COLLECTION      |
                                               |        ACCOUNT        |
                                               -------------------------
                                                           |      Application of amounts in collection account, including
                                                           |      net earnings (other than net earnings on the capital
                                                           |      subaccount), as follows:
                                                          \|/
        ----------------------------------------------------------------------------------------------------------------------
        |                  |                    |                     |                  |                     |             |
       \|/                \|/                  \|/                   \|/                \|/                   \|/            |
      -----              -----                -----                 -----              -----                 -----           |
      | 1 |              | 2 |                | 3 |                 | 4 |              | 5 |                 | 6 |           |
      -----              -----                -----                 -----              -----                 -----           |
                                                                                                                             |
-----------------  -----------------  ----------------------  -----------------  -----------------  -----------------------  |
|      NOTE     |  |   SERVICER:   |  |   ADMINISTRATOR:   |  |      NOTE     |  |   CERTIFICATE |  |     CERTIFICATE     |  |
|    TRUSTEE,   |  | Servicing fee |  | Administration fee |  |     ISSUER:   |  |   HOLDERS OR  |  |       HOLDERS:      |  |
|    DELAWARE   |  -----------------  ----------------------  |    Fees and   |  |      SWAP     |  | o Principal         |  |
|    TRUSTEE,   |                                             |    expenses   |  |    COUNTER-   |  |   following         |  |
|  CERTIFICATE  |                                             |     (not to   |  |     PARTY:    |  |   event of          |  |
|    TRUSTEE,   |                                             |     exceed    |  |    Interest   |  |   default or        |  |
|     TRUST,    |                                             |   $100,000)   |  -----------------  |   on final maturity |  |
|    FINANCE    |                                             -----------------                     |   date              |  |
|   AUTHORITY:  |                                                                                   | o Scheduled         |  |
|    Fees and   |                                                                                   |   principal         |  |
|    expenses   |                                                                                   |   payments          |  |
-----------------                                                                                   -----------------------  |
                                                                                                                             |
        ----------------------------------------------------------------------------------------------------------------------
        |                               |                                    |                                 |
       \|/                             \|/                                  \|/                               \|/
      -----                           -----                                -----                             -----
      | 10|                           | 9 |                                | 8 |                             | 7 |
      -----                           -----                                -----                             -----

-----------------           -------------------------           --------------------------            ------------------
|    RESERVE    |           |          OVER-        |           |         CAPITAL        |            |      NOTE      |
|  SUBACCOUNT:  |           |    COLLATERALIZATION  |           |       SUBACCOUNT:      |            |     ISSUER:    |
| All remaining |           |       SUBACCOUNT:     |           | Up to required capital |            |  Unpaid fees   |
|    amounts    |           |     Up to required    |           |   level (disregarding  |            |  and expenses  |
-----------------           | overcollateralization |           |  any interest earnings |            ------------------
                            |          level        |           |   held in the capital  |
                            -------------------------           |      subaccount)       |
                                                                --------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Servicing.......................        The servicer will service and manage the
                                        transition property and receive payments arising from the RRB charge in the same manner that it services bill collections for its own account and the accounts it services for others, if any.

Servicing Compensation..........        The servicer will be entitled to receive
                                        an annual servicing fee in an amount
                                        equal to:

                                        o    0.05 percent of the initial
                                             principal balance of the notes; or

                                        o    up to 1.25 percent of the initial
                                             principal balance of the notes if
                                             the RRB charge is billed separately
                                             to customers by a successor
                                             servicer.

                                        The note trustee will pay the servicing
                                        fee in quarterly installments on each
                                        payment date.

Tax Status of the
  Certificates..................        For federal income tax purposes, the
                                        trust will be treated as a "grantor
                                        trust," and thus not taxable as a
                                        corporation. Each class of certificates
                                        bearing a fixed interest rate will be
                                        treated as representing ownership of an
                                        interest in the related class of notes
                                        for federal income tax purposes. Each
                                        class of floating rate certificates will be treated as representing ownership of an interest in the related class of notes and related swap agreement.
                                        Interest and original issue discount, if any, on the certificates generally will be included in gross income for federal income tax purposes. All holders of floating rate certificates, and all individual holders in particular, should seriously consider making an election to "integrate" the related notes and related swap agreement for tax purposes by making a notation on their books and records on or before the date the floating rate certificates are acquired.
                                        Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. See "Federal Income
                                        Tax Consequences," which begins on page
                                        72. Interest on the certificates is
                                        exempt from Connecticut personal income
                                        taxes. See "State Taxation," which
                                        begins on page 78.

Ratings.........................        The certificates will not be issued
                                        unless prior to closing they have been
                                        rated "AAA" / "AAA"/ "Aaa" by S&P, Fitch and Moody's, respectively.

                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating agency. No person
                                        is obligated to maintain any rating on
                                        any certificates, and, accordingly,
                                        there can be no assurance that the
                                        ratings assigned to any series or class
                                        of certificates upon the initial
                                        issuance will not be revised or
                                        withdrawn by a rating agency at any time thereafter. If a rating of any series or class of certificates is revised or withdrawn, the liquidity of this series or class of certificates may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the certificates other than the payment in full of each series or class of certificates by the applicable final termination date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        for such series or class. Each rating of any series or class of certificates should be evaluated independently of any other rating.

                                        For so long as any of the certificates
                                        are listed on the Luxembourg Stock
                                        Exchange and the rules of that exchange
                                        so require, the trust will notify the
                                        Luxembourg Stock Exchange if any rating
                                        assigned to any class of certificates
                                        listed on the Luxembourg Stock Exchange
                                        is reduced or withdrawn and will cause
                                        such notice to be published in a daily
                                        newspaper published in Luxembourg, which is expected to be the Luxemburger Wort.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider carefully the following factors before you decide whether to buy the certificates:

CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF LIMITED SOURCES OF PAYMENT FOR THE CERTIFICATES AND LIMITED CREDIT ENHANCEMENT

         You could experience payment delays or losses on the certificates because payments on the notes and any swap agreements are the sole source of payments on the certificates. The notes and any swap agreements are the sole assets of the trust. The transition property and the other note collateral, which is expected to be of relatively small value, are in turn the only sources of payments on the notes.

         There will be no form of credit enhancement for the certificates except for the right to adjust the RRB charge and amounts held in the overcollateralization subaccount, capital subaccount and reserve subaccount. We do not anticipate that the certificates will have the benefit of any liquidity facility or of any third-party credit enhancement, such as guarantees, letters of credit or insurance.

         If payments are not made on the certificates in a timely manner as a result of nonpayment of the related notes, the holders of at least a majority of the outstanding principal amount of the certificates may direct the certificate trustee to bring an action against the note issuer to foreclose on the transition property and the other note collateral securing the notes. There is not likely to be a market, however, for the sale of the transition property and the other note collateral.

CERTIFICATEHOLDERS COULD EXPERIENCE PAYMENT DELAYS OR LOSSES AS A RESULT OF AMENDMENT, REPEAL OR INVALIDATION OF THE RESTRUCTURING STATUTE OR BREACH OF THE STATE PLEDGE

         It is possible that legislative or judicial action could be taken, or attempted, to alter the transition property or the financing order. Uncertainty concerning the validity of the restructuring statute or the financing order or any aspect of the actions taken by the Department of Public Utility Control could result in delays in payment of the certificates, even if the validity of the restructuring statute and the actions taken by the Department of Public Utility Control were ultimately upheld. If legislative or judicial action were ultimately taken to invalidate any aspect of the restructuring statute or the financing order, you could suffer a loss on your investment in the certificates.

         The State of Connecticut has pledged to the note issuer and the certificateholders that it will not limit or alter the transition property or the financing order until the certificates are fully paid and discharged. See "Description of the Transition Property - Pledge by the State of Connecticut," beginning on page 33. The pledge does not, however, preclude the limitation or alteration of the transition property or the financing order if adequate provision is made by law for the protection of the note issuer and the certificateholders. It is unclear what "adequate provision" would be afforded to certificateholders by the state if such limitation or alteration were attempted. Measures taken to satisfy the requirement of adequate provision might adversely affect the price of the certificates, or the timing of receipt of payments with respect to the certificates.

    LEGISLATIVE ACTIONS

         Legislative action could be taken or proposed that would affect the restructuring statute or the financing order. We are not aware of any proposed or pending actions in the Connecticut legislature that would affect any of the provisions of the restructuring statute or the financing order.

         In the reasoned opinion of Pullman & Comley, LLC, counsel to the trust, under applicable constitutional principles relating to the impairment of contracts, Connecticut could not repeal or amend the restructuring statute by means of the legislative process, or take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the transition property or the certificateholders, absent a demonstration by Connecticut that an impairment is narrowly tailored and is necessary to advance an important public interest, such as responding to a "great public calamity."

         There have been numerous cases in which legislative or popular concerns with the burden of taxation or government charges have led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations entered into by public instrumentalities. Courts have not considered these concerns by themselves to provide sufficient justification for a substantial impairment of the pledged security provided by the taxes or governmental charges for the bonds or obligations. Based on the case law referred to above (which, however, does not address directly the certificates and the pledge described above), it would appear unlikely that Connecticut could reduce, modify or alter the transition property, or take or refuse to take any action regarding the transition property, in a manner that would substantially impair the rights of the owners of the transition property or the certificateholders.

         Nonetheless, we cannot assure you that a repeal or amendment of the restructuring statute will not be adopted or sought or that any action or refusal to act by the state of Connecticut will not occur, any of which may constitute a violation of the state's pledge with the owners of the transition property and the certificateholders. If a violation of this pledge occurred, costly and time-consuming litigation might ensue. Any litigation might adversely affect the price of the certificates and your ability to resell the certificates and might delay the timing of payments on the certificates. Moreover, given the lack of controlling judicial precedent directly addressing the certificates and the state's pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of payments on or incur a loss on your investment in the certificates.

         None of the trust, the note issuer or Connecticut Light & Power will indemnify you for any changes in the law that may affect the value of your certificates.

    COURT DECISIONS

         It is possible that private litigation could be brought to challenge the provisions of the restructuring statute relating to the issuance by the Department of Public Utility Control of a financing order, the creation or characterization of the transition property or the issuance of "rate reduction bonds," such as the certificates. We are not aware of any such litigation that is pending. If a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, it could adversely affect the validity of the certificates or the trust's ability to make payments on the certificates. In either case, you could suffer a loss on your investment in the certificates. Although the seller may be required to repurchase the transition property for a price equal to the outstanding principal amount of the notes and accrued interest if a court were to determine that the relevant provisions of the restructuring statute or the financing order are unlawful, invalid or unenforceable in whole or in part, we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so. For a description of the circumstances under which the seller will be required to repurchase the transition property, see "Description of the Transition Property
- Seller Representations and Warranties and Repurchase Obligation," which begins on page 34.

THE DEPARTMENT OF PUBLIC UTILITY CONTROL MAY TAKE ACTIONS THAT ADVERSELY AFFECT CERTIFICATEHOLDERS

         The Department of Public Utility Control will continue to regulate some aspects of the electric industry in Connecticut and may take actions that adversely affect certificateholders. For example, the Department of Public Utility Control will:

         o        regulate electric distribution companies,

         o set financial and other requirements for electric generation suppliers and other third parties, and

         o set customer billing guidelines and collection, metering and disclosure requirements for electric generation suppliers and other third parties.

         Actions taken by the Department of Public Utility Control pursuant to the regular exercise of its regulatory powers as described above could adversely affect the ability of the servicer to collect the RRB charge on a full and timely basis or impose financial constraints on the servicer that could lead it to default on its obligations.

         Also, the Department of Public Utility Control could revise or rescind any of its regulations or take other actions relating to the RRB charge or the transition property. Any such change in regulations or other action would be subject to the State of Connecticut's pledge not to limit or alter the RRB charges or the transition property without making adequate provision for the interests of the note issuer and the certificateholders. See "Description of the Transition Property - Pledge by the State of Connecticut," which begins on page
33. Any such change in regulations or other action also would be subject to the provision of the restructuring statute that prohibits the Department of Public Utility Control from revaluing or revising stranded costs, determining that the competitive transition assessment is unjust or unreasonable or in any way reducing or impairing the value of the transition property or revenues arising from its collection. See "Description of the Transition Property - No Impairment by Department of Public Utility Control," which begins on page 33. Connecticut Light & Power cannot predict whether the Department of Public Utility Control will make new regulations, the timing or content of any new Department of Public Utility Control regulations or any other actions relating to the RRB charge or the transition property that the Department of Public Utility Control might take in the future.

         Future Department of Public Utility Control regulations may affect the ratings of the certificates or their price. Those actions may also affect the rate of collections of RRB charges and, as a result, the amortization of certificates and their weighted average lives. As a result, certificateholders could suffer a loss of their investment.

         The servicer agrees, on behalf of the certificateholders, to take any action or proceeding necessary to compel performance by the Department of Public Utility Control or the State of Connecticut of any of their obligations or duties under the restructuring statute, the financing order or any true-up letter, including any actions reasonably necessary to block or overturn any attempts to cause a repeal or modification of the restructuring statute or the financing order or the rights of holders of the transition property by legislative enactment or constitutional amendment that would be adverse to the certificateholders. The servicer, however, may not be able to take those actions and any action the servicer is able to take may not be successful.

         Connecticut Light & Power, as servicer, is required to file with the Department of Public Utility Control routine true-up letters and non-routine true-up letters to adjust the RRB charge. See "Description of Transition Property - Adjustments to the RRB Charge," which begins on page 32. These adjustments are intended to provide, among other things, for timely payment on the certificates. Although the financing order approves Connecticut Light & Power's routine true-up methodology and indicates that routine RRB charge adjustments are to take effect within a specified period of time after the filing of the applicable routine true-up letter, the Department of Public Utility Control might challenge an adjustment contained in a routine true-up letter or may refuse to permit a routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. The Department of Public Utility Control also might challenge an adjustment contained in a non-routine true-up letter or might refuse to permit a non-routine adjustment to take effect, on the ground that the adjustment contains an error or for some other reason. Any such challenge or refusal by the Department of Public Utility Control could cause a delay in the payments on the certificates.

LITIGATION AND OTHER EVENTS IN JURISDICTIONS OTHER THAN CONNECTICUT COULD ADVERSELY AFFECT CERTIFICATEHOLDERS

         A legal action successfully challenging under the U.S. Constitution or other federal law a state restructuring statute similar to the Connecticut restructuring statute adopted by a jurisdiction other than Connecticut could establish legal principles that would serve as a basis to challenge the restructuring statute. Whether or not a subsequent court challenge to the restructuring statute would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the restructuring statute. Although the restructuring statute would not become invalid automatically as a result of a court decision invalidating another state's restructuring statute, such a decision could establish a legal precedent for a successful challenge to the restructuring statute that could adversely affect certificateholders. Accordingly, the market value of the certificates could be reduced. In addition, legal challenges or legislative, administrative, political or other actions in other states challenging stranded cost recovery or securitization as a means of stranded cost recovery could adversely affect the market for certificates. Legal challenges brought in jurisdictions other than Connecticut would not, however, directly affect the restructuring statute or the interests of the certificateholders. Similarly, legislative, administrative, political or other actions in other states (including such action in other states that have implemented a competitive market structure for the electric generation industry) would not directly impact the restructuring statute or the interests of certificateholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the ability of certificateholders to resell the certificates and impair their value. We cannot assure you that future challenges to stranded cost recovery or stranded cost recovery securitizations in other states will not significantly impair your ability to resell the certificates and the value of the certificates.

POSSIBLE FEDERAL PREEMPTION OF THE RESTRUCTURING STATUTE MAY PROHIBIT RECOVERY OF THE RRB CHARGE

         Federal preemption of the restructuring statute could prevent certificateholders from receiving payments on the certificates and cause a loss on their investment in the certificates. In the past, bills have been introduced in Congress to prohibit the recovery of charges similar to the RRB charge. Although Congress has not enacted any law that would prohibit the recovery of charges similar to the RRB charge, it may do so in the future. Enactment of a federal law prohibiting the recovery of charges similar to the RRB charge might have the effect of preempting the restructuring statute and thereby prohibiting the recovery of the RRB charge, which would cause delays and losses on the payments on the certificates.

         None of the trust, the note issuer or Connecticut Light & Power will indemnify you for any changes in federal law that may affect the value of your certificates.

A SHORTFALL IN RRB CHARGE PAYMENTS AS A RESULT OF INACCURATE FORECASTING OR UNANTICIPATED DELINQUENCIES COULD LEAD TO PAYMENT DELAYS OR LOSSES

         Because the RRB charge is assessed based on kilowatt-hours of electricity consumed by customers, a shortfall of payments arising from the RRB charge could result if the servicer inaccurately forecasts electricity consumption or underestimates customer delinquencies or charge-offs when setting the RRB charge, both initially and at the time of any periodic adjustment of the RRB charge. See "Description of the Transition Property - Adjustments to the RRB Charge," which begins on page 32. A shortfall could cause payments on the certificates to be made later than expected or not at all. As a result, principal of the certificates might not be paid according to the expected amortization schedule, which would lengthen the weighted average life of the certificates. In addition, a change in energy consumption by customers might also result in principal of the certificates not being paid by the final maturity date of the certificates or not being paid at all. For the same reasons, payments of interest on the certificates could also be delayed or not made. Although the RRB charge adjustment process is intended to mitigate these risks over the life of the notes and the certificates, the process may not prevent a temporary delay in payment.

         Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

         o warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

         o general economic conditions being worse than expected, causing customers to migrate from Connecticut Light & Power's or a successor distribution company's service territory or reduce their electricity consumption;

         o the occurrence of a natural disaster, such as a hurricane or blizzard, unexpectedly disrupting electrical service and reducing consumption;

         o problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

         o customers accounting for a significant portion of Connecticut Light & Power's revenues or sales ceasing to do business or leaving Connecticut Light & Power's or a successor distribution company's service territory;

         o customers consuming less electricity because of increased conservation efforts or technological change; or

         o customers accounting for a significant portion of Connecticut Light & Power's revenues or sales switching to self-generation or co-generation of electric power without being required to pay an exit fee sufficient to mitigate the revenues lost by their reduced consumption of electricity delivered by Connecticut Light & Power or a successor distribution company. See "Energy Deregulation and New Connecticut Market Structure," which begins on page 27.

         Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

         o limitations under Connecticut regulations on the methods Connecticut Light & Power is permitted to employ in investigating and determining the creditworthiness of new customers;

         o unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater charge-offs than expected or forcing Connecticut Light & Power or a successor distribution company to grant additional payment relief to more customers;

         o a change in law that makes it more difficult for Connecticut Light & Power or a successor distribution company to disconnect nonpaying customers, or that requires Connecticut Light & Power or a successor distribution company to apply more lenient credit standards in accepting customers; or

         o the introduction into the energy markets of less creditworthy third party energy suppliers who collect and remit payments arising from the RRB charge to the servicer on behalf of customers.

UNIQUE NATURE OF COLLATERAL MAY IMPAIR ABILITY TO REALIZE ON COLLATERAL

         If there is an event of default on the notes and the note trustee elects or is directed by the noteholders to foreclose on the transition property, the note trustee is unlikely to be able to resell the transition property because of its unique nature.

THE SELLER'S OBLIGATION TO PAY THE REPURCHASE PRICE UPON THE BREACH OF CERTAIN REPRESENTATIONS AND WARRANTIES MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

         Although the seller is required under certain limited circumstances to repurchase the transition property for a price equal to the outstanding principal amount of the notes and accrued interest, we cannot assure you that the seller would be able to repurchase the transition property if it were required to do so. In addition, if the seller becomes obligated to pay the repurchase price, the rating agencies are likely to downgrade the ratings on the certificates to reflect the greater uncertainty of payment and the fact that the obligation of the seller to repurchase the transition property is unsecured. For a description of the circumstances under which the seller will be required to repurchase the transition property, see "Description of the Transition Property
- Seller Representations and Warranties and Repurchase Obligation," which begins on page 34.

         The requirement to repurchase the transition property would arise if, among other things, there has been a breach of the seller's representations and warranties as of the closing date that:

         o the financing order under which the transition property has been created is in full force and effect and the issuance advice letter has been filed in accordance with the financing order;

         o the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

         o the certificateholders are entitled to the protections of the restructuring statute and, accordingly, the financing order is not revocable by the Department of Public Utility Control; or

         o        the transition property constitutes a property right.

The requirement to repurchase the transition property will arise only if a breach has a material adverse effect on certificateholders, and the breach:

         o continues beyond a 90-day grace period, if the seller then has an investment grade long term debt rating and agrees to pay any interest payments which become due on the notes during the 90-day period; or

         o continues beyond a 2 business day grace period, if the seller does not then have an investment grade long term debt rating, unless the seller deposits with the note trustee an amount sufficient to pay all interest payments which become due on the notes during the 90-day grace period.

The seller will not be in breach of the representations and warranties in the sale agreement as a result of a change in law by legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition. A repeal of the restructuring statute, an amendment voiding the transition property or the adoption of a federal statute prohibiting the recovery of stranded costs are examples of these changes in law. If any of these changes in law were to occur, the servicer, on behalf of the certificateholders, would be required to bring legal action, at the note issuer's expense, seeking to overturn the change.

ADDITIONAL ISSUANCES OF CERTIFICATES MAY AFFECT PAYMENTS ON OUTSTANDING CERTIFICATES

         The issuance of other certificates by a separate trust might delay or reduce the payments that you receive on the certificates, because the revenues arising from Connecticut Light & Power's competitive transition assessment will be shared among the various issuances of certificates. As a result, if collections of the competitive transition assessment are insufficient to pay principal of and interest on each series of outstanding certificates, the certificates the trust is offering will only receive their pro rata portion of the collections according to the ratio of the RRB charges otherwise applicable to the separate series of certificates. The terms of any new issuance of certificates secured by the remaining portion of Connecticut Light & Power's competitive transition assessment will not require the prior review or consent of certificateholders. The seller has, however, agreed in the sale agreement not to sell other transition property to secure another issuance of notes and, in turn, another issuance of certificates if it would cause the then existing ratings on the certificates to be downgraded.

PROBLEMS WITH THE SERVICING OF TRANSITION PROPERTY MAY CAUSE PAYMENT DELAYS OR LOSSES

    LIMITATION ON RATES MAY ADVERSELY AFFECT SERVICER'S FINANCIAL CONDITION AND, IN TURN, ITS ABILITY TO SERVICE TRANSITION PROPERTY

         Limitations on the rates that Connecticut Light & Power is permitted to charge its customers could adversely affect its financial condition and, in turn, its ability to service the transition property or devote appropriate resources to collecting and determining necessary adjustments to the RRB charge. Generally, under the restructuring statute, Connecticut Light & Power's system average standard offer rate may not exceed 9.351 cents/kilowatt-hour through December 31, 2003. Under the restructuring statute, this rate limit may be exceeded if necessary to establish, fix or revise the competitive transition assessment (including the RRB charge) at a level sufficient to pay principal of and interest on the certificates and related expenses, to pay stranded costs that are not recovered through the issuance of rate reduction bonds, and to pay capital costs specified in the restructuring statute. It also may be exceeded under the restructuring statute upon the occurrence of specified changes in law or accounting standards or the incurrence of extraordinary and unanticipated expenses required to provide safe, adequate and reliable service. This rate limitation may cause Connecticut Light & Power to collect insufficient revenues to meet its operating expenses and other financial obligations. In particular, this could occur if, for whatever reason, the RRB charge rose to levels higher than currently anticipated, thereby absorbing a higher than anticipated percentage of Connecticut Light & Power's total rates, as so limited.

         The average initial competitive transition assessment is expected to be approximately 1.021 cents/kilowatt-hour. The expected average initial RRB charge (which is a portion of the competitive transition assessment) is set forth in the prospectus supplement.

    CHANGE IN SERVICER MAY LEAD TO PAYMENT DELAYS OR LOSSES

         If, as a result of insolvency or liquidation or otherwise, Connecticut Light & Power were to cease servicing the transition property, determining any adjustments to the RRB charge or collecting payments arising from the RRB charge, it could be difficult to find a suitable successor servicer. As a result, the timing of recovery of payments arising from the RRB charge could be delayed. The note issuer will rely on the servicer to determine any adjustments to the RRB charge and for customer billing and collection. A successor servicer would have less experience with Connecticut Light & Power's customer base and service territory than Connecticut Light & Power and might have less capable forecasting, billing and collection systems than those employed by Connecticut Light & Power or may experience temporary errors in converting to a new system even if equal or more capable than the current system. Given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer could experience difficulties in collecting payments arising from the RRB charge and determining appropriate adjustments to the RRB charge.

         The servicing fee would likely increase if the note issuer were to engage a successor servicer. In addition, a successor servicer under current law might not be able to invoke the remedy of shutting off service to a customer for nonpayment of the RRB charge and thus might experience higher delinquencies. Also, a change in the servicer will cause payment instructions to change, which could lead to a period of disruption in which customers continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in delays in payment on the notes and payments on the certificates.

    CHANGE IN SERVICING PERSONNEL, PROCEDURES OR SYSTEMS MAY LEAD TO PAYMENT DELAYS

         Changes could occur in the personnel who service the transition property or in the procedures or systems employed in the servicing of the transition property, which could affect the ability of the servicer to forecast, bill and collect the RRB charge. Given the complexity of the tasks to be performed by the servicer and the expertise required, any adverse change in the servicer's personnel, procedures or systems could cause the servicer to experience difficulties in collecting payments arising from the RRB charge and result in delays in payments to certificateholders.

    DELAYS IN PAYMENTS ON CERTIFICATES MAY BE CAUSED BY CHANGES IN PAYMENT TERMS

         The servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from customers. The servicer cannot change the amount of a customer's individual RRB charges, but it can take actions that it believes will increase collections from a customer. These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The servicer can also write-off outstanding bills that it deems uncollectible in accordance with its usual billing and collection practices. Additionally, Connecticut Light & Power or a successor to Connecticut Light & Power, as servicer, may change its billing and collection practices, or the Department of Public Utility Control may require changes to these practices.

         These changes could delay or reduce collections of RRB charges and, as a result, adversely affect the payment of interest on the certificates on a timely basis or the payment of principal of the certificates in accordance with the expected amortization schedule. See "Servicing - Servicing Standards and Covenants," which begins on page 46.

    CONNECTICUT LIGHT & POWER'S LIMITED INFORMATION ON NEW CUSTOMERS' CREDITWORTHINESS MAY RESULT IN INCREASED DELINQUENCIES AND WRITE-OFFS

         Because Connecticut regulations limit the methods Connecticut Light & Power is permitted to employ in investigating and determining the creditworthiness of new customers, Connecticut Light & Power may employ remedial measures and other collection procedures later with respect to new customers than it would with respect to customers that have established a credit history with Connecticut Light & Power. This delay may result in increases in delinquencies and write-offs, which could cause delays in payments to certificateholders.

    COMMINGLING OF COLLECTIONS OF RRB CHARGES WITH SERVICER'S OTHER FUNDS MAY RESULT IN PAYMENT DELAYS

         Until collections of RRB charges are deposited with the note trustee, the servicer will not segregate them from its general funds. If the servicer does not or cannot remit the full amount of the collections of RRB charges, there may be delays or reductions in payments to certificateholders. The adjustments to the RRB charges and amounts, if any, on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount are designed to reduce this risk. However, there may be delays in payments to certificateholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the reserve subaccount, the overcollateralization subaccount and the capital subaccount after the final adjustment date.

    BILLING OF THE RRB CHARGE BY THIRD PARTY SUPPLIERS MAY CAUSE DELAYS IN REMITTANCES

         When a third party supplier bills, collects and remits the RRB charge to the servicer, there is a greater risk that the servicer will receive payments arising from the RRB charge later than it would if the servicer were billing and collecting the RRB charge itself. A third party supplier is an entity that supplies energy to customers and has contracted with the servicer to bill and collect the RRB charge. The risk of nonpayment due to default, bankruptcy or insolvency of the third party supplier holding the funds will increase the longer that the delay in receipt of payment lasts. Third party supplier billing also places increased information requirements on the servicer. The servicer has the responsibility of accounting for the RRB charge which is the source of the payments for the notes and payments on the certificates regardless of which entity bills customers for the RRB charge.

         Any third party supplier that bills and collects payments arising from the RRB charge will be required to pay these amounts, regardless of whether payments are received from customers, within 15 days after the servicer's bill to the third party supplier. The third party supplier will, in effect, replace the customer as the obligor for these amounts, and the servicer, on behalf of the note issuer, will have no right to collect the payments arising from the RRB charge from the customer. Therefore, the servicer will be relying on the credit of the third party supplier, rather than on the credit of the customers. In addition, to the extent that a few third party suppliers bill and collect the RRB charge, the note issuer may be relying on a small number of third party suppliers, rather than a large number of customers, to remit payments arising from the RRB charge. A default in the remittance of payments arising from the RRB charge by a single third party supplier that bills and collects the RRB charge from a large number of customers could adversely affect the timing of payments on the certificates. See "Servicing - Third Party Suppliers," which begins on page 48.

         Neither Connecticut Light & Power nor any other servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RRB charge to the servicer. Although the servicer will take into account revenue shortfalls arising from a default by a third party supplier when periodically adjusting the RRB charge, any shortfalls that occur may cause delays in payments on the certificates.

         As part of the deregulation of the Connecticut electric industry, the restructuring statute contemplates that electricity metering and billing services may be unbundled from distribution services. See "Energy Deregulation and New Connecticut Market Structure - Third Party Billing Options," which begins on page 29. As a result, while the restructuring statute continues to reserve electricity metering and billing services to electric distribution companies, third party suppliers may have the opportunity to bill, collect and remit the RRB charge in the future. See "Servicing - Third Party Suppliers," which begins on page 48.

CUSTOMERS WITHIN CONNECTICUT LIGHT & POWER'S SERVICE AREA MAY STOP OR DELAY MAKING RRB CHARGE PAYMENTS

         Customers within Connecticut Light & Power's service area may stop or delay paying the RRB charge because:

         o they may misdirect their payments as they may owe amounts to several different parties which may include both Connecticut Light & Power and an electric generation supplier or other third party,

         o the RRB charge, as periodically adjusted, required to be paid by customers may become burdensome and may result in greater delinquencies and write-offs or petitions to the Department of Public Utility Control to reduce the RRB charge if customers accounting for a significant portion of Connecticut Light & Power's revenues or sales self-generate electricity, move out of Connecticut Light & Power's service territory, significantly reduce their electricity consumption, are exempted by the Department of Public Utility Control from the payment of the RRB charge or cease consuming electricity altogether, or

         o the servicer may not be able to collect the RRB charge from customers who partially self-generate electricity because the servicer may not know which consumers are self-generating electricity and will not be able to exercise full shut-off rights against a self-generator.

         Any of these factors could result in delays or shortfalls in scheduled payments on the certificates.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

    BANKRUPTCY OF THE SELLER COULD DELAY OR REDUCE PAYMENTS ON CERTIFICATES AND ADVERSELY AFFECT THE ABILITY TO RESELL TRANSITION PROPERTY

         If the seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession were to take the position that the transition property constituted property of the seller's bankruptcy estate, and a court were to adopt this position, then delays or reductions in payments on the certificates could result. For example, a creditor or bankruptcy trustee of the seller or the seller itself as debtor in possession might argue that the sale of the transition property to the note issuer was a loan to the seller from the note issuer, secured by a pledge of the transition property. Regardless of the court's determination of the proper characterization of the transaction in a seller bankruptcy proceeding, the mere fact of a seller bankruptcy proceeding could have an adverse effect on the resale market for the certificates and the market value of the certificates.

         Because the RRB charge is a usage-based charge, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession could argue that the note issuer should pay a portion of the costs of the seller associated with the generation, transmission or distribution of the electricity the price of which gave rise to the payments arising from the RRB charge that are used to make payments on the certificates. If a court were to adopt this position, the amounts paid to the note trustee, and thus to the holders of the certificates, could be reduced.

         It could also be argued that because the RRB charge is a usage-based charge, the transition property comes into existence only as customers use electricity. If a court adopted this position and also recharacterized the transfer of the transition property to the note issuer as a secured loan to the seller, the note issuer might not have rights to any transition property deemed to come into existence after the bankruptcy of the Seller. In such a case reductions in payments on the certificates would likely result.

         Regardless of whether the seller is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of the seller that transition property comes into existence only as customers use electricity, a tax, government lien or other lien on property of the seller arising before the transition property came into existence may have priority over the note issuer's interest in the transition property, which could reduce the amounts paid to certificateholders. See "Description of the Transition Property-Bankruptcy and Creditors' Rights Issues," which begins on page 37.

    BANKRUPTCY OF THE SERVICER OR A THIRD PARTY SUPPLIER COULD ALSO DELAY OR REDUCE PAYMENTS

         The bankruptcy or insolvency of the servicer or a third party supplier could result in delays or reductions in payments on the certificates. Each of the servicer and any third party supplier will remit payments arising from the RRB charge out of its general funds and will not segregate these amounts from its general funds. In the event of a bankruptcy of the servicer or a third party supplier, the note trustee likely will not have a perfected interest in commingled funds and the inclusion of the commingled funds in the bankruptcy estate of the servicer or third party supplier may result in delays in payments on the certificates. Furthermore, if the servicer is in bankruptcy, it may stop performing its functions as servicer and it may be difficult to find a third party to act as successor servicer.

NATURE OF THE CERTIFICATES

    RESALE MARKET IS LIMITED

         We cannot assure you that you will be able to resell the certificates or that a trading market for the certificates will develop or, if one does develop, that it will continue for the life of the certificates. We do not expect to list the certificates on any securities exchange, except that any floating rate certificates may be listed on the Luxembourg Stock Exchange.

    HIGH RATINGS DO NOT MEAN THAT PAYMENTS WILL BE MADE ON TIME

         You should understand that the ratings of the certificates issued by rating agencies address only the likelihood of the ultimate payment of principal by the legal maturity date and the timely payment of interest on the certificates. A rating is not an indication that these rating organizations believe that principal payments are likely to be paid on time according to the expected amortization schedule. You should not rely on ratings for that purpose.

         A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

    POSSIBILITY OF EARLY REDEMPTION MAY LEAD TO LOWER RETURN ON INVESTMENT

         The note issuer has the option to redeem all of the outstanding notes on any payment date if, after giving effect to the payments that would otherwise be made on that payment date, the outstanding principal balance of the notes would be less than 5 percent of the initial principal balance of the notes. In addition, the note issuer must redeem the notes if the seller is required to, or elects to, repurchase the transition property as a result of a breach of the seller's representations and warranties in the sale agreement as described under "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 34. Redemption of the notes will require the certificate trustee to redeem the certificates. Redemption will cause the certificates to be retired earlier than would otherwise be expected. The redemption price will be the outstanding principal balance, plus accrued and unpaid interest, on the certificates. We cannot predict whether the note issuer will redeem the notes, or whether you will be able to receive an equivalent rate of return on reinvestment of the proceeds arising from any redemption.

RISKS RELATING TO FLOATING RATE CERTIFICATES

         The prospectus supplement indicates whether the trust will issue floating rate certificates. Additional risks apply to floating rate certificates. If the trust will issue floating rate certificates, these additional risks are described in the prospectus supplement.


                              AVAILABLE INFORMATION

         CL&P Funding LLC, the note issuer, has filed a registration statement relating to the certificates and the notes with the Securities and Exchange Commission. This prospectus is a part of the registration statement. This prospectus, together with the prospectus supplement, describes the material terms of each material document filed as an exhibit to the registration statement. This prospectus and the prospectus supplement do not, however, contain all of the information contained in the registration statement and related exhibits. You can inspect the registration statement and the related exhibits without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. You may obtain copies of the registration statement and related exhibits at the above locations at prescribed rates and, for so long as any certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, will be available for inspection by the holders of any listed certificates at the office of the listing agent in Luxembourg. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You can also inspect information filed electronically with the Commission, including reports and proxy and information statements, at the Commission's site on the World Wide Web at http://www.sec.gov.

         The note issuer will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The note issuer may stop filing periodic reports with the Commission at the beginning of any fiscal year following the issuance of the certificates if there are fewer than 300 holders of the certificates.


                               REPORTS TO HOLDERS

         Connecticut Light & Power, acting as the servicer of the property securing the notes, or a successor servicer, will provide periodic reports concerning the certificates. During any period when the trust issues the certificates in book-entry form, you may obtain copies of the periodic reports by requesting them from your broker or dealer. If you are the registered holder of the certificates, you will receive the reports from the certificate trustee. See "Description of the Notes - Reports to Noteholders," which begins on page 62, and "Description of the Certificates - Reports to Certificateholders," which begins on page 66. In addition, for so long as any certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, these reports will be available for inspection by the holders of any listed certificates at the office of the listing agent in Luxembourg.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All reports and other documents filed by the note issuer with the Securities and Exchange Commission after the date of this prospectus and prior to the termination of this offering will be incorporated by reference in this prospectus and considered to be part of this prospectus. Any statement in this prospectus or in the prospectus supplement, or in a document incorporated or deemed to be incorporated by reference, will be deemed to be modified or superseded if the note issuer files a document that modifies that statement. Any statement as modified or superseded will constitute a part of this prospectus or the prospectus supplement.

         You can request from the note issuer a free copy of any document incorporated by reference in the registration statement (except exhibits) by writing to CL&P Funding LLC at 107 Selden Street, Berlin, Connecticut 06037-1616, or by calling (860) 665-5000.


            ENERGY DEREGULATION AND NEW CONNECTICUT MARKET STRUCTURE

         The electric utility industry is experiencing intensifying competitive pressures in the electricity generation market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Connecticut, the Department of Public Utility Control set electric companies' rates based upon their costs of providing services and allowing for a reasonable return on their prudent capital investments. Changes to the traditional legal and regulatory framework and market structure are occurring at both the state and federal levels.

STATUTORY OVERVIEW

         At the state level, the Connecticut electric industry has changed dramatically - and is expected to continue to change - as a result of the enactment in July 1998 of Connecticut Public Act No. 98-28, referred to as the "restructuring statute," and the approval in orders issued by the Department of Public Utility Control of various plans related to the restructuring of Connecticut electric companies. The restructuring statute established a comprehensive framework for the restructuring of the Connecticut electric industry. The restructuring statute required that on or before October 1, 1998, electric companies file plans with the Department of Public Utility

Control to achieve the separation of their generation service function so as to allow for retail competition in electricity generation supply. Electric utilities will continue to provide transmission and distribution service as regulated electric distribution companies. See " - Restructuring Decision," which begins on page 28.

         To facilitate the transition from a regulated system to a competitive one, the restructuring statute permits an electric company that has divested itself of its generation assets by January 1, 2000 to recover stranded costs through the collection of a competitive transition assessment, which is a separate usage-based charge included in the bills of all classes of retail users of the electric company's retail distribution system (subject to certain limited customer exemptions described under "Description of the Transition Property - Competitive Transition Assessment," which begins on page 31). Generally, stranded costs are costs that an electric company may not be able to recover through market-based rates in a competitive electricity generation market. Prior to the approval by the Department of Public Utility Control of any stranded costs, an electric company must show to the satisfaction of the Department of Public Utility Control that it has taken all reasonable steps to mitigate to the fullest extent possible its stranded costs. The restructuring statute also permits an electric company to cause a special purpose entity authorized by the finance authority to issue rate reduction bonds, such as the certificates, secured by the revenues arising from a portion of its competitive transition assessment, if doing so will result in net savings to ratepayers.

         The restructuring statute also contemplates that an electric company's customers will be permitted to contract with third party suppliers of electricity and that the company will continue to distribute electricity whether generated by itself or a third party supplier on a regulated basis. The restructuring statute provides that all retail customers may choose their electricity supplier as of July 1, 2000. In addition, as an alternative for customers, the restructuring statute requires electric distribution companies such as Connecticut Light & Power to make available standard offer service from January 1, 2000 until December 31, 2003, or until such customers choose an alternative electricity supplier.

RESTRUCTURING DECISION

         In decisions issued in 1999 and 2000 in proceedings relating to Connecticut Light & Power's restructuring, the Department of Public Utility Control approved approximately $3.6 billion as the total amount of Connecticut Light & Power's stranded costs eligible for recovery through the collection of the competitive transition assessment. These decisions are known, collectively, as the "restructuring decision." The restructuring decision also approved certain of these stranded costs as eligible to be securitized through the issuance of rate reduction bonds.

         In the restructuring decision, the Department of Public Utility Control also approved a proposal regarding the procurement of the energy supply to meet Connecticut Light & Power's obligation to provide standard offer service for customers that do not choose an alternative energy supplier. Pursuant to the proposal approved in the restructuring decision, Connecticut Light & Power has procured one-half of its standard offer energy supply through a competitive bidding process and the remaining one-half from an affiliate of Connecticut Light & Power, with the rate for the portion provided by the affiliate set at the weighted average of the winning competitive bids for the other portion of such energy supply.

EXIT FEES

         The RRB charge is non-bypassable, meaning that customers must pay it whether or not they purchase energy from Connecticut Light & Power or a third party supplier of energy, and whether or not their distribution system is being operated by Connecticut Light & Power or a successor distribution company. Customers may, however, reduce their electricity usage through the use of self-generation equipment, and, as a result, revenues generated by the RRB charge may decrease. The restructuring statute provides that a customer that reduces or eliminates its purchases of electricity through the operation of self-generation equipment may be required to pay an exit fee. A customer will not have to pay an exit fee, however, if such customer has installed a self-generation facility that:

         o exclusively services the load of one to four residential units; or

         o is installed in conjunction with the expansion of an industrial plant that began operation before July 1, 1998, if the self-generation facility predominantly services the industrial plant and the expansion of the industrial plant results in economic development, as determined by the Department of Public Utility Control. This exemption only applies to the exit fee payable with respect to the increased usage of electricity to service the expansion.

         In addition, the restructuring statute provides that Department of Public Utility Control will develop criteria for further exemptions from exit fees based on unit size or specialized use, balancing concerns of the potential impact on small businesses, equity among customer classes, and the need to offset losses to, among other rate components, the competitive transition assessment. The Department of Public Utility Control conducted a proceeding pursuant to this provision, and issued a report to the Connecticut legislature recommending that exemption from the payment of exit fees be extended to:

         o        self-generators of 2 megawatts or less;

         o        self-generators that use renewable resources;

         o        facilities that are "qualifying facilities" under federal law;
                  and

         o        self-generation load that was not on the system prior to July
                  1, 1998.

As of the date of this prospectus, the Connecticut legislature has not acted upon the Department of Public Utility Control's recommendations.

         In the financing order, the Department of Public Utility Control prohibits Connecticut Light & Power from imposing any exit fees. The financing order also provides, however, that the Department of Public Utility Control will consider whether to include the RRB charge as a component of any exit fees that it may authorize in the future.

THIRD PARTY BILLING OPTIONS

         The restructuring statute authorizes and directs the Connecticut Energy Advisory Board, in consultation with the Department of Public Utility Control, to conduct a study of the provision of metering, billing and collection services by electric distribution companies, such as Connecticut Light & Power, and consider whether customers would be better served if such services were performed by electric suppliers. The board must also consider how reallocating the performance of these services could affect reliability of collecting payments from customers, including any potential impact on the security of funds collected for the competitive transition assessment. The board was required to submit its findings and legislative recommendations not later than January 1, 1999, to the Connecticut legislature. Pursuant to this requirement, in March 1999, the Connecticut Energy Advisory Board submitted a report to the Energy and Public Utilities Committee of the Connecticut legislature recommending that the Connecticut legislature analyze several operating and policy issues identified in the report before determining whether to unbundle metering, billing and collection services. However, no legislation has yet been enacted that would authorize electric suppliers to engage in metering, billing and collection services.

         In its financing order issued to Connecticut Light & Power, the Department of Public Utility Control states that it will not authorize a third party supplier to bill and collect the RRB charge unless such third party supplier meets specified creditworthiness criteria and complies with specified billing, collection and remittance procedures and information access requirements. See "Servicing - Third Party Suppliers," which begins on page 48. A third party supplier is an entity that supplies energy to customers and has contracted with the servicer to bill and collect the RRB charge. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Billing of the RRB charge by third party suppliers may cause delays in remittances," which begins on page 24, and "Risk Factors - Bankruptcy and Creditors' Rights Issues - Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 25.

FEDERAL INITIATIVES

         In addition to the changes occurring in the Connecticut market and regulatory environment discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. For example, at the federal level, the National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the Federal Energy Regulatory Commission to mandate access to electric transmission systems by wholesale power generators. See "Risk Factors - Possible federal preemption of the restructuring statute may prohibit recovery of the RRB charge," which begins on page 20.


                     DESCRIPTION OF THE TRANSITION PROPERTY

         The restructuring statute and the restructuring decision permit Connecticut Light & Power to recover stranded costs through the assessment of a competitive transition assessment, although Connecticut Light & Power has a duty to mitigate its stranded costs. Examples of stranded costs include the costs of electricity generation facilities, power purchase contracts with third-party generators of electricity and regulatory assets. Regulatory assets reflect previously incurred costs that have been capitalized and deferred by the Department of Public Utility Control for future recovery in rates consistent with traditional ratemaking.

FINANCING ORDER AND ISSUANCE ADVICE LETTER

         The restructuring statute authorizes the Department of Public Utility Control to issue a financing order, which is a regulatory order that approves the amount of Connecticut Light & Power's stranded costs that it is permitted to finance through the issuance of rate reduction bonds, such as the certificates. On May 31, 2000, Connecticut Light & Power filed its application for a financing order with the Department of Public Utility Control. The Department of Public Utility Control issued a financing order dated November 8, 2000 and supplemented December 12, 2000, which authorizes the issuance of up to $1.551 billion in aggregate principal amount of the certificates. In accordance with the restructuring statute, the financing order became effective in accordance with its terms on December 26, 2000, the date on which Connecticut Light & Power filed with the Department of Public Utility Control its written consent to all terms and conditions of the financing order.

         The financing order establishes, among other things, the RRB charge, to recover the stranded costs specified in the financing order. The RRB charge is non-bypassable in that customers must pay it whether or not they purchase energy from Connecticut Light & Power or a third party supplier of energy, and whether or not their distribution system is being operated by Connecticut Light & Power or a successor distribution company. The restructuring statute provides that the right to collect payments based on the RRB charge is a property right which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the restructuring statute and the financing order, the owner of the transition property is entitled to assess the RRB charge until it has received payments from customers sufficient to retire all outstanding notes and certificates and to pay fees and expenses of servicing and retiring the notes and the certificates. The RRB charge, as adjusted from time to time, is a portion of the competitive transition assessment and will be expressed as an amount per kilowatt-hour of electricity usage by a customer. The RRB charge will not be separately identified on customer bills, although customer bills will note that a portion of the competitive transition assessment has been sold to the note issuer.

         The financing order requires the seller to submit an issuance advice letter relating to the certificates to the Department of Public Utility Control. The issuance advice letter will establish the initial RRB charge and become effective when it is filed with the Department of Public Utility Control. The financing order permits the servicer to file requests, referred to as true-up letters, to adjust up or down the RRB charge at various times to enhance the likelihood of retirement of each class of certificates on a timely basis. See "
- Adjustments to the RRB Charge," which begins on page 32.

         The State of Connecticut Office of Consumer Counsel, which is the statutory advocate for Connecticut ratepayers in utility matters, has filed an appeal of the financing order. Although the appeal does not, in and of itself, preclude issuance, Connecticut Light & Power currently expects that the appeal will be dismissed, settled, otherwise resolved or limited in scope prior to issuance of the notes and certificates or that the size of the transaction will be reduced to exclude the amounts being challenged by the appeal. The prospectus supplement contains current information about the status of the appeal.

TRANSITION PROPERTY

         The transition property is a property right consisting of the right, title and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB charge. In accordance with the financing order, transition property includes an allocated portion of the rates charged to special contract customers, as described under " - Competitive Transition Assessment," which begins on page 31. The notes will be secured by the transition property, as well as the other note collateral described under "Description of the Notes - Security," which begins on page 53.

COMPETITIVE TRANSITION ASSESSMENT

         The competitive transition assessment is designed to recover on a fully reconciling basis all of Connecticut Light & Power's stranded costs. The competitive transition assessment is the rate mechanism through which Connecticut Light & Power is allowed to recover its stranded costs. It is determined according to the methodology specified in the restructuring decision. The RRB charge will initially constitute a portion of the competitive transition assessment as approved by the Department of Public Utility Control.

         Under the financing order, the Department of Public Utility Control approved the recovery of the following stranded costs and issuance costs through the RRB charge:

         o buydown and buyout payments to independent power producers under above-market long-term contracts;

         o        generation-related regulatory assets;

         o        costs related to retiring capital; and

         o        transaction costs.

         The restructuring statute provides that from January 1, 2000 until December 31, 2003, Connecticut Light & Power must provide standard offer service to customers at a system average rate that does not exceed 9.351 cents/kilowatt-hour, which is 10 percent less than rates in effect on December 31, 1996. Under the restructuring statute, this rate limit may be exceeded if necessary to establish, fix or revise the competitive transition assessment (including the RRB charge) at a level sufficient to pay principal of and interest on the certificates and related expenses, to pay stranded costs that are not recovered through the issuance of rate reduction bonds, and to pay capital costs specified in the restructuring statute. It also may be exceeded under the restructuring statute upon the occurrence of specified changes in law or accounting standards or the incurrence of extraordinary and unanticipated expenses required to provide safe, adequate and reliable service. See "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Limitation on rates may adversely affect servicer's financial condition and, in turn, its ability to service transition property," which begins on page 22. The average initial competitive transition assessment is expected to be approximately 1.021 cents/kilowatt-hour. The expected average initial RRB charge (which is a portion of the competitive transition assessment) is set forth in the prospectus supplement.

         Under the restructuring statute, the competitive transition assessment must be determined by the Department of Public Utility Control in a general and equitable manner and must be imposed on all customers at a rate that is applied equally to all customers of the same class in accordance with methods of allocation that were in effect on July 1, 1998 (the effective date of the restructuring statute). The competitive transition assessment (including the RRB charge, which is a portion of the competitive transition assessment) may be imposed at different rates on each of Connecticut Light & Power's customer classes. In this prospectus, references to the average initial competitive transition assessment are to the average of the rates at which the competitive transition assessment is initially expected to be imposed on all of Connecticut Light & Power's customer classes, and references to the average initial RRB charge are to the average of the rates at which the RRB charge is initially expected to be imposed on all of Connecticut Light & Power's customer classes.

         Under the restructuring statute, Connecticut Light & Power may not impose the competitive transition assessment (including the RRB charge) on customers that are receiving service under a special contract with CL&P that was in effect on July 1, 1998 (the effective date of the restructuring statute). During the 12 months ended September 30, 2000, service provided under exempt special contracts accounted for approximately 0.52 percent of Connecticut Light & Power's billed retail revenues and approximately 0.9 percent of Connecticut Light & Power's billed retail energy sales (gigawatt-hours). Approximately 90 percent of such billed retail revenues was attributable to one special contract customer whose contract expires on July 31, 2004.

         The restructuring statute also provides that any exemption provided to special contract customers may not cause an increase in rates charged to other customers. CL&P will satisfy the requirements of the restructuring statute in accordance with the financing order by allocating a portion of the rates charged to special contract customers to the competitive transition assessment and the RRB charge, while continuing to maintain total rates charged to special contract customers at existing contract levels. The RRB charge that is allocated from the rates charged to special contract customers will be adjusted in the same manner as the RRB charge applicable to other customers, thereby maintaining the consistent application of the RRB charge adjustment mechanism. See " - Adjustments to the RRB Charge," which begins on page 32.

         Connecticut law also permits the Department of Public Utility Control to grant exemptions from payment of a portion of the competitive transition assessment. Any such exemption would also apply to the RRB charge, which is a component of the competitive transition assessment. A customer may apply to the Department of Public Utility Control for an exemption if it:

         o        is an existing or proposed manufacturing plant,

         o        will add or create 100 or more jobs and

         o will demand at least 50 kilowatts of additional load through the construction or expansion of manufacturing facilities.

The Department of Public Utility Control is required to hold a hearing on any application for an exemption. If the Department of Public Utility Control approves the application, the customer is exempted from the payment of the portion of the competitive transition assessment, including the RRB charge component of the competitive transition assessment, that relates to the new or incremental load created by the customer's construction or expansion. The Department of Public Utility Control is permitted under law to adopt regulations to implement the exemption, but has not yet done so.

ADJUSTMENTS TO THE RRB CHARGE

         Initially and during the life of the certificates, at least annually and, in the last year that the certificates are scheduled to be outstanding, at least quarterly, the servicer will calculate and set the RRB charge at a level estimated to generate revenues sufficient to pay the fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, to pay principal of and interest on the notes and related payments on the certificates and to fund and replenish the overcollateralization subaccount and replenish the capital subaccount as required for the upcoming year. The servicer will increase or decrease the RRB charge over the life of the certificates as a result of several factors, including:

         o        changes in actual electricity sales and forecasts;

         o changes in payment patterns and charge-off experience (including defaults by third party suppliers);

         o changes in any ongoing fees and expenses (including indemnities) related to the notes and the certificates; and

         o        deferred principal of or unpaid interest on the notes.

         The financing order provides that the servicer will file true-up letters periodically as follows:

         o the servicer will file a routine true-up letter with the Department of Public Utility Control at least 15 days prior to January 1 of each year, with resulting adjustments up or down to the RRB charge to become effective on January 1 each year, or the date as may be specified in the true-up letter;

         o in the last year that the certificates are scheduled to be outstanding the servicer will file a routine true-up letter with the Department of Public Utility Control at least 15 days prior to the end of each calendar quarter, with resulting adjustments up or down to the RRB charge to become effective 15 days after the filing of the true-up letter;

         o the servicer may file a routine true-up letter with the Department of Public Utility Control quarterly or, in the last year that the certificates are scheduled to be outstanding, monthly, with resulting adjustments up or down to the RRB charge to become effective 15 days after the filing of the true-up letter; and

         o with the consent of the note issuer accompanied by confirmation by the rating agencies that the requested modification will not cause the then existing ratings on the certificates to be downgraded, the servicer will file a non-routine true-up letter with the Department of Public Utility Control if the method it uses to calculate the RRB charge requires modifications to more accurately project and generate adequate revenues, with the modifications to become effective when reviewed and approved by the Department of Public Utility Control within 60 days after filing.

         True-up letters will take into account amounts available in the general subaccount and reserve subaccount, and amounts necessary to fund the overcollateralization subaccount and to replenish the capital subaccount to their required levels, in addition to amounts payable on the notes and distributable on the certificates and related fees and expenses (including indemnities).

         Adjustments to the RRB charge will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis) in accordance with the restructuring statute.

PLEDGE BY THE STATE OF CONNECTICUT

         The State of Connecticut has pledged and agreed with the note issuer and the certificateholders that it will not limit or alter the competitive transition assessment (which includes the RRB charge as adjusted from time to time in accordance with the financing order), the transition property or the financing order until the certificates are fully paid and discharged. The State of Connecticut's pledge is set forth in the restructuring statute, which provides:

         . . . the State of Connecticut does hereby pledge and agree, with the owners of transition property and holders of rate reduction bonds that the state shall neither limit nor alter the competitive transition assessment, transition property, financing orders, and all rights thereunder until the obligations, together with the interest thereon, are fully met and discharged, provided nothing contained in this subsection shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the owners and holders. The finance authority as agent for the state is authorized to include this pledge and undertaking for the state in these obligations.

See "Risk Factors - Certificateholders could experience payment delays or losses as a result of amendment, repeal or invalidation of the restructuring statute or breach of the state pledge," which begins on page 17.

         Under Connecticut law, citizens do not have the ability by means of referendum to approve or reject directly laws adopted by the Connecticut legislature. In addition, under Connecticut law, citizens do not have the ability to propose laws for approval or rejection by the voters by means of initiative petitions.

NO IMPAIRMENT BY DEPARTMENT OF PUBLIC UTILITY CONTROL

         The restructuring statute provides that financing orders issued by the Department of Public Utility Control and the competitive transition assessment are irrevocable and that the Department of Public Utility Control may not revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, determine that the competitive transition assessment is unjust or unreasonable, or in any way reduce or impair the value of the transition property or revenues arising from its collection either directly or indirectly by taking the competitive transition assessment into account when setting other electric company rates.

SALE AND ASSIGNMENT OF TRANSITION PROPERTY

         The seller has agreed in the sale agreement not to sell transition property to secure another issuance of notes, and, in turn, certificates, if it would cause the then existing ratings on the certificates to be downgraded.

         On the issuance date of the certificates, the seller will sell and assign to the note issuer, without recourse, its entire interest in the transition property. The note issuer will apply the net proceeds from the sale of the notes to the trust to purchase the transition property. The seller's financial statements will indicate that it is not the owner of the transition property, and for financial reporting and tax purposes the seller will treat the notes as representing debt of the seller.

SELLER REPRESENTATIONS AND WARRANTIES AND REPURCHASE OBLIGATION

         In the sale agreement, the seller will represent and warrant to the note issuer, as of the closing date, among other things, that:

         (a) the information describing the seller in "The Seller and Servicer," which begins on page 41, is correct in all material respects;

         (b) the seller has transferred the transition property, free and clear of all security interests, liens, charges and encumbrances (other than any created by the restructuring statute and any granted under any of the transaction documents);

         (c) the transition property has been validly transferred and sold to the note issuer and all filings (including filings with the Department of Public Utility Control under the restructuring statute) necessary in any jurisdiction to give the note issuer an ownership interest (subject to any lien created by the restructuring statute and any lien granted under any of the transaction documents) in the transition property have been made;

         (d) under the laws of the State of Connecticut (including the restructuring statute) and the United States in effect on the closing date:

                  o the financing order pursuant to which the transition property has been created is in full force and effect;

                  o the certificateholders are entitled to the protections of the restructuring statute and, accordingly, the financing order is not revocable by the Department of Public Utility Control;

                  o the State of Connecticut may neither limit nor alter the competitive transition assessment, transition property, the financing order and all rights thereunder, in a manner that would substantially impair the rights of certificateholders, absent a demonstration by the state that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as responding to a "great public calamity," until the certificates, together with accrued interest, are fully met and discharged; provided that the State of Connecticut is not precluded from such limitation or alteration if and when adequate provision is made by law for the protection of the note issuer and the certificateholders;

                  o the process by which the financing order was adopted and approved, and the financing order and issuance advice letter, comply with all applicable laws, rules and regulations;

                  o the issuance advice letter has been filed in accordance with the financing order;

                  o except for periodic adjustments to the RRB charge required under the restructuring statute and described under " - Adjustments to the RRB Charge," which begins on page 32, the Department of Public Utility Control does not have authority, either by rescinding, altering or amending the financing order or otherwise, to revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, to determine that the competitive transition assessment is unjust or unreasonable or in any way to reduce or impair the value of transition property either directly or indirectly by taking the competitive transition assessment into account when setting other rates for the seller; nor are the amount of revenues arising with respect thereto subject to reduction, impairment, postponement or termination;

                  o no approval or filing with any other governmental body is required in connection with the creation of the transition property, except those that have been obtained or made; and

                  o under the restructuring statute, the limit contained in the restructuring statute on standard offer service rates may be exceeded if necessary to establish, fix or revise the competitive transition assessment (including the RRB charge) at a level sufficient to pay principal of and interest on the certificates and related expenses, to pay stranded costs that are not recovered through the issuance of rate reduction bonds, and to pay capital costs specified in the restructuring statute;

         (e) based on information available to the seller on the closing date, the assumptions used in calculating the initial RRB charge are reasonable and are made in good faith;

         (f) on the effectiveness of the financing order and the issuance advice letter:

                  o all of the transition property constitutes an existing property right;

                  o the transition property includes the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RRB charge (including the RRB charge included in special contract rates), as adjusted from time to time, and all rights to obtain adjustments to the RRB charge pursuant to the financing order; and

                  o the owner of the transition property is legally entitled to collect payments in respect of the RRB charge in the aggregate sufficient to pay the principal of and interest on the notes, to pay the fees and expenses (including indemnities) of servicing the notes and the certificates, to replenish the capital subaccount to the required capital level and to fund the overcollateralization subaccount to the required overcollateralization level until the notes and the certificates are paid in full;

         (g) the seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with corporate power and authority to own its properties as owned on the closing date and to conduct its business as conducted by it on the closing date and to execute, deliver and perform the terms of the sale agreement;

         (h) the execution, delivery and performance of the sale agreement have been duly authorized by all necessary corporate action on the part of the seller;

         (i) the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or law;

         (j) the consummation of the transactions contemplated by the sale agreement do not conflict with the seller's articles of organization or by-laws or any material agreement to which the seller is a party or bound, result in the creation or imposition of any lien upon the seller's properties pursuant to the terms of a material agreement (other than any that may be granted under the transaction documents or any lien created by the restructuring statute) or violate any existing law or any existing order, rule or regulation applicable to the seller;

         (k) no governmental approvals, authorizations, consents, orders or other actions or filings are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made and post closing filings required in connection therewith and those that the seller, in its capacity as servicer, is required to make in the future under the servicing agreement; and

         (l) except as disclosed to the note issuer, no court or administrative proceeding is pending and, to the seller's knowledge, no court or administrative proceeding is threatened and, to the seller's knowledge, no investigation is pending or threatened:

                  o asserting the invalidity of the sale agreement, the other transaction documents, the notes or the certificates, or seeking to prevent the consummation of the transactions contemplated by the sale agreement or the other transaction documents;

                  o seeking a determination that might materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the sale agreement, the other transaction documents, the notes or the certificates; or

                  o seeking to adversely affect the federal or state income tax classification of the notes or the certificates as debt.

         In the sale agreement, the seller does not represent or warrant that any amounts actually collected arising from the RRB charge will in fact be sufficient to meet payment obligations on the notes or that assumptions made in calculating the RRB charge will in fact be realized.

         In the event of a breach by the seller of any representation specified in clause (d) or clause (f) above that has a material adverse effect on the certificateholders, the seller will be obligated to repurchase the transition property from the note issuer at a repurchase price equal to the outstanding principal amount of the notes and all accrued and unpaid interest, unless:

         o within 90 days after the date of the occurrence of the breach, the breach is cured or the seller takes remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach; and

         o        either of the following alternative conditions are met:

                  o if the seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's Investors Service, Inc. and "BBB" (or the equivalent) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc., and the seller enters into a binding agreement with the note issuer to pay any amounts necessary so that all interest payments due on the notes during the 90-day period will be paid in full; or

                  o if the seller does not have these long term debt ratings immediately prior to the breach, but within 2 business days after the occurrence of the breach, the seller deposits an amount in escrow with the note trustee sufficient to pay all interest payments, taking into account amounts available in the collection account for such purpose, which will become due on the notes during the 90-day period.

Any escrowed amounts will be used by the note trustee to make interest payments if there are not sufficient funds otherwise available. The sale agreement provides that any change in the law by legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.

         In the event of a breach by the seller of any other representation or warranty specified in clauses (b), (c), (g), (h), (i) or (j) above that has a material adverse effect on the certificateholders, if, within 90 days after the date of the breach, the breach has not been cured and the seller has not taken remedial action so that there is not and will not be a material adverse effect on the certificateholders as a result of the breach, then the seller will be required to repurchase the transition property for the repurchase price described above. After the payment by the seller of the repurchase price, no person or entity will have any other claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below.

         In the event of the seller's willful misconduct or negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach in any material respect of any representation or warranty in the sale agreement other than those that trigger the seller's repurchase obligation, the seller will be required to indemnify, defend and hold harmless the note issuer, the noteholders and the certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the breach, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach. The noteholders and the certificateholders, however, may only enforce their rights against the seller through an action brought by the note trustee or the certificate trustee, as the case may be. The seller may, at its election and in full satisfaction of its indemnity obligation, repurchase the transition property at the repurchase price described above, in which case no person or entity will have any claims, rights or remedies against the seller under or arising from the sale agreement, except for the indemnity rights of the indemnified persons described below. The remedies provided for in the sale agreement are the sole and exclusive remedies of the note issuer, the note trustee (for the benefit of the noteholders) and the certificate trustee (for the benefit of the certificateholders) against the seller for breach of its representations and warranties in the sale agreement.

         In addition, the seller will indemnify and hold harmless the note trustee, the Delaware trustee, the certificate trustee, the trust, the State of Connecticut, the finance authority, the State Treasurer, agencies of the State of Connecticut and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any expenses (including legal fees and expenses), losses, claims, taxes, damages and liabilities incurred by any of these persons as a result of the seller's willful misconduct or gross negligence in the performance of its duties or observance of the covenants under the sale agreement or a breach by the seller of its representations and warranties in the sale agreement, except to the extent of amounts either resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by the indemnified person in the transaction documents that gives rise to the seller's breach.

         The seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the note issuer, the noteholders, the certificateholders, the note trustee, the Delaware trustee, the certificate trustee, the trust, the State of Connecticut, the finance authority, the State Treasurer, agencies of the State of Connecticut and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above. The seller will be entitled to be reimbursed by the note issuer for the costs and expenses of taking these actions. The seller will also agree that it will not at any time assert any security interest, lien, charge or encumbrance against the transition property.

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

    TRUE SALE

         The seller will represent and warrant in the sale agreement that the transfer of the transition property to the note issuer is a valid sale and assignment of the transition property from the seller to the note issuer. The seller will also represent and warrant that it will take the appropriate actions under the restructuring statute to perfect this sale. The restructuring statute provides that the transactions described in the sale agreement will constitute a sale of the transition property to the note issuer, and the seller and the note issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of the seller.

         Should the transfer of the transition property to the note issuer be recharacterized as a borrowing by the seller, the restructuring statute provides that there is a perfected first priority statutory lien on the transition property that secures all obligations to the certificateholders. In addition, in the sale agreement, the seller grants to the note issuer a security interest in the transition property and covenants that it will take appropriate actions to perfect the security interest, although the seller takes the position that it has no rights in the transition property to which a security interest could attach.

         Under the restructuring statute and the financing order, on the effective date of the issuance advice letter, the transition property identified in the issuance advice letter constitutes a property right that continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the seller, or the seller itself as debtor in possession, may attempt to take the position that, because the payments based on the RRB charge are usage-based charges, transition property comes into existence only as customers use electricity. If a court were to adopt this position, there is no assurance that either the statutory lien created by the restructuring statute or the security interest granted in the sale agreement would be valid as to the RRB charges deemed to relate to electricity consumed after the commencement of a bankruptcy case by or against the seller.

         If a court were to determine that the transition property has not been sold to the note issuer, and that the statutory lien created by the restructuring statute and the security interest granted in the sale agreement are invalid against payments arising from the RRB charge that become collectible as a result of the consumption of electricity consumed after the commencement of a bankruptcy case of the seller, then the certificate trustee, as noteholder and for the benefit of holders of the certificates, would be an unsecured creditor of the seller, and delays or reductions in payments on the certificates would result.

    SUBSTANTIVE CONSOLIDATION

         In the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court could order that the assets and liabilities of the note issuer be substantively consolidated with those of the seller or an affiliate. Factors that may tend to support consolidation include the ownership of the note issuer by the seller, the designation of officers or employees of the seller as directors, other than independent directors, of the note issuer and the existence of indemnities by the seller for some liabilities of the note issuer. The seller and the note issuer have taken steps to reduce this risk. These steps include the fact that the note issuer is a separate, special purpose limited liability company, the organizational documents of which require the note issuer to comply with certain covenants that will respect the separateness of the note issuer from the seller and provide that it will have two directors independent of the seller. Nonetheless, these steps may not be completely effective, and thus if the seller or an affiliate of the seller were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the note issuer be consolidated with those of the seller or an affiliate, thus resulting in delays or reductions in payments on the certificates.


                                    THE TRUST

         Prior to the sale of the certificates, the finance authority will form the trust specifically for the purpose of acquiring the notes from the note issuer. The trust will be a Delaware business trust. The finance authority and the Delaware trustee, on behalf of the trust, will enter into a declaration of trust to create the trust. The trust will not be an agency or instrumentality of the State of Connecticut. The trust will have no assets other than the notes. The declaration of trust will not permit the trust to engage in any activities other than holding the notes, issuing the certificates and engaging in other related activities.

         Each class of certificates will represent a fractional undivided beneficial interest in the related class of notes and any swap agreement, including all amounts due and to become due under the related class of notes, and will represent the right to receive the payments on the related class of notes and any swap agreement. See "Description of the Certificates - Payments," which begins on page 63.

         The note issuer, the finance authority, the trust, the Delaware trustee and the certificate trustee will enter into a fee and indemnity agreement under which the note issuer will pay the Delaware trustee's and the certificate trustee's reasonable compensation and reasonable fees and expenses. The fee and indemnity agreement will further provide that the note issuer will indemnify the Delaware trustee, the certificate trustee, the certificateholders, the trust, the State of Connecticut, the finance authority, the State Treasurer, agencies of the State of Connecticut and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents for, and hold them harmless against, among other things, any loss, liability or expense incurred by them arising from the failure of any party to perform its obligations under the various transaction documents.

         The fiscal year of the trust will be the calendar year.

         As of the date of this prospectus, because the trust has not yet been formed, we have not included any financial statements or related information for the trust.


            OFFICE OF THE STATE TREASURER OF THE STATE OF CONNECTICUT

         The Office of the State Treasurer was established following the adoption of the fundamental orders of Connecticut in 1638. As described in the Connecticut State Constitution, the Treasurer has the responsibility to receive all funds belonging to the state and disburse the same only as may be directed by law. The Treasurer is the Chief Fiscal Officer for the state government, overseeing a wide variety of activities regarding the prudent management of state funds. This includes the administration of a portfolio of pension assets currently worth approximately $22 billion and a short-term investment fund with an average daily balance of almost $4 billion. The Office of the State Treasurer is also responsible for issuing over $1 billion in state debt annually and managing an existing debt portfolio of over $11 billion.

         The restructuring statute contemplates state sponsorship of individual utility rate reduction bond issuances through the finance authority. The finance authority is the State of Connecticut, acting through the Office of the State Treasurer. The Office of the State Treasurer has participated in the structuring of the transaction relating to the issuance of the certificates and related matters. Public Resources Advisory Group has provided financial advisory services to the Office of the State Treasurer in connection with the certificates.

         The certificates do not represent an interest in, or an obligation of, the State of Connecticut, any governmental agency, authority or instrumentality of the State of Connecticut or Connecticut Light & Power or any of its affiliates, except that each class of certificates does represent a fractional undivided beneficial interest in the related class of notes issued by the note issuer which is an affiliate of Connecticut Light & Power. None of these entities or the trust will guarantee or insure the certificates, the notes or the property securing the notes.

         Neither the certificates, the notes nor the property securing the notes is an obligation of the State of Connecticut or any political subdivision, governmental agency, authority or instrumentality of the State of Connecticut or of Connecticut Light & Power or any of its affiliates, except for CL&P Funding LLC, which is an affiliate of Connecticut Light & Power.

         Neither the full faith and credit nor the taxing power of the State of Connecticut is pledged to the payment of principal of, or interest on, the certificates or the notes. Furthermore, the issuance of the certificates and the notes shall not directly, indirectly or contingently obligate the State of Connecticut or any political subdivision thereof to levy or to pledge any form of taxation thereof or to make any appropriation for their payment.


                                 THE NOTE ISSUER

         The note issuer is a limited liability company organized under the laws of the State of Delaware. The seller is the sole member of the note issuer. The principal executive office of the note issuer is located at 107 Selden Street, Berlin, Connecticut 06037-1616. The telephone number of the note issuer is (860) 665-5000. The seller organized the note issuer for the limited purpose of holding and servicing the transition property and issuing notes secured by the transition property and the other note collateral and related activities. The note issuer's organizational documents restrict it from engaging in other activities. The note issuer does not have any employees, but Connecticut Light & Power will provide it with administrative services and office space according to the terms of an administration agreement. This agreement requires the note issuer to pay Connecticut Light & Power an administrative fee of $75,000 per year, payable quarterly, for as long as Connecticut Light & Power provides these services. The assets of the note issuer will consist primarily of the transition property and the other collateral for the notes. In addition, the note issuer's organizational documents require it to operate in a manner intended to reduce the likelihood that it would be consolidated in the seller's bankruptcy estate if the seller becomes involved in a bankruptcy proceeding.

         The note issuer is a recently formed entity and, as of the date of this prospectus, has not carried on any business activities. We have included audited financial statements of the note issuer beginning at page F-1 of this prospectus.

OFFICERS AND DIRECTORS

         The directors of the note issuer oversee the management of its property and business. The following is a list of the officers and directors of the note issuer upon the closing of the offering:

             Name                     Age     Title
             ----                     ---     -----

             Randy A. Shoop           42      President and Director

             John P. Stack            41      Vice President and Treasurer

             O. Kay Comendul          45      Secretary

             William J. Quinlan       40      Assistant Secretary

             David H. Boguslawski     56      Director

             Rodney O. Powell         48      Director

             Christopher T. Burt      30      Director

             David O. Taylor          31      Director

         All of the note issuer's officers and directors, other than those directors who are independent of Connecticut Light & Power and its affiliates, have served in their capacities since the organization of the note issuer. The independent directors will begin to serve effective immediately prior to the closing of the offering. The officers and directors will devote as much time as is necessary to the affairs of the note issuer. The note issuer will have sufficient officers, directors and employees to carry on its business.

         Randy A. Shoop is Assistant Treasurer - Finance for the Northeast Utilities system and Treasurer of Connecticut Light & Power. He began his Northeast Utilities career in 1997 as Manager - Bank Relations and he assumed his present position in September 1998. Prior to joining Northeast Utilities, Shoop was employed by United Technologies Corporation for 15 years, holding several management positions in a variety of finance positions responsible for corporate finance, foreign exchange and capital market transactions, as well as overseeing treasury operations.

         John P. Stack is Controller of Connecticut Light & Power and Executive Director of Corporate Accounting and Taxes for Northeast Utilities. Mr. Stack joined the company in December 1998. Prior to joining the Company, Mr. Stack was an audit partner with Arthur Andersen LLP for over 3 years and was responsible for the audit services provided to Northeast Utilities.

         O. Kay Comendul is Assistant Secretary of the Northeast Utilities system. She joined Public Service Company of New Hampshire in 1978 and was promoted to Assistant Secretary of that company in 1984. She transferred to Northeast Utilities's legal department and assumed her present position in April 1997.

         William J. Quinlan is Assistant General Counsel and chief regulatory counsel for the Northeast Utilities system. Mr. Quinlan joined Northeast Utilities in 1984 as an engineer in the nuclear program. In 1993, Quinlan joined Northeast Utilities's Legal Department as an attorney. He assumed his current position in January 2000.

         David H. Boguslawski is Vice President - Energy Delivery for the Northeast Utilities system. He joined Northeast Utilities in 1977, working first in engineering and then in finance. In January, 1994, Mr. Boguslawski was appointed to Vice President-Customer Operations for Public Service Company of New Hampshire. He assumed his present position in 1996.

         Rodney O. Powell is Vice President - Central Region of Connecticut Light & Power. Mr. Powell joined Northeast Utilities in 1978 as a budget analyst. In 1982, he was promoted to senior analyst. In 1994 he worked as a customer engineering and marketing services consultant and was promoted to manager in Regulatory Relations in 1995. In 1997, he became the general manager of the Simsbury Area Work Center. Prior to joining Northeast Utilities, Powell worked for Arthur Andersen & Company as a senior staff auditor and for the University of Connecticut Medical School as an associate director. He assumed his present position in October 1998.

         Christopher T. Burt will serve as an independent director of the note issuer. Mr. Burt joined Global Securitization Services, LLC in December 1999 as an Assistant Vice President and has been a Vice President since December 2000. Prior to joining Global Securitization Services, LLC, Mr. Burt worked for BancBoston Robertson Stephens as an Administrator from September 1996 to September 1998 and worked for Chase Manhattan Bank as a Trust Officer from September 1998 to December 1999.

         David O. Taylor will serve as an independent director of the note issuer. Mr. Taylor joined Global Securitization Services, LLC in August 1999 as an Assistant Vice President and has been a Vice President since December 2000. Prior to joining Global Securitization Services, LLC, Mr. Taylor was a consultant at Phoenix Technologies, KK from October 1995 to April 1997 and an Assistant Treasurer at Bankers Trust Company, a division of Deutsche Bank, from April 1997 to August 1999.

         The note issuer will not compensate its officers and will not compensate its directors, other than the two directors that are independent of Connecticut Light & Power and its affiliates, for their services on behalf of the note issuer. The initial aggregate annual compensation for both of the independent directors will be $2,000. Any officer will serve at the discretion of the note issuer's sole member. The note issuer's organizational documents provide that it will indemnify its officers and directors against liabilities incurred in connection with their services on behalf of the note issuer.


                             THE SELLER AND SERVICER

         Connecticut Light & Power was incorporated under Connecticut law in 1917. Connecticut Light & Power is an electric company primarily engaged in the business of providing electric service to retail customers in an area of approximately 4,400 square miles, including 149 cities and towns. In 1999, Connecticut Light & Power served an average of approximately 1.1 million customers.

         Connecticut Light & Power is regulated by the Department of Public Utility Control and the Federal Energy Regulatory Commission. Connecticut Light & Power is also regulated by the Nuclear Regulatory Commission because of its ownership of nuclear generation assets.

         Connecticut Light & Power is a wholly owned subsidiary of Northeast Utilities. Northeast Utilities has entered into a merger agreement with Consolidated Edison, Inc. pursuant to which Northeast Utilities will become a wholly owned subsidiary of Consolidated Edison. The merger agreement contains various conditions to the completion of the merger, including the receipt of approvals from state and federal regulatory bodies. The prospectus supplement contains current information about the status of the proposed merger.

CONNECTICUT LIGHT & POWER REVENUES, CUSTOMER BASE AND ENERGY CONSUMPTION

         Several factors influence the number of Connecticut Light & Power's retail customers and their electric energy consumption. One of these factors is the general economic climate in Connecticut Light & Power's service territory, which affects migration of residential, commercial and industrial customers into or out of the service territory. Another factor influencing sales of electricity is temperature. Connecticut Light & Power's electricity sales are typically higher in the winter and summer when heating or cooling demands are highest than in the spring and fall when temperatures tend to be more moderate. The level of business activity of commercial and industrial customers also tends to influence their electricity consumption. Other factors affecting the electricity consumption of retail customers, primarily over the longer term, include the availability of more energy-efficient appliances and other products and retail customers' ability to acquire these products.

         The table below sets forth Connecticut Light & Power's total retail revenues from retail sales of electrical energy for the years 1995 to 1999 and for the period beginning January 1, 2000 and ending September 30, 2000:

                         RETAIL REVENUES ($ IN 000,000S)

                                                                                                  September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Residential                  984        1,009          1,014            998          1,014               714
Commercial                   833          848            871            876            851               615
Industrial                   314          306            306            303            291               210
Other                         36           37             37             37             35                26
              Total        2,167        2,200          2,228          2,214          2,191             1,565


         The table below sets forth Connecticut Light & Power's monthly average number of retail customers by class for the years 1995 to 1999 and for the period beginning January 1, 2000 and ending September 30, 2000:

                MONTHLY AVERAGE NUMBER OF RETAIL CUSTOMERS (000S)

                                                                                                  September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Residential                  998        1,002          1,005          1,013          1,022             1,019
Commercial                    90           90             91             91             92                92
Industrial                   4.2          4.1            4.1            4.1            4.0               4.0
Other                        2.8          2.9            2.8            2.8            2.8               2.8
              Total        1,095        1,099          1,103          1,111          1,121             1,118


         The table below sets forth the number of Connecticut Light & Power's retail energy sales for the years 1995 to 1999 and for the period beginning January 1, 2000 and ending September 30, 2000:

                      RETAIL ENERGY SALES (GIGAWATT-HOURS)

                                                                                                  September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Residential                8,405        8,573          8,487          8,540          9,071             6,772
Commercial                 8,233        8,469          8,567          8,915          8,973             6,828
Industrial                 3,950        3,910          3,900          3,965          4,004             2,918
Other                        268          269            268            273            268               207
              Total       20,856       21,221         21,222         21,693         22,316            16,725


ESTIMATED CONSUMPTION AND VARIANCES

         Connecticut Light & Power's calculation of the initial RRB charge and subsequent adjustments are based on electricity sales estimates. The servicer will use these estimates to calculate and set the RRB charge at a level intended to generate revenues sufficient to pay principal of and interest on the certificates, to pay fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, to replenish the capital subaccount and to fund the overcollateralization amount.

         Connecticut Light & Power conducts sales estimate variance analyses on a regular basis to monitor the accuracy of energy estimates against recorded consumption. The table below presents the estimates of Connecticut Light & Power's retail energy sales in gigawatt-hours for the years 1995 to 1999 and for the period beginning January 1, 2000 and ending September 30, 2000. There are 1,000,000 kilowatt-hours in a gigawatt-hour. Each estimate was made in the prior year. For example, the 1995 estimate of 21,098 gigawatt-hours was prepared in 1994.

                                ANNUAL VARIANCES
                      RETAIL ENERGY SALES (GIGAWATT-HOURS)

                                                                                                  September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Estimate                  21,098       20,761         21,529         21,472         21,895            17,138
Actual                    20,856       21,221         21,222         21,693         22,316            16,725
Variance                    -243          460           -307            221            421              -413
Percentage Variance         -1.2%         2.2%          -1.4%           1.0%           1.9%             -2.4%


         Actual usage depends on several factors, including temperatures and economic conditions. For example, while Connecticut Light & Power's methodology for estimating usage assumes normal conditions, abnormally hot summers can add an extra 1 to 2 percent in electricity sales. Regional economic conditions can also affect sales as retail customers curb electricity usage to save money, businesses close and retail customers migrate from Connecticut Light & Power's service territory. Accordingly, variations in conditions will affect the accuracy of any estimate.

BILLING AND COLLECTIONS

    CREDIT POLICY

         Connecticut Light & Power's credit and collections policies are regulated by the Department of Public Utility Control. Under the Department of Public Utility Control's regulations, Connecticut Light & Power is obligated to provide service to all customers within its service territory.

         On application for service, the identification of all residential customers is verified through the use of a major credit-reporting bureau. In instances where nonresidential customers have not established satisfactory credit, a signed application and a security deposit are required. The security deposit may be in the form of a cash deposit, surety bond and/or irrevocable letter of credit. The amount of security is normally the amount of one month's bill. Connecticut Light & Power does not obtain security deposits from its residential customers.

         According to the Department of Public Utility Control's regulations, Connecticut Light & Power may refuse to provide service, at any location, to an applicant who is indebted to it for any service previously furnished to the applicant. Connecticut Light & Power will commence service, however, if a reasonable payment plan for the indebtedness is first made between a residential applicant and Connecticut Light & Power, and it may likewise commence service for an industrial or commercial applicant.

    BILLING PROCESS

         Connecticut Light & Power bills its customers in 20 billing cycles each month. These billing cycles range from 25 to 38 days, with an average of 30 days. An approximately equal number of bills are distributed each business day. For the nine months ending September 30, 2000, Connecticut Light & Power mailed out an average of approximately 56,000 bills per billing cycle (i.e., on each business day) to customers in its various customer categories.

         Approximately 69,223 residential and small business customers, which constitutes approximately 6 percent of Connecticut Light & Power's retail customers, choose to be billed using Connecticut Light & Power's budget billing program. For these customers Connecticut Light & Power determines and bills a monthly budget amount based on the last twelve months of billing history for each account. Customers receive eleven equal monthly budget bills. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer's twelfth month budget bill. The budget amount is recalculated every four months, if necessary.

         For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

    COLLECTION PROCESS

         Connecticut Light & Power receives the majority of its payments via the U.S. mail; however, other payment options are also available. These options include electronic payments, electronic fund transfers, as well as direct payment at Connecticut Light & Power's payment agency network.

         Connecticut Light & Power considers customer bills to be delinquent if they are unpaid 38 days after the billing date. In general, Connecticut Light & Power's collection process begins when balances are unpaid for 52 days or more from the billing date. At that time Connecticut Light & Power begins collection activities ranging from delinquency notice mailings, to telephone calls, to personal collection and ending with electricity shutoff. Connecticut Light & Power also uses collection agencies and legal collection experts as needed throughout this process.

    RESTORATION OF SERVICE

         Before restoring service that has been shut off for non-payment, Connecticut Light & Power has the right to require the payment of all of the following charges:

         o amounts owing on an account including the amount of any past-due balance for charges for which Connecticut Light & Power may disconnect service if they are unpaid and legal notice requirements were met prior to service termination, the current billing and a credit deposit, if applicable;

         o any miscellaneous charges associated with the reconnection of service (i.e., reconnection charges and/or returned check charges);

         o any charges assessed for unusual costs incidental to the termination or restoration of service which have resulted from the customer's action or negligence; and

         o any unpaid closing bills from other accounts in the name of the customer of record.

LOSS EXPERIENCE

         The following table sets forth information relating to Connecticut Light & Power's annual net charge-offs (i.e., net of recoveries) for retail customers for the years 1995 to 1999 and for the period beginning January 1, 2000 and ending September 30, 2000:

                                                                                                   September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Net Charge-Offs
($ in 000,000's):          11.5         12.8           10.2           12.7           12.4               6.4
Percentage of
  Billed Retail
  Revenues:                0.53%        0.58%          0.46%          0.58%          0.57%             0.41%

         Connecticut Light & Power determines a customer's account to be inactive on the date:

         o        the customer requests discontinuance of service,

         o a new customer applies for service at a location where the customer of record has not yet discontinued service, or

         o        the customer's service has been shut off due to non-payment.

         Connecticut Light & Power's policy is to charge-off an inactive account against bad debt reserve 75 days after the date the account is determined to be inactive if payment has not been received.

AGING RECEIVABLES

         The following table sets forth information relating to the aging of Connecticut Light & Power's accounts receivable for all classes of customers on December 31st of each year shown and as of September 30, 2000. This historical information is presented because Connecticut Light & Power's actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted that arise from the RRB charge.

                                                                                                  September 30,
                           1995         1996           1997           1998           1999              2000
                           ----         ----           ----           ----           ----              ----
Percentage
Outstanding For:
      1 - 30 days          69.7         68.7           66.4           64.5           68.4              64.6
      31 - 60 days         19.9         19.2           20.6           21.8           20.8              23.9
      61 - 90 days          3.6          3.8            4.5            4.1            3.4               4.0
      91 - 120 days         1.7          1.5            1.7            1.8            1.3               1.3
      over 120 days         5.1          6.8            6.8            7.8            6.1               6.2

         During the last five and a half years, the accounts receivable aging experience for Connecticut Light & Power has remained relatively consistent with no discernible trend upwards or downwards. We are not aware of any material factors that caused the accounts receivable aging experience to vary.

                                    SERVICING

SERVICING PROCEDURES

         The servicer, on behalf of the note issuer, will manage, service and administer, and bill and collect payments arising from, the transition property according to the terms of the servicing agreement between the servicer and the note issuer. The servicer's duties will include responding to inquiries of customers and the Department of Public Utility Control regarding the transition property and the RRB charge, calculating electricity usage, accounting for collections, furnishing periodic reports and statements to the note issuer, the note trustee, the certificate trustee and the rating agencies and periodically adjusting the RRB charge.

         The servicer, on behalf of the noteholders and the certificateholders, will institute any action or proceeding necessary to compel performance by the Department of Public Utility Control or the State of Connecticut of any of their obligations or duties under the restructuring statute, the financing order or any true-up letter. In addition, the servicer will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the restructuring statute or the financing order or the rights of holders of transition property by legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition that would be adverse to certificateholders. The cost of any action will be payable from payments arising from the RRB charge as an expense of the note issuer.

SERVICING STANDARDS AND COVENANTS

         The servicing agreement will require the servicer, in servicing and administering the transition property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care it customarily employs and exercises in servicing and administering bill collections for its own account and for others.

         Consistent with the foregoing, the servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a customer, in each case, if the waiver or action:

         o would comply with the servicer's customary practices or those of any successor servicer for comparable assets that it services for itself and for others;

         o        would not materially adversely affect the certificateholders;
                  and

         o        would comply in all material respects with applicable law.

In addition, the servicer may write off any amounts that it deems uncollectible according to its customary practices.

         In the servicing agreement, the servicer will covenant that, in servicing the transition property it will:

         o manage, service, administer and make collections of payments arising from the transition property with reasonable care and in compliance with applicable law, including all applicable guidelines of the Department of Public Utility Control, using the same degree of care and diligence that the servicer exercises for bill collections for its own account and, if applicable, for others;

         o follow customary standards, policies and procedures for the industry in performing its duties as servicer;

         o use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the RRB charge;

         o comply in all material respects with laws applicable to and binding on it relating to the transition property;

         o submit annually and, in the last year that the certificates are scheduled to be outstanding, quarterly a true-up letter to the Department of Public Utility Control seeking an adjustment, if any, of the RRB charge; and

         o submit quarterly and, in the last year that the certificates are scheduled to be outstanding, monthly a true-up letter to the Department of Public Utility Control seeking an adjustment, if any, of the RRB charge if it reasonably determines that an adjustment is then necessary to assure timely payment of scheduled amortization on the notes.

REMITTANCES TO COLLECTION ACCOUNT

         Starting with collections that are received on the first business day that is at least 45 days after the first day on which Connecticut Light & Power imposes the RRB charge, the servicer will remit daily to the note trustee, within 2 business days after receipt, an amount equal to the RRB charges collected, calculated based on the servicer's remittance methodology. Connecticut Light & Power's remittance methodology is as follows:

         o Gross customer collections received will be deposited and posted to Connecticut Light & Power's accounts receivable system.

         o The amount deposited will be adjusted by deducting an amount for sales taxes and dishonored checks and by adding an amount for write-off recoveries to determine net collections for each of Connecticut Light & Power's customer classes.

         o Net collections for each customer class will be multiplied by the applicable RRB percentage (determined as described below) for such customer class to determine the amount of RRB charge collected for that customer class.

         o The total of the RRB charges collected for all customer classes will be remitted to the note trustee.

         For net collections received on any day that occurs before two full billing months have elapsed since the first day on which Connecticut Light & Power imposed the RRB charge, the applicable RRB percentage for a customer class is determined by dividing the initial RRB charge (cents per kilowatt-hour) for such customer class by the total rate (cents per kilowatt-hour) in effect for such customer class on the first day on which Connecticut Light & Power imposed the RRB charge. For net collections received on any day that occurs after two full billing months have elapsed since the first day on which Connecticut Light & Power imposed the RRB charge, the applicable RRB percentage for a customer class is determined by dividing the aggregate amount of all RRB charges billed by Connecticut Light & Power to all customers in such customer class by the aggregate of all amounts billed by Connecticut Light & Power to all customers in such customer class, in each case during the second preceding billing month.

SERVICING COMPENSATION

         The servicer will be entitled to receive an annual servicing fee in an amount equal to:

         o        0.05 percent of the initial principal amount of the notes; or

         o up to 1.25 percent of the initial principal balance of the notes if the RRB charge is being billed separately to customers by a successor servicer.

The note trustee will pay the servicing fee in quarterly installments (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds in the collection account prior to the payment of any principal of and interest on the notes. See "Description of the Notes - Allocations and Payments," which begins on page 56.

THIRD PARTY SUPPLIERS

         As part of the deregulation of the Connecticut electric industry, the restructuring statute contemplates that electricity metering and billing services may be unbundled from distribution services. See "Energy Deregulation and New Connecticut Market Structure - Third Party Billing Options," which begins on page 29. As a result, while the restructuring statute continues to reserve electricity metering and billing services to electric distribution companies, third party suppliers may have the opportunity to bill, collect and remit the RRB charge in the future. When a third party supplier bills, collects and remits billed amounts arising from the RRB charge, there is a greater risk that the servicer will receive payments arising from the RRB charge later than it would if the servicer billed and collected these amounts itself. The greater the delay in receipt of payment, the larger the amount of payments that bear the risk of non-payment due to the default, bankruptcy or insolvency of the third party supplier holding the funds. Third party supplier billing also places increased information requirements on the servicer. The servicer will have the responsibility of accounting for payments arising from the RRB charge due to certificateholders regardless of which entity provides a customer's electric power.

         To mitigate the risks associated with a third party supplier, see "Risk Factors - Problems with the servicing of transition property may cause payment delays or losses - Billing of the RRB charge by third party suppliers may cause delays in remittances," which begins on page 24, and "Risk Factors - Bankruptcy and Creditors' Rights Issues - Bankruptcy of the servicer or a third party supplier could also delay or reduce payments," which begins on page 25, the Department of Public Utility Control states in its financing order issued to Connecticut Light & Power that it will not authorize a third party supplier to bill and collect the RRB charge unless such third party supplier meets specified creditworthiness criteria and complies with specified billing, collection and remittance procedures and information access requirements. The Department of Public Utility Control also states that it will require creditworthiness standards and other procedures and requirements that are consistent with maintaining "AAA" (or its equivalent) ratings on the certificates, subject to the following minimum criteria, procedures and requirements:

         o The third party supplier must agree to remit the full amount of the RRB charge it bills to customers, regardless of whether payments are received from customers, within 15 days after the servicer's bill for such charges.

         o The third party supplier must provide the servicer with access to information regarding kilowatt-hour billing and electricity usage by customers to permit the servicer to fulfill its obligations under the servicing agreement.

         o The servicer will be entitled, within seven days after a default by a third party supplier in remitting to the servicer any amounts arising from the RRB charge, to assume responsibility for billing the RRB charge to the customers of the third party supplier or to assign that responsibility to a third party.

         o If and so long as a third party supplier does not maintain at least a "BBB" (or the equivalent) long-term unsecured credit rating from Moody's and S&P, a third party supplier will be required to maintain with the servicer, or as directed by the servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of payments arising from the RRB charge, as agreed upon by the servicer and the third party supplier.

         The third party supplier will, in effect, replace the customer as the obligor for payments arising from the RRB charge, and the servicer, on behalf of the note issuer, will have no right to collect such payments from the customer. In the event of a default in the remittance of payments arising from the RRB charge by a third party supplier, the servicer will take these amounts into account in adjusting the RRB charge.

         Neither the servicer nor Connecticut Light & Power in any capacity apart from its capacity as servicer will pay any shortfalls resulting from the failure of any third party supplier to remit payments arising from the RRB charge to the servicer. The true-up adjustment mechanism for the RRB charge, as well as the overcollateralization amount and the amounts deposited in the capital subaccount, are intended to mitigate the risk of shortfalls. Any shortfalls that occur will delay the payment of principal of and interest on the certificates.

SERVICER REPRESENTATIONS AND WARRANTIES

         In the servicing agreement, the servicer will represent and warrant to the note issuer, as of the closing of the issuance of the certificates, among other things, that:

         o the servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with corporate power and authority to own its properties as owned by it on the closing date and to conduct its business as its business is conducted by it on the closing date and to execute, deliver and carry out the terms of the servicing agreement;

         o the execution, delivery and carrying out of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer;

         o the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

         o the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of organization or by-laws or any material agreement to which the servicer is a party or bound, result in the creation or imposition of any lien on the servicer's properties pursuant to a material agreement or violate any existing law or any existing order, rule or regulation applicable to the servicer so as to adversely affect the servicer, the noteholders or the certificateholders;

         o the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement (except where failure to obtain such licenses would not be reasonably likely to adversely affect the servicing of the transition property);

         o no governmental approvals, authorizations or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made and those that the servicer is required to make in the future under the servicing agreement or pursuant to applicable law; and

         o no court or administrative proceeding is pending and, to the servicer's knowledge, no court or administrative proceeding is threatened and, to the servicer's knowledge, no investigation is pending or threatened, asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the servicing agreement or seeking a determination that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability of, the servicing agreement.

         In the event of willful misconduct or gross negligence by the servicer under the servicing agreement or in the event of the servicer's breach in any material respect of any of the representations and warranties in the preceding paragraph, the servicer will indemnify, defend and hold harmless the note issuer, the noteholders and the certificateholders against any costs, expenses, losses, claims, damages and liabilities incurred as a result of these events. The noteholders and the certificateholders, however, may only enforce their rights against the servicer through an action brought by the note trustee or the certificate trustee, as the case may be. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified persons. The servicer also will not be liable for any costs, expenses, losses, claims, damages or liabilities, regardless of when incurred, after the notes and the certificates have been discharged in full.

         The servicer will indemnify, defend and hold harmless the note trustee, the certificate trustee, the Delaware trustee, the trust, the State of Connecticut, the finance authority, the State Treasurer, agencies of the State of Connecticut and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents against any costs, expenses, losses, claims, damages and liabilities incurred as a result of the willful misconduct or gross negligence of the servicer under the servicing agreement or the servicer's breach in any material respect of any of the representations and warranties above. The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of the indemnified person or resulting from a breach of a representation or warranty made by an indemnified person in the transaction documents that gives rise to the servicer's breach.

STATEMENTS BY SERVICER

         The servicer will prepare, and the note trustee will furnish to the noteholders on each payment date the quarterly servicer's certificate described under "Description of the Notes - Reports to Noteholders," which begins on page
62. The servicer will also prepare and the certificate trustee will furnish to the certificateholders on each payment date the report described under "Description of the Certificates - Reports to Certificateholders," which begins on page 66.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement will provide that a firm of independent public accountants, at the note issuer's expense, will furnish to the note issuer, the note trustee, the certificate trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2002, a statement as to compliance by the servicer with standards relating to the servicing of the transition property during the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first statement). This report will state that the accounting firm has performed agreed upon procedures in connection with the servicer's compliance with the servicing procedures of the servicing agreement, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         The servicing agreement will also provide for delivery to the note issuer, the note trustee, the certificate trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2002, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months ended December 31 (or preceding period since the closing date of the issuance of the certificates in the case of the first certificate) or, if there has been a default in the fulfillment of any material obligation under the servicing agreement, describing each such material default. The servicer has agreed to give the note issuer, the note trustee and the certificate trustee notice of servicer defaults under the servicing agreement. For so long as any certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice also will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

         You may obtain copies of the statements and certificates by sending a written request addressed to the certificate trustee.

MATTERS REGARDING THE SERVICER

         The servicing agreement will provide that Connecticut Light & Power may not resign from its obligations and duties as servicer under the servicing agreement, except when either:

         o Connecticut Light & Power determines that performance of its duties is no longer permissible under applicable law; or

         o Connecticut Light & Power receives notice from the rating agencies that Connecticut Light & Power's resignation will not result in a reduction or withdrawal of the then current ratings on any class of certificates and consent of the Department of Public Utility Control.

No resignation by Connecticut Light & Power as servicer will become effective until a successor servicer has assumed Connecticut Light & Power's servicing obligations and duties under the servicing agreement.

         The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, or agents will be liable to the note issuer or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for errors in judgment. The servicing agreement will not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of their willful misconduct or gross negligence in the performance of duties. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the note issuer's expense.

         Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or its obligations as servicer, will be the servicer under the servicing agreement. In each such case, the successor must expressly assume the obligations of the servicer under the servicing agreement.

SERVICER DEFAULTS

         Servicer defaults under the servicing agreement will include, among other things:

         o any failure by the servicer to remit payments arising from the RRB charge into the collection account as required under the servicing agreement, if such failure continues unremedied for 5 business days after written notice from the note issuer or the note trustee is received by the servicer;

         o any failure by the servicer duly to observe or perform in any material respect any other covenant or agreement in the servicing agreement, if such failure materially and adversely affects the rights of noteholders or certificateholders and continues unremedied for 60 days after the giving of notice of such failure (a) to the servicer by the note issuer or (b) to the servicer by the note trustee or by holders of notes evidencing not less than 25 percent in principal amount of the outstanding notes;

         o the inaccuracy in any material respect when made of any representation or warranty made by the servicer in the servicing agreement, if such inaccuracy has a material adverse effect on the noteholders and such material adverse effect continues unremedied for a period of 60 days after the giving of notice to the servicer by the note issuer or the note trustee; and

         o events of bankruptcy, insolvency, receivership or liquidation of the servicer.

RIGHTS WHEN SERVICER DEFAULTS

         If a servicer default remains unremedied, either the note trustee or holders of notes evidencing not less than 25 percent in principal amount of then outstanding notes may terminate all the rights and obligations of the servicer (other than the servicer's indemnity obligations) under the servicing agreement. A successor servicer appointed by the note issuer, subject to the approval of the Department of Public Utility Control, and with the note trustee's consent, will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement upon its assuming in writing the obligations of the servicer thereunder. If the note issuer has not obtained a successor servicer within 30 days after a termination notice has been delivered to the defaulting servicer, the note trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. In order to qualify as a successor servicer, such entity must be permitted to perform the duties of a servicer under the Department of Public Utility Control regulations, the rating agencies must confirm that appointment of such successor servicer will not result in a reduction or withdrawal of the then current rating of the certificates and the successor servicer must assume in writing the obligations of the servicer under the servicing agreement or enter into a substantially similar servicing agreement with the note issuer. The note trustee may make arrangements for compensation to be paid to the successor servicer.

         In addition, when the servicer defaults, each of the following will be entitled to apply to the Department of Public Utility Control for sequestration and payment of revenues arising from the transition property:

         o the certificateholders (subject to the provisions of the certificate indenture) and the certificate trustee as beneficiary of any statutory lien permitted by the restructuring statute;

         o        the note issuer or its assignees;

         o        the trust; and

         o pledgees or transferees, including transferees under the restructuring statute, of the transition property.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, the bankruptcy trustee or similar official may have the power to prevent the note trustee or the noteholders from effecting a transfer of servicing.

WAIVER OF PAST DEFAULTS

         Holders of notes evidencing at least a majority in principal amount of the then outstanding notes, on behalf of all noteholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and may waive the consequences of any default, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement provides that no waiver will impair the noteholders' rights relating to subsequent defaults.

SUCCESSOR SERVICER

         If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with the note issuer, the note trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that, in case a successor servicer is appointed as a result of a servicer default, all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with transferring all relevant records to the successor servicer and amending the servicing agreement to reflect such succession as servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. All other reasonable costs and expenses incurred in transferring servicing responsibilities to a successor servicer shall be paid by the note issuer.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, without the consent of the noteholders or the certificateholders (notwithstanding any provision of any other document that would otherwise require such consent as a precondition of note trustee consent), but with the consent of the note trustee (which consent may not be unreasonably withheld) to cure any ambiguity, to correct or supplement any provision thereof or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the noteholders or the certificateholders, provided that the action will not, as certified in a certificate of an officer of the servicer delivered to the note trustee and the note issuer, adversely affect in any material respect the interest of any noteholder or certificateholder. The servicing agreement may also be amended by the servicer and the note issuer with the consent of the note trustee (which consent may not be unreasonably withheld) and the holders of notes evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders; provided that an amendment of the provisions of the servicing agreement relating to the servicer's remittance and RRB charge adjustment obligations will not result in a reduction or withdrawal of the then existing rating of the certificates by the rating agencies (except that with regard to Moody's it will be sufficient to provide 10 days' prior notice of the amendment).

         Each rating agency will be given 10 business days' prior notice of any amendment to any of the servicing agreement, the note indenture and the other transaction documents relating to the issuance of the notes and the certificates. Each rating agency will also receive a copy of any material notice, filing or report distributed by the servicer, the note issuer's independent accountants, the note issuer, the note trustee or the certificate trustee under the servicing agreement, the note indenture and the other transaction documents relating to the issuance of the notes and the certificates.


                            DESCRIPTION OF THE NOTES

         The note issuer will issue the notes to the trust under the terms of a note indenture between the note issuer and the note trustee. Each class of notes will be in an aggregate principal amount equal to the initial aggregate principal amount of the related class of certificates. The following summary describes the material terms and provisions of the note indenture. The particular terms of the notes of any class will be established in the note indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the note indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, prior to buying the certificates.

         The note issuer may issue the notes in one or more classes. All notes of the same class will be identical in all respects except for their denominations. The note issuer may not issue any additional notes under the note indenture other than in connection with the replacement, transfer or exchange of notes initially issued thereunder.

SECURITY

         To secure the payment of principal of and interest on the notes, the note issuer will grant to the note trustee a security interest in all of the note issuer's right, title and interest in and to:

         o        the transition property;

         o the sale agreement (including the security interest granted therein by the seller to the note issuer with respect to the transition property);

         o        the servicing agreement;

         o        the administration agreement;

         o the collection account and all amounts or investment property on deposit in the collection account;

         o all other property of whatever kind owned from time to time by the note issuer; and

         o        all proceeds on account of any or all of the foregoing.

We refer to the assets in which the note issuer will grant the note trustee a security interest as the "note collateral." The note collateral will not include, however, the following:

         o amounts in the collection account released as permitted under the note indenture, including net investment earnings on the capital subaccount that have been released to the note issuer by the note trustee under the terms of the note indenture; and

         o proceeds from the sale of the notes required to pay costs of issuance of the notes and the certificates.

COLLECTION ACCOUNT

         The note issuer will establish, in the name of the note trustee, a segregated trust account with an eligible institution (as described in the next paragraph). The note trustee will hold the collection account for the benefit of the noteholders. The collection account will consist of four subaccounts:

         o        a general subaccount;

         o        a reserve subaccount;

         o an overcollateralization subaccount for the overcollateralization amount; and

         o a capital subaccount for capital contributions to the note issuer.

All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, all references to the collection account include each of the four subaccounts.

         An "eligible institution" means (a) the corporate trust department of the note trustee or (b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating of "AAA" by S&P, and "Aaa" by Moody's or a certificate of deposit rating of "A-l+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to S&P and Moody's and whose deposits are insured by the Federal Deposit Insurance Corporation.

         Funds in the collection account may be invested in any of the following:

         o direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

         o demand deposits, time deposits, certificates of deposit or bankers' acceptances of eligible depository institutions;

         o commercial paper (other than commercial paper issued by Connecticut Light & Power) having, at the time of investment, a rating in the highest investment category from each of the rating agencies from which a rating is available;

         o money market funds having a rating in the highest investment category from each of the rating agencies from which a rating is available;

         o repurchase obligations for any security that is a direct obligation of, or fully guaranteed by, the United States of America or its approved agencies or instrumentalities, entered into with eligible depository institutions; or

         o any other investment permitted by each of the rating agencies from which a rating is available;

in each case which mature on or before the business day preceding the next payment date. We refer to each of the investments listed above as the "eligible investments." The note trustee will have access to the collection account for the purpose of making deposits and withdrawals under the note indenture.

         The servicer will account for, and ultimately credit to ratepayers, any amounts remaining in the collection account (other than the capital subaccount and an amount equal to interest earnings thereon) after the certificates are paid in full, such as any overcollateralization amounts, including interest earnings. These amounts will be released to the note issuer when the certificates are retired. These amounts will inure to the benefit of ratepayers through a credit to their competitive transition assessment or if there is no competitive transition assessment, through a credit to other rates.

INTEREST AND PRINCIPAL

         Interest will accrue on the principal balance of a class of notes at the per annum rate specified in the prospectus supplement and will be payable on the payment dates specified in the prospectus supplement. Collections arising from the RRB charge held by the note trustee in the general subaccount and any amounts that are available in the reserve subaccount, the overcollateralization subaccount and capital subaccount (except interest earnings) will be used to make interest payments to the noteholders of each class on each payment date.

         Principal of each class of notes will be payable in the amounts and on the payment dates specified in the prospectus supplement to the extent of available cash in the collection account, and with the other limitations described below. The prospectus supplement will set forth the expected amortization schedule for the various classes of notes. On any payment date, the note issuer will pay principal of a class of notes only until the outstanding principal balance of that class has been reduced to the principal balance specified in the expected amortization schedule.

         However, if insufficient funds arising from the RRB charge collections, or available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount, are in the collection account on any payment date, principal of any class of notes may be paid later than expected. The entire unpaid principal amount of the notes will be due and payable on the date on which a note event of default has occurred and is continuing, if the note trustee or the holders of at least a majority in principal amount of the outstanding notes have declared the notes to be immediately due and payable. See " - Note Events of Default; Rights On Note Event of Default," which begins on page 58.

OPTIONAL REDEMPTION

         The note issuer may redeem the notes, at its option, on any payment date, and cause the trust to redeem the certificates on the related payment date, if the outstanding principal balance of the notes (after giving effect to payments that would otherwise be made on that payment date) is less than 5 percent of the initial principal balance of the notes. In the case of redemption, the note trustee will pay the outstanding principal amount of the notes and accrued but unpaid interest as of the redemption date. Unless otherwise specified in the prospectus supplement, the note issuer will give notice of the redemption to the trust by first-class mail, postage prepaid, mailed not less than 5 days nor more than 25 days prior to the redemption date. For so long as any certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of redemption also will be given by publication in a daily newspaper in Luxembourg, expected to be the Luxemburger Wort, not less than 10 days prior to the date of redemption.

MANDATORY REDEMPTION

         If the seller is required to, or elects to, repurchase the transition property as described under "Description of the Transition Property - Seller Representations and Warranties and Repurchase Obligation," which begins on page 34, the note issuer will be required to redeem the notes on or before the fifth business day following the date of repurchase at a price equal to the principal amount of the notes together with any accrued but unpaid interest thereon. Mandatory redemption of the notes will cause a redemption of the certificates under the certificate indenture.

OVERCOLLATERALIZATION SUBACCOUNT

         The note trustee will collect amounts arising from the transition property exceeding the amount expected to be necessary to pay scheduled payments of principal of and interest on the notes and fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates, which overcollateralization amounts are intended to enhance the likelihood that payments on the notes will be made in a timely manner. The servicer will set and adjust the RRB charge at a level that is intended to collect the overcollateralization amount ratably over the life of the notes according to a schedule set forth in the prospectus supplement.

         On each payment date, all payments arising from the RRB charge remitted to the collection account will be deposited in the respective subaccounts, including the overcollateralization subaccount, as described under " - Allocations and Payments," which begins on page 56. On each payment date, the note trustee will draw on amounts in the overcollateralization account, if any, to the extent amounts available in the general subaccount and the reserve subaccount are insufficient to make scheduled payments of principal of and interest on the notes and pay fees, expenses and certain indemnities related to servicing and retiring the notes and the certificates. Amounts in the overcollateralization subaccount will be invested in eligible investments.

CAPITAL SUBACCOUNT

         Before the issuance of the notes, Connecticut Light & Power will contribute capital to the note issuer in the amount specified in the prospectus supplement. The note trustee will deposit the capital into the capital subaccount. On each payment date, the note trustee will draw on amounts in the capital subaccount, if any, to the extent amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments of principal of and interest on the notes and pay fees, expenses and certain indemnities relating to servicing and retiring the notes and the certificates. Deposits to the capital subaccount will be made as described under " - Allocations and Payments," which begins on page
56. Amounts in the capital subaccount will be invested in eligible investments. Connecticut Light & Power will be entitled to the earnings on amounts in the capital subaccount if the required capital level in the capital subaccount is met at the time such earnings are withdrawn.

RESERVE SUBACCOUNT

         The note trustee will allocate to the reserve subaccount any amounts remitted to the collection account exceeding amounts necessary to:

         o pay fees and expenses (including indemnities) related to servicing and retiring the notes and the certificates;

         o        pay principal of and interest on the notes;

         o        fund the capital subaccount up to the required capital level;
                  and

         o fund the overcollateralization subaccount up to the required overcollateralization level

The note trustee will draw on amounts in the reserve subaccount, to the extent amounts available in the general subaccount are insufficient to pay the amounts listed above. Amounts in the reserve subaccount will be invested in eligible investments.

ALLOCATIONS AND PAYMENTS

         On any business day that the note trustee receives a written request from the servicer requesting repayment for any excess remittances to the collection account, the note trustee will make payment of the amount due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment. See "Servicing - Remittances to Collection Account," which begins on page 47.

         On any business day that the note trustee receives a written request from the note issuer's administrator stating that any fees, costs, expenses and indemnities payable by the note issuer, as described in clauses (1) through (4) below, will become due and payable prior to the next succeeding payment date, and setting forth the amount and nature of the expense, as well as any supporting documentation that the note trustee may reasonably request, the note trustee, after receiving the information, will make payment of the expense on or before the date the payment is due from amounts on deposit in the general subaccount, the reserve subaccount, the overcollateralization subaccount and the capital subaccount, in that order and only to the extent required to make the payment.

         On each payment date, or for any amount payable under clauses (1) through (4) below, on any business day, the note trustee will apply all amounts on deposit in the collection account, including net earnings on those amounts (other than on amounts in the capital subaccount) to pay the following amounts in the following priority:

         (1) all amounts owed by the note issuer to the note trustee, the Delaware trustee, the certificate trustee, the trust and the finance authority will be paid, subject, in each case, to any limitation on such payment described in the note indenture;

         (2) the servicing fee and all unpaid servicing fees from prior payment dates will be paid to the servicer;

         (3) the administration fee and all unpaid administration fees from prior payment dates will be paid to the note issuer's administrator;

         (4) so long as no note default or note event of default has occurred and is continuing or would result from such payment, all fees and expenses (including indemnities) payable by the note issuer to persons other than those specified in clauses
                  (1) through (3) above will be paid, provided that the total amount paid for such other fees and expenses (including indemnities) since the previous payment date and on the current payment date may not, in the aggregate, exceed $100,000;

         (5) (A) any overdue interest (together with, to the extent lawful, interest on such overdue interest at the applicable note interest rate) and (B) interest currently due and payable, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders or, in the case of any floating rate certificates, the related swap counterparty;

         (6) (A) principal due and payable (x) as a result of a note event of default or (y) on the final maturity date of a class of notes and (B) scheduled principal due and payable on that payment date, will be transferred to the certificate trustee, as noteholder, for payment to the certificateholders;

         (7) unpaid fees and expenses (including indemnities) payable by the note issuer will be paid to the persons entitled thereto;

         (8) the amount, if any, by which the capital subaccount needs to be funded to equal the required capital level as of that payment date (disregarding for this purpose any interest earnings held in the capital subaccount) will be allocated to the capital subaccount;

         (9) the amount, if any, by which the overcollateralization subaccount needs to be funded to equal the required overcollateralization level as of that payment date will be allocated to the overcollateralization subaccount; and

         (10) the balance, if any, will be allocated to the reserve subaccount for payment on subsequent payment dates.

         Following the repayment of all notes and certificates, any amounts remaining in the collection account will be released to the note issuer.

         In the case of any deficiency in the amount required under clause (5) above, amounts available to make payments under clause (5) above will be allocated among each class of notes pro rata based upon the respective amounts of interest owed on the notes of each class, and allocated and paid to holders within each class pro rata based upon the respective principal amount of notes held. In the case of any deficiency in the amount required under clause (6) above, amounts available to make payments under clause (6) above will be allocated among each class of notes pro rata based upon the respective principal amount of notes due (in the case of clause (6)(A)(x)) or scheduled to be paid (in the case of clauses (6)(A)(y) and (6)(B), based on priorities described in the prospectus supplement and according to the expected amortization schedule for such class), and allocated and paid to the holders within each class pro rata based upon the principal amount of notes held.

         If on any payment date, or for any amounts payable under clauses (1) through (4) above, on any business day, funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (6) above, the note trustee will:

         o        first, draw from amounts on deposit in the reserve subaccount;

         o second, draw from amounts on deposit in the overcollateralization subaccount; and

         o        third, draw from amounts on deposit in the capital subaccount,

up to the amount of the shortfall, in order to make the payment described above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations described in clauses (8) and (9) above, the note trustee will draw from amounts on deposit in the reserve subaccount to make the required allocations.

         If the amount in the capital subaccount on the last day of any month exceeds the required capital level, the note trustee will pay such excess amount to the note issuer upon request.

ACTIONS BY NOTEHOLDERS

         The certificate trustee, on behalf of the trust as sole initial holder of the notes, has the right to vote and give consents and waivers which are required to be given by the noteholders under the note indenture and other transaction documents for modifications to any class of notes and to the provisions of the note indenture and other transaction documents. With some exceptions, the holders of a majority of the outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee, or exercising any trust or power conferred on the note trustee under the note indenture, provided that:

         o the direction is not in conflict with any rule of law or with the note indenture;

         o other than in the case of a default in the payment of any interest, principal or redemption price in respect of any note, the note trustee may not sell or liquidate the note collateral unless the holders of 100% of the outstanding principal amount of the notes consent thereto;

         o if the note trustee elects to maintain possession of the note collateral in compliance with the note indenture, then any direction to the note trustee by holders of notes representing less than 100% of the outstanding principal amount of the notes to sell or liquidate the note collateral will be of no force and effect; and

         o the note trustee may take any other action deemed proper by the note trustee that is not inconsistent with such direction.

         No holder of any note will have the right to institute any proceeding with respect to the note indenture, unless:

         o the holder previously has given to the note trustee written notice of a continuing event of default;

         o the holders of not less than 25 percent in principal amount of the outstanding notes have made written request of the note trustee to institute the proceeding in its own name as note trustee;

         o the holder or holders have offered the note trustee reasonable indemnity;

         o the note trustee has failed for 60 days after receipt of notice to institute a proceeding; and

         o no direction inconsistent with the written request has been given to the note trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

NOTE EVENTS OF DEFAULT; RIGHTS ON NOTE EVENT OF DEFAULT

         An event of default on the notes is defined in the note indenture as being:

         o a default in the payment of interest on any note on its payment date that continues for a period of 5 days;

         o a default in the payment of the then unpaid principal of any note on the final maturity date;

         o a default in the payment of the redemption price for any note on a redemption date;

         o a default in the observance or performance in any material respect of any covenant or agreement of the note issuer made in the note indenture, which continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding;

         o the inaccuracy in any material respect when made of any representation or warranty made by the note issuer in the note indenture or in any certificate or writing delivered by the note issuer in connection with the note indenture, which inaccuracy continues unremedied for 30 days after notice is given to the note issuer by the note trustee or to the note issuer and the note trustee by the holders of at least 25 percent in principal amount of the notes then outstanding; or

         o events of bankruptcy, insolvency, receivership or liquidation of the note issuer.

         Each of the seller, the servicer, the note trustee, the Delaware trustee and the certificate trustee will covenant that it will not at any time institute against the note issuer or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         If a note event of default should occur and be continuing, the note trustee or holders of not less than a majority in principal amount of the notes then outstanding may declare the notes to be immediately due and payable. Under circumstances set forth in the note indenture, the holders of a majority in principal amount of notes then outstanding may rescind the declaration.

         If the notes have been declared to be due and payable following a note event of default, the note trustee may, in its discretion, either sell the transition property or elect to maintain possession of the transition property and continue to apply payments arising from the RRB charge remitted to the note trustee as if there had been no declaration of acceleration. We expect that there will be a limited resale market, if any, for the transition property following a foreclosure of the note indenture with respect to the note collateral because of the unique nature of the transition property as an asset and other factors discussed in this prospectus.

         In addition, the note trustee is prohibited from selling the transition property following a note event of default, other than a default in the payment of any interest, principal or redemption price in respect of any note, unless:

         o        the holders of all the outstanding notes consent to the sale;

         o the proceeds of the sale are sufficient to pay in full the accrued interest on and the principal of the outstanding notes; or

         o the note trustee determines that the proceeds of the transition property would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the note trustee obtains the consent of the holders of 66-2/3 percent of the outstanding amount of the notes.

         If a note event of default occurs and is continuing, the note trustee will be under no obligation to exercise any of the rights or powers under the notes at the request or direction of any of the holders of notes if the note trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. The holders of a majority in principal amount of the outstanding notes may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default arising from a covenant or provision of the note indenture that cannot be modified without the consent of all of the holders of the outstanding notes of all classes affected.

COVENANTS OF THE NOTE ISSUER

         The note issuer may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving a consolidation or merger of the note issuer is organized under the laws of the United States, any state thereof or the District of Columbia;

         o the entity expressly assumes by an indenture supplemental to the note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

         o no event of default will have occurred and be continuing immediately after the merger or consolidation of the note issuer;

         o the transaction will not result in a reduction or withdrawal of the then current ratings on any class of notes or certificates;

         o the note issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and the consolidation or merger complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

         o any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.

         The note issuer may not convey or transfer any of its properties or assets to any person or entity, unless:

         (a)      the person or entity acquiring the properties and assets:

                  o is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia;

                  o        expressly assumes by an indenture supplemental to the
                           note indenture the note issuer's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the note issuer under the note indenture;

                  o expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of noteholders;

                  o unless otherwise expressly waived by the note issuer, expressly agrees to indemnify, defend and hold harmless the note issuer against and from any loss, liability or expense arising under or related to the note indenture and the notes; and

                  o expressly agrees by means of a supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the Securities and Exchange Commission (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the notes;

         (b) no event of default under the note indenture will have occurred and be continuing immediately after the transaction;

         (c) the transaction will not result in a reduction or withdrawal of the then current ratings on any class of certificates;

         (d) the note issuer has received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequence to the note issuer, the trust, any noteholder or any certificateholder and an officer's certificate and an opinion of counsel each stating that the conveyance or transfer complies with the note indenture and all conditions precedent relating to the transaction have been complied with; and

         (e) any action as is necessary to maintain the lien and security interest created by the note indenture will have been taken.

         The note issuer will not, among other things:

                  o except as expressly permitted by the note indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the note issuer, unless directed to do so by the note trustee in accordance with the note indenture;

                  o claim any credit on, or make any deduction from the principal or interest payable on, the notes (other than amounts properly withheld under the Internal Revenue Code of 1986) or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed on any part of the note collateral;

                  o terminate its existence, dissolve or liquidate in whole or in part;

                  o permit the validity or effectiveness of the note indenture to be impaired;

                  o permit the lien of the note indenture to be amended, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations arising from the notes except as may be expressly permitted by the note indenture;

                  o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the note indenture or the statutory lien under the restructuring statute, to be created by the note issuer on or extend to or otherwise arise on or burden the note collateral or any part of it or any interest in it or the proceeds from it; or

                  o except for the statutory lien under the restructuring statute, permit the lien of the note indenture not to constitute a valid first priority security interest in the note collateral.

         The note issuer may not engage in any business other than financing, purchasing, owning and managing the transition property in the manner contemplated by the note indenture and the other transaction documents and activities incidental thereto. The note issuer will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the notes.

         The note issuer will not, except for any eligible investments as contemplated by the note indenture and the other transaction documents make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The note issuer will not, other than expenditures in an annual amount not to exceed $25,000, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal property). The note issuer will not, directly or indirectly, make payments to or from the collection account except in compliance with the note indenture and the other transaction documents.

         The note issuer will not make any payments, distributions or dividends to any owner of beneficial interests in the note issuer arising from the beneficial interests in the note issuer if any note event of default has occurred and is continuing or if distributions cause the book value of the remaining equity in the note issuer to decline below 0.50 percent of the initial principal amount of the notes outstanding under the note indenture.

         The note issuer will deliver or cause the servicer to deliver to, among others, the note trustee and the certificate trustee the annual accountant's certificates, compliance certificates, reports regarding payments and statements to noteholders and the certificateholders required by the servicing agreement.

REPORTS TO NOTEHOLDERS

         On or prior to each payment date, the servicer will prepare and provide to the note issuer, the note trustee and the certificate trustee a statement to be delivered to the noteholders on the payment date. Each statement will include (to the extent applicable) the following information for a payment date or the period since the previous payment date, as applicable:

         o the amount of the payment to noteholders allocable to principal;

         o the amount of the payment to noteholders allocable to interest;

         o the outstanding principal balance of the notes, after giving effect to payments allocated to principal reported above; and

         o the difference, if any, between the outstanding principal balance of the notes and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule.

         The note trustee will deliver to each holder of the notes information in the note trustee's possession that may be required to enable the holder to prepare its federal and state income tax returns. See "Federal Income Tax Consequences," which begins on page 72, and "State Taxation," which begins on page 78.

ANNUAL COMPLIANCE STATEMENT

         The note issuer will file annually with the note trustee, the certificate trustee, the finance authority and the rating agencies a written statement as to whether it has fulfilled its obligations under the note indenture.


                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates under the certificate indenture among the trust, the Delaware trustee and the certificate trustee. The following summary describes the material terms and provisions of the certificate indenture. The particular terms of the certificates of any class will be established in the certificate indenture. This summary is not complete. You should read this summary together with the prospectus supplement and the terms and provisions of the certificate indenture, a form of which is filed as an exhibit to the registration statement relating to this prospectus, before buying the certificates.

         Each class of certificates will represent fractional undivided beneficial interests in the related class of notes, the proceeds of that class of notes and, in the case of floating rate certificates, a related swap agreement and its proceeds. Each certificate will be issued in the minimum denominations specified in the prospectus supplement. The trust may not issue any additional certificates under the certificate indenture other than in connection with the replacement, transfer or exchange of certificates initially issued thereunder.

         Except in the case of floating rate certificates, each class of certificates will bear interest at the rate per annum borne by the related class of notes. See "Description of the Notes - Interest and Principal," which begins on page 54. The prospectus supplement indicates whether the trust will issue floating rate certificates and, if so, the manner in which the floating rate certificates will bear interest. Payments of interest and principal made on any class of notes or pursuant to any swap agreement are required to be passed through to holders of the related class of certificates at the times and in the manner described below. See " - Payments," which begins on page 63, and "Description of the Notes - Interest and Principal," which begins on page 54.

         For so long as any certificates are listed on the Luxembourg Stock Exchange, and to the extent that the rules of that exchange so require, the issuer will have a listing agent, a paying agent and a transfer agent in Luxembourg.

PAYMENTS

         The note trustee will make payments on the notes on each payment date to the certificate trustee, as holder of the notes, as described under "Description of the Notes - Allocations and Payments," which begins on page 56.

         The certificate trustee will pay on each payment date to the holders of each class of certificates all payments of principal of and interest on the related class of notes, other than a special payment described in the next paragraph, the receipt of which is confirmed by the certificate trustee by 1:00 p.m. New York City time on a payment date or, if receipt is confirmed after 1:00 p.m. New York City time on a payment date, then on the following business day. Each payment, other than the final payment for any certificate, will be made by the certificate trustee to the holders of record of the certificates of the applicable class on the record date for a payment date. If a payment of principal or interest on any class of the notes, other than a special payment described in the next paragraph, is not received by the certificate trustee on a payment date but is received within 5 days thereafter, it will be paid to the holders of record on the date receipt is confirmed by the certificate trustee, if receipt is confirmed by the certificate trustee by 1:00 p.m. New York City time or, if receipt is confirmed after 1:00 p.m. New York City time, then on the following business day. If payment is received by the certificate trustee after the five-day period, it will be treated as a special payment received following a payment default on a class of notes and paid as described below in the next paragraph.

         Any payment received by the certificate trustee following a payment default on any class of notes, any proceeds from the sale of the notes by the certificate trustee following an event of default under the certificate indenture and any proceeds from the repurchase of the transition property by the seller under the sale agreement (each a "special payment") will be paid on the later of

         o the date receipt is confirmed by the certificate trustee provided that if receipt of a special payment is not confirmed until after 1:00 p.m. New York City time, the special payment will be paid on the following business day and,

         o the date that is the earlier of (A) if the certificate trustee receives such special payment without prior notice, 20 days after receipt is confirmed, or (B) the date that is 20 days after the certificate trustee receives notice from the note issuer of the anticipated payment of a special payment, except that:

                  o if the special payment represents proceeds of the sale of the notes by the certificate trustee following an event of default under the certificate indenture, then the special payment date will be the earliest day for which it is practicable for the certificate trustee to give 20 days notice to the certificateholders of payment of such special payment, and

                  o the certificate trustee shall distribute proceeds from the repurchase by the seller of the transition property under the sale agreement not later than 5 business days after the certificate trustee receives such proceeds.

The certificate trustee will mail notice to the holders of record of certificates stating the anticipated special payment date as required under the certificate indenture.

         The certificate indenture requires the certificate trustee to establish and maintain for each class of certificates, for the trust, and on behalf of the certificateholders, one or more non-interest bearing segregated certificate accounts for the deposit of payments on the related class of notes and any swap agreement. The certificate trustee is required to deposit any payments received by it arising from the notes and any swap agreement in the appropriate certificate account. The certificate trustee will pay all amounts so deposited to holders of the certificates on a payment date or a special payment date, as appropriate, unless a different date for payment of the amount is specified in the certificate indenture.

         Any funds representing special payments received by the certificate trustee in the certificate account will, to the extent practicable, be invested and reinvested by the certificate trustee in eligible investments permitted under the certificate indenture maturing in not more than 60 days or a lesser time as is required for the payment of any funds on a special payment date, pending the payment of the funds to certificateholders as described in this prospectus.

         At a time, if any, that the certificates are issued in registered form and not to the Depository Trust Company ("DTC") or its nominee, payments by the certificate trustee from the certificate accounts on a payment date or a special payment date will be made by check mailed to each holder of record of a certificate on the applicable record date at its address appearing on the register maintained for the certificates, or, on application by a holder of any certificates in the principal amount of $1,000,000 or more to the certificate trustee not later than the applicable record date, by wire transfer to an account maintained by the payee in New York, New York. Payments made to the nominee of the DTC will be made by wire transfer. The final payment for the certificates, however, will be made only on presentation and surrender of the certificates at the office or agency of the certificate trustee specified in the notice given by the certificate trustee of the final payment. The certificate trustee will mail notice of the final payment to the certificateholders, specifying the date set for the final payment and the amount of the final payment. The final payment of any certificate listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the certificate at the office of the paying agent in Luxembourg as specified in the notice of final payment. A notice of such final payment will be published in a daily newspaper in Luxembourg, which is expected the be the Luxemburger Wort, not later than the fifth day of the month of such final payment.

         If any special payment date or other date specified in this prospectus for payment of any payments to certificateholders is not a business day, the payments scheduled to be made on such date will be made on the following business day and no interest will accrue on the payment during the intervening period.

VOTING OF THE CERTIFICATES

         The nominee for DTC, as sole initial holder of the certificates, has the right to vote and give consents and waivers required to be given by the holders of any class of certificates. With some exceptions, the holders of at least a majority of the outstanding principal amount of the certificates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the certificate trustee, or exercising any trust or power conferred on the certificate trustee under the certificate indenture, including any right of the certificate trustee as holder of the notes, in each case unless a different percentage is specified in the certificate indenture. The rights of the certificateholders to direct the action of the certificate trustee are limited by the following, among other restrictions set forth in the certificate indenture:

         o the direction must not be in conflict with any rule of law or with the certificate indenture and must not involve the certificate trustee in personal liability or expense;

         o the certificate trustee must not have determined that the action so directed would be unjustly prejudicial to the certificateholders not taking part in the direction; and

         o the certificate trustee may take any other action deemed proper by the certificate trustee that is not inconsistent with the direction.

         If the certificate trustee is required to seek instructions from the holders of the certificates regarding any action or vote, the certificate trustee will take the action or vote for or against any proposal in proportion to the principal amount of the certificates taking the corresponding position.

EVENTS OF DEFAULT

         An event of default under the certificate indenture is defined as the occurrence and continuance of a note event of default or a breach by the State of Connecticut of its pledge under the restructuring statute. For a description of the note events of default, see "Description of the Notes - Note Events of Default; Rights on Note Event of Default," which begins on page 58. For a description of the pledge of the State of Connecticut, see "Description of the Transition Property - Pledge by the State of Connecticut," which begins on page 33.

         The certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, will vote all the notes in favor of declaring the unpaid principal amount of the notes and accrued interest to be due and payable. In addition, the certificate indenture provides that, if a note event of default occurs and is continuing, the certificate trustee may and, with the written direction of holders representing not less than a majority of the outstanding principal amount of the certificates, will vote all the notes in favor of directing the note trustee as to the time, method and place of conducting any proceeding for any remedy available to the note trustee, including the sale of any or all of the notes, without recourse to or warranty by the certificate trustee or any certificateholder, to any person or entity, or of exercising any trust or power conferred on the note trustee under the note indenture.

         The certificate trustee is prohibited from selling any notes following a note event of default, other than a payment default, unless

         o the certificate trustee determines that the amounts receivable from the note collateral are not sufficient to pay in full the principal of and accrued interest on the notes and to pay all fees and expenses (including indemnities) then due, which are described in clauses (1) through (4) in "Description of the Notes - Allocations and Payments," which begins on page 56, and the certificate trustee obtains the written consent of holders of certificates representing 66-2/3 percent of the outstanding principal amount of certificates, or

         o the certificate trustee obtains the written consent of holders of 100 percent of the outstanding principal amount of certificates.

Any proceeds received by the certificate trustee on any sale will be deposited in the certificate account and will be paid to the certificateholders on a special payment date.

         If, under the terms of the certificate indenture, the certificate trustee so decides or is required to sell the notes, the certificate trustee may, but is not obligated to, take action to complete the sale of the notes so as to provide for the full payment of all amounts due on the certificates.

         If there is a failure to make any interest or principal payment on any note, then the certificate trustee in its own name, and as trustee of an express trust, as holder of such note, if directed in writing by the holders of a majority of the outstanding principal amount of the certificates and so long as the certificate trustee is adequately indemnified against the cost, expenses and liabilities that it might incur in complying with such request, will be entitled and empowered to institute suits, actions or proceedings, including the power to make demand on the note trustee to take action under the note indenture to enforce the notes, for the collection of sums due on the notes and may prosecute any proceeding to judgment or final decree.

         If a breach by the State of Connecticut of its pledge under the restructuring statute has occurred, then the certificate trustee, in its own name and as trustee of an express trust, as holder of the notes, will be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the pledge and to collect any monetary damages as a result of a breach, and may prosecute any of these suits, actions or proceedings to final judgment or decree.

         Within 30 days after the occurrence of any event that is, or after notice or lapse of time or both would become, a note event of default with respect to a class of certificates, the certificate trustee will mail to the trust, note trustee and the certificateholders notice of all uncured or unwaived defaults known to it. Except in the case of a default relating to the payment of principal of or interest on any of the notes, however, the certificate trustee will be protected in withholding notice if in good faith it determines that the withholding of notice is in the interests of the certificateholders.

         The certificate indenture contains a provision entitling the certificate trustee to be indemnified by the certificateholders before proceeding to exercise any right or power under the certificate indenture at the request or direction of certificateholders.

         Prior to acceleration of the notes, the holders of certificates representing not less than a majority of the outstanding principal amount of the certificates may in writing direct the certificate trustee to waive any default or note event of default and thereby annul any previous direction given by the certificate trustee with respect thereto, except a default:

         o in the deposit or payment of any payment on the notes or special payment required to be made on any class of certificates;

         o in the payment of principal of or interest on any of the notes; or

         o in respect of any covenant or provision of the note indenture that cannot be modified or amended without the consent of the holders of each note or of all classes of notes affected;

which defaults may be waived by the certificate trustee only upon the written direction of the holders of each certificate, or each affected class, as the case may be. With this direction, the certificate trustee will vote a corresponding percentage of the notes in favor of the waiver. The note indenture provides that, with some exceptions, the holders of not less than a majority of the outstanding principal amount of the notes may waive any note event of default or any event that is, or after notice or passage of time, or both, would be, a note event of default.

         The trust may hold two or more classes of notes, each of which may have a different interest rate and a different or potentially different schedule for the repayment of principal. Accordingly, the certificateholders of one class may have divergent or conflicting interests from the certificateholders of other classes. As a result, the note trustee and the certificate trustee may be required to seek the appointment of additional trustee(s) to represent the interests of one or more classes with divergent or conflicting interests.

REDEMPTION

         The trust will redeem the certificates if the notes are redeemed. The certificate trustee will cause notice of each special payment with respect to the notes to be mailed to each certificateholder. Notice of optional redemption of the notes will be given by first-class mail, postage prepaid, mailed not less than 5 days nor more than 25 days prior to the special payment date on which the optional redemption payment is scheduled to be paid. Notice of mandatory redemption of the notes shall be mailed not less than 5 days prior to the special payment date on which any such redemption payment is scheduled to be paid. In the case of any other special payments, such notice will be mailed not less than 20 days prior to the special payment date on which such special payment is scheduled to be paid.

REPORTS TO CERTIFICATEHOLDERS

         On each payment date, special payment date or any other date specified in the certificate indenture for payment of any payments on any class of certificates, the certificate trustee will include with each payment a statement setting forth the following information, in each case, to the extent received by the certificate trustee from the note trustee, no later than 2 business days prior to a payment date, special payment date or other date specified herein for payment:

         o the amount of the payment to certificateholders allocable to principal and interest, in each case per $1,000 original principal amount of each class of certificates;

         o the aggregate outstanding principal balance of the certificates, after giving effect to payments allocated to principal reported above; and

         o the difference, if any, between the aggregate outstanding principal balance of the certificates and the principal amount scheduled to be outstanding on a payment date according to the expected amortization schedule.

         So long as the note trustee and the certificate trustee are the same, the note trustee will agree to prepare and provide the statements to the certificate trustee.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the certificate trustee will mail to each person or entity who at any time during a calendar year has been a certificateholder and received any payment on the certificates, a statement containing information for the purposes of a certificateholder's preparation of federal and state income tax returns. See "Federal Income Tax Consequences," which begins on page 72, and "State Taxation," which begins on page 78.

         If any certificates are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notice that this statement is available with the listing agent in Luxembourg will be given to holders of those listed certificates by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

SUPPLEMENTAL CERTIFICATE INDENTURES

         The certificate trustee and the Delaware trustee, on behalf of the trust and with the approval of the note issuer, will, from time to time, and without the consent of the certificateholders, enter into one or more agreements supplemental to the certificate indenture to:

         o add to the covenants of the trust for the benefit of the certificateholders, or to surrender any right or power in the certificate indenture conferred on the trust;

         o correct or supplement any provision in the certificate indenture or in any supplemental certificate indenture that may be defective or inconsistent with any other provision in the certificate indenture or in any supplemental agreement or to make any other provisions regarding matters or questions arising under the certificate indenture; provided that none of these actions adversely affect in any material respect the interests of the certificateholders;

         o        cure any ambiguity or correct any mistake;

         o qualify, if necessary, the certificate indenture, including any supplemental certificate indenture, under the Trust Indenture Act of 1939 and to add to the certificate indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939 excluding provisions referred to in Section 316(a)(2) of such Act as in effect on the closing date;

         o to provide for any interest rate swap transactions with respect to any floating rate series or class of certificates or any series or class with specified credit enhancement; but:

                  o such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder or other swap counterparty; and

                  o the rating agency condition shall have been satisfied; or

         o to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any class of certificates required or advisable in connection with the listing of any class of certificates on the Luxembourg Stock Exchange or any other stock exchange, and otherwise to amend the certificate indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any class of certificates in connection with that listing.

         In addition, the certificate trustee and the Delaware trustee, acting on behalf of the trust and with the approval of the note issuer, will, with the consent of certificateholders holding not less than a majority of the outstanding principal amount of the certificates of all affected classes, enter into one or more certificate indentures supplemental to the certificate indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the certificate indenture or modifying the rights and obligations of certificateholders. However, no supplemental certificate indenture may, among other things, without the consent of each certificateholder affected thereby:

         o reduce in any manner the amount of, or delay the timing of, any receipt by the certificate trustee of payments on the notes or payments with respect to any certificate, change any date of payment on any certificate, or change the place of payment where, or the currency in which, any certificate is payable, or impair the right to sue for the enforcement of any payment on or after the payment date, special payment date or other date specified in this prospectus;

         o permit the disposition of any note held by the trust except as permitted by the certificate indenture, or otherwise deprive any certificateholder of the benefit of the ownership of the related notes held by the trust;

         o reduce the percentage of aggregate outstanding principal amount of the certificates of any class that is required for any supplemental indenture or reduce such percentage required for any waiver or consent (of compliance with certain provisions in the certificate indenture or certain defaults thereunder and their consequences) provided for in the certificate indenture;

         o modify the provisions in the certificate indenture relating to amendments with the consent of certificateholders, except to increase the percentage vote necessary to approve amendments or to add further provisions which cannot be modified or waived without the consent of all certificateholders; or

         o adversely affect the status of the trust as a grantor trust not taxable as a corporation for federal income tax purposes.

Promptly following the execution of any amendment to the certificate indenture (other than an amendment described in the preceding paragraph), the certificate trustee will furnish written notice of the substance of an amendment to each certificateholder. For so long as any of the certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

LIST OF CERTIFICATEHOLDERS

         With the written request of any certificateholder or group of certificateholders of record holding certificates evidencing not less than 10 percent of the outstanding principal amount of the certificates, the certificate trustee will give such certificateholder or certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the certificate indenture.

         Neither the declaration of trust nor the certificate indenture provides for any annual or other meetings of certificateholders.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

         If so specified in the prospectus supplement, the certificates will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. No service charge will be made for any registration or transfer of the certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

CERTIFICATES WILL BE ISSUED IN BOOK-ENTRY FORM

         Unless otherwise specified in the prospectus supplement, all classes of certificates will initially be represented by one or more certificates registered in the name of DTC or another securities depository. The certificates will be available to investors only in the form of book-entry certificates. Certificateholders may also hold certificates through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

    THE ROLE OF DTC, CLEARSTREAM AND EUROCLEAR

         DTC will hold the global certificate or certificates representing the certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream and Morgan Guaranty Trust Company of New York is depository for Euroclear. Those depositories will in turn hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

    THE FUNCTION OF DTC

         DTC is a limited purpose trust company organized under the laws of the State of New York, and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

    THE FUNCTION OF CLEARSTREAM

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System, referred to as MGT/EOC, in Brussels to facilitate settlement of trades between Clearstream and MGT/EOC.

         Clearstream and MGT/EOC customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and MGT/EOC is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

    THE FUNCTION OF EUROCLEAR

         Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by MGT/EOC, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to as the Cooperative. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with MGT/EOC, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         MGT/EOC is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    TERMS AND CONDITIONS OF EUROCLEAR

         Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    THE RULES FOR TRANSFERS AMONG DTC, CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

    DTC WILL BE THE HOLDER OF THE CERTIFICATES

         Unless and until definitive certificated certificates are issued to beneficial owners of the certificates, which certificates are referred to as certificated certificates, it is anticipated that the only "holder" of certificates of any series will be DTC. Certificateholders will only be permitted to exercise their rights as certificateholders indirectly through participants and DTC. All references herein to actions by certificateholders thus refer to actions taken by DTC upon instructions from its participants, unless certificated certificates are issued. In addition, all references herein to payments, notices, reports and statements to certificateholders refer to payments, notices, reports and statements to DTC, as the registered holder of the certificates, for subsequent payments to the beneficial owners of the certificates in accordance with DTC procedures, unless certificated certificates are issued.

    BOOK-ENTRY TRANSFERS AND TRANSMISSION OF PAYMENTS

         Except under the circumstances described below, while any book-entry certificates of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry certificates. Participants with whom certificateholders have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess certificated certificates, DTC's rules provide a mechanism by which certificateholders will receive payments and will be able to transfer their interests.

         DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the certificates to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these certificates, may be limited due to the lack of certificated certificates.

         DTC has advised the certificate trustee that it will take any action permitted to be taken by a certificateholder under the certificate indenture only at the direction of one or more participants to whose account with DTC the certificates are credited.

    HOW CERTIFICATE PAYMENTS WILL BE CREDITED BY CLEARSTREAM AND EUROCLEAR

         Payments with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences," which begins on page 72. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the certificate indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED CERTIFICATES

    THE CIRCUMSTANCES THAT WILL RESULT IN THE ISSUANCE OF CERTIFICATED CERTIFICATES

         Unless otherwise specified in the prospectus supplement, each class of certificates will be issued in fully registered, certificated form to beneficial owners of certificates or other intermediaries, rather than to DTC, only if:

         o DTC advises the certificate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that class of certificates and the trust is unable to locate a qualified successor;

         o the trust, at its option, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an event of default under the certificate indenture, beneficial owners of certificates representing at least a majority of the outstanding principal amount of certificates advise DTC and the certificate trustee in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the certificateholders' best interest.

    THE DELIVERY OF CERTIFICATED CERTIFICATES

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the certificate trustee and all affected beneficial owners of certificates through participants of the availability of certificated certificates. Upon surrender by DTC of the certificates in the possession of DTC that had represented the applicable certificates and receipt of instructions for re-registration, the certificate trustee will authenticate and deliver certificated certificates to the beneficial owners. Any certificated certificates listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such certificates through the office of the transfer agent in Luxembourg. Thereafter, the certificate trustee will recognize the holders of any of these certificated certificates as the certificateholders under the certificate indenture.

    THE PAYMENT MECHANISM FOR CERTIFICATED CERTIFICATES

         Payments of principal of and interest on certificated certificates will be made by the certificate trustee, as paying agent, in accordance with the procedures set forth in the certificate indenture. These payments will be made directly to holders of certificated certificates in whose names the certificated certificates were registered at the close of business on the related record date specified in the prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the certificate trustee.

    THE TRANSFER OR EXCHANGE OF CERTIFICATED CERTIFICATES

         Certificated certificates will be transferable and exchangeable at the offices of the certificate trustee. No service charge will be imposed for any registration of transfer or exchange, but the certificate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

    FINAL PAYMENTS ON CERTIFICATED CERTIFICATES

         The final payment on any certificated certificates, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final payment to certificateholders. The final payment of any certificate listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the certificate at the office of the paying agent in Luxembourg as specified in the notice of final payment. A notice of such final payment will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final payment. Certificated certificates listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed certificated certificates, the new certificated certificates registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences to certificateholders, and is based on the opinion of Brown & Wood LLP. Brown & Wood LLP has advised the trust that the description of those material federal income tax consequences in this summary is accurate in all material respects. The opinion of Brown & Wood LLP is based on some assumptions and is limited by some qualifications stated in this discussion or in that opinion. This discussion is based on current provisions of the Internal Revenue Code of 1986, currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to certificateholders.

         This discussion applies to certificateholders who acquire the certificates at original issue for cash and hold the certificates as capital assets. This discussion does not address all of the tax consequences relevant to a particular certificateholder in light of that certificateholder's circumstances, and some certificateholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers, and persons who hold the certificates as part of a hedge, straddle, "synthetic security", or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a certificate because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Certificateholders (as defined below); however, special rules not applicable to U.S. Certificateholders may apply. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws or the consequences under any tax treaties. CONSEQUENTLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

         We use the term, "U.S. Certificateholder" to mean a "U.S. Person" who is the beneficial owner of a certificate. A "U.S. Person" is:

         o        a citizen or resident of the United States;

         o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

         o a partnership (or entity treated as a partnership for tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

         o an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, as provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. Persons prior to that date, may elect to continue to be treated for federal income tax purposes as U.S. Persons.

         This discussion assumes that each certificate is issued in registered form.

TREATMENT OF THE CERTIFICATES

         The seller has received a ruling from the Internal Revenue Service holding that the notes are obligations of the seller for federal income tax purposes. Brown & Wood LLP will opine that the trust will not be a business entity classified as a corporation or a publicly traded partnership treated as a corporation, but will be treated as a grantor trust.

         Further, Brown & Wood LLP will opine that each class of certificates bearing interest at a fixed interest rate, referred to as "fixed rate certificates," will evidence ownership of a fractional undivided beneficial interest in the related class of notes, and any class of floating rate certificates will evidence ownership of a fractional undivided beneficial interest in the related class of notes, referred to as "underlying notes," and will evidence ownership of a fractional undivided beneficial interest in the related swap agreement. Accordingly, each certificateholder is treated as an owner of an interest in the related notes and references in this discussion to interest, discount and premium on a certificate are references to interest, discount, or premium on the certificateholder's interest in the related notes.

         Based on the assumptions and subject to the qualifications stated herein, it is the opinion of Brown & Wood LLP that the material federal income tax consequences to certificateholders are as follows:

TAXATION OF U.S. FIXED RATE CERTIFICATEHOLDERS

    PAYMENTS OF INTEREST

         Stated interest on the fixed rate certificates will be taxable as ordinary interest income when received or accrued by a U.S. Certificateholder under its method of accounting. Generally, interest on the fixed rate certificates will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

    ORIGINAL ISSUE DISCOUNT

         This discussion assumes that any original issue discount on the fixed rate certificates (i.e., any excess of the stated redemption price at maturity of the certificate over its issue price) is less than a statutory minimum amount (equal to 0.25 percent of its stated redemption price at maturity multiplied by the certificate's weighted average maturity), all as provided in the Treasury's original issue discount regulations. Accordingly, unless a special election is made to treat all interest on a fixed rate certificate as original issue discount, any original issue discount generally will be taken into income by a U.S. Certificateholder as gain from the retirement of a certificate (as described below under " - Sale or Exchange of Fixed Rate Certificates," which begins on page 76) ratably as principal payments are made on the certificates.

    MARKET DISCOUNT AND PREMIUM

         If a U.S. Certificateholder purchases (including a purchase at original issuance for a price less than the issue price) a fixed rate certificate for an amount that is less than the principal balance of the certificate, the difference will be treated as "market discount" unless it is less than a statutory minimum amount. This market discount will generally be treated as accruing ratably on the certificate during the period from the date of acquisition to the maturity date of the certificate, unless the U.S. Certificateholder makes an election to accrue the market discount on a constant yield to maturity basis. The U.S. Certificateholder will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of the certificate as ordinary income to the extent of the lesser of:

         o        the amount of the payment or gain; or

         o the market discount which is treated as having accrued on the Certificate at the time of the payment or disposition and which has not previously been included in income.

In addition, a U.S. Certificateholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a fixed rate certificate with market discount, until the maturity of the certificate or its earlier disposition in a taxable transaction.

         In the alternative, a U.S. Certificateholder may elect to include market discount in income currently as it accrues on either a ratable or quarterly compounding basis, in which case the rules described above will not apply. The election to include market discount in income as it accrues will apply to all market discount instruments acquired by the U.S. Certificateholder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Generally, currently included market discount is treated as ordinary interest for United States federal income tax purposes.

         A purchaser who acquires a fixed rate certificate at a premium (i.e., at a purchase price greater than the principal balance) may elect to offset the premium against interest income on the certificate on a constant yield to maturity basis. Any amortized premium will reduce the adjusted basis of the certificate. If the certificate is redeemed before maturity for a price less than the adjusted basis of the certificate, a U.S. Certificateholder will be allowed an ordinary loss deduction for the unamortized premium. An election to amortize bond premium applies to all bonds acquired by a U.S. Certificateholder on or after the first day of the taxable year to which the election applies and can be revoked only with the consent of the Internal Revenue Service.

TAXATION OF U.S. FLOATING RATE CERTIFICATEHOLDERS

         Generally, as explained above, each floating rate certificateholder will be treated as having purchased an interest in an underlying note and an interest in the related swap agreement. The tax treatment of the certificateholder's interest in the underlying note would generally be the same as that described above in the case of a certificateholder who purchased an interest in a class of fixed rate certificates.

         Each floating rate certificateholder will include in income its share of the fixed rate interest on the underlying note in accordance with its regular method of tax accounting. As the tax owner of an undivided interest in the swap agreement related to that class, the certificateholder would account for income and expense with respect to the swap agreement under the rules set out in Treas. Reg. ss. 1.446-3 (the "Notional Principal Contract" or "NPC" regulations).

         The tax treatment of payments made or received under a swap agreement depends on whether the payments are periodic payments, nonperiodic payments, or termination payments. A periodic payment is any payment made or received under a swap contract payable at intervals of one year or less during the entire term of the contract that is based on a specified index (which includes a fixed rate) and a notional principal amount. A nonperiodic payment is a payment made or received under a swap contract that is not a periodic payment or a termination payment, and is usually an upfront payment made by one party to a notional principal contract to induce the other party to enter into the contract. It is not anticipated that there will be any nonperiodic payment made or received with respect to a swap agreement. If such a nonperiodic payment is expected to be made or received, the tax treatment will be described in the prospectus supplement.

         For any taxable year, a floating rate certificateholder would include in, or deduct from, gross income the certificateholder's net swap income or expense. Net swap income or expense would include the sum of all periodic payments recognized and attributable to the year.

         Periodic payments made on any quarterly payment date would be allocated ratably among the days in the quarter, and a floating rate certificateholder would include or deduct its share of the net periodic payments allocated to the year.

         Each purchaser of a floating rate certificate would be required to allocate its purchase price between the underlying note and the related swap agreement based on their relative fair market values. For example, even if a floating rate certificate were purchased for its face amount, the holder might be considered to have acquired the underlying note at a discount and to have acquired the related swap agreement for the remaining purchase price. This bifurcation of the purchase price of the floating rate certificate could result in aggregate net income to the floating rate certificateholder that differs somewhat in any particular year from the interest actually payable on the certificate for such year. A holder could avoid such results by making an integration election on or before the acquisition date of the floating rate certificate in the manner described under " - Integration of the Underlying Notes and the Swap Agreement," which begins on page 75.

         Moreover, if an individual were to hold a floating rate certificate, any net swap expense for any year would be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income. Thus, for any period for which the fixed rate on the underlying notes exceeded the floating rate payments made to trust under the swap agreement, an individual would include in income interest at the full fixed rate payable on the underlying notes, but could be precluded from deducting the net swap expense for the period due to the limitations imposed on miscellaneous itemized deductions. An individual could avoid such treatment by making an integration election in the manner described under " - Integration of the Underlying Notes and the Swap Agreement," which begins on page 75.

         A termination payment is a payment made or received to assign or extinguish a party's rights and obligations under a swap contract. If a certificateholder were to sell its interest in a floating rate certificate, it would be considered to have made or to have received a termination payment with respect to its interest in the swap agreement. The certificateholder would recognize gain or loss in the year that it terminated its interest in the swap agreement determined by reference to the amount of the termination payment made or received and the certificateholder's basis in the swap agreement.

         A floating rate certificateholder could also receive a termination payment if an event of default under the swap agreement were to occur. If such an event were to occur, the certificateholder could recognize gain upon receipt of a termination payment.

    INTEGRATION OF THE UNDERLYING NOTES AND THE SWAP AGREEMENT

         In lieu of the tax treatment described above, a floating rate certificateholder could identify the purchase of a floating rate certificate as the acquisition of a fixed rate debt instrument together with a Treas. Reg. ss. 1.1275-6 hedge. In essence, if the certificateholder identifies the underlying note and the related swap agreement as an integrated transaction on its books and records, on or before the acquisition date of the floating rate certificate, it may be able to integrate the cash flows on the swap agreement and the fixed rate underlying note and treat the combined cash flows as a single synthetic floating rate debt instrument. All interest on the synthetic floating rate debt instrument would be treated as original issue discount, includible in income as it accrues regardless of the holder's method of accounting. The disposition of a floating rate certificate that was identified under the integration regime would be treated as the disposition of a single synthetic floating rate debt instrument.

         If a swap counterparty default event were to occur so that the swap agreement terminated, a certificateholder who had made an integration election would be treated as having "legged-out" of integration. Such a certificateholder could recognize gain as a result of such legging-out. Certificateholders are urged to consult their own tax advisors concerning the integration election.

SALE OR EXCHANGE OF FIXED RATE CERTIFICATES

         Upon a disposition of an interest in a fixed rate certificate, a U.S. Certificateholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the U.S. Certificateholder's adjusted basis in its interest in the fixed rate certificate. The adjusted basis in the interest in the fixed rate certificate will equal its cost, increased by any OID or market discount included in income with respect to the interest in the fixed rate certificate prior to its disposition and reduced by any payments reflecting principal or OID previously received with respect to the interest in the fixed rate certificate and any amortized premium. Subject to the OID and market discount rules, gain or loss will generally be capital gain or loss if the interest in the fixed rate certificate was held as a capital asset.

SALE OR EXCHANGE OF FLOATING RATE CERTIFICATES

         If a floating rate certificateholder does not make an integration election, then the sale or exchange of a floating rate certificate will be treated as the sale of an interest in the underlying note and an assignment of an interest in the swap agreement. The total sale proceeds would be allocated between the underlying note and the swap agreement in proportion to their relative fair market values. Gain or loss on the underlying note would be determined in the manner described above, and gain or loss on the swap agreement would give rise to gain or loss as described above for termination payments. If the swap agreement has a negative value at the time of the sale of a floating rate certificate, the floating rate certificateholder would apparently be treated as having sold the underlying note for its fair market value (which would exceed the sale proceeds) and as having paid such excess to the purchaser of the floating rate certificate in consideration for the assumption of the obligations under the swap agreement. If an integration election is made, however, the certificateholder would be viewed as having sold a single floating rate debt instrument and could recognize gain or loss on such sale.

NON-U.S. CERTIFICATEHOLDERS

         In general, a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding tax on interest (including original issue discount) on a certificate unless:

         o the non-U.S. Certificateholder is a controlled foreign corporation that is related to the seller through stock ownership or is otherwise related as determined by Internal Revenue Code Section 864(d);

         o the non-U.S. Certificateholder is a bank as determined under Internal Revenue Code Section 581 which receives interest as described in Internal Revenue Code Section 881(c)(3)(A); or

         o the non-U.S. Certificateholder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the seller entitled to vote.

In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that complies with Internal Revenue Service informational requirements and:

         o is signed by the non-U.S. Certificateholder under penalty of perjury;

         o        certifies that the non-U.S. Certificateholder is not a U.S.
                  Person; and

         o        provides the name and address of the non-U.S.
                  Certificateholder.

         The statement may be made on a Form W-8-BEN, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalties of perjury that the Form W-8-BEN has been received by it from the certificateholder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8-BEN provided by the non-U.S. Certificateholder to the organization or institution holding the certificate on behalf of the non-U.S. Certificateholder. We urge non-U.S. certificateholders to consult a tax advisor about the specific methods to satisfy Internal Revenue Service informational reporting requirements.

         Generally, any gain or income realized by a non-U.S. Certificateholder from the sale, exchange, redemption, retirement or other disposition of a certificate (other than gain attributable to accrued interest or original issue discount, which is addressed above) will not incur U.S. federal income tax liability, provided, in the case of a certificateholder who is an individual, that the certificateholder is not present in the United States for 183 or more days during the taxable year in which a disposition of a certificate occurs. Exceptions may be applicable, and non-U.S. Certificateholders should consult a tax adviser regarding the tax consequences of a disposition of a certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Some certificateholders may be subject to backup withholding at the rate of 31% on interest (including original issue discount) and proceeds received from the disposition of a certificate. Generally, backup withholding will apply if the certificateholder fails to provide identifying information (such as the payee's taxpayer identification number) in the manner required, or if the payee has failed to report properly the receipt of reportable interest or dividend payments and the Internal Revenue Service has notified the payor that backup withholding is required. Some certificateholders (including, among others, corporations and some tax-exempt organizations) generally are not subject to backup withholding.

         Backup withholding and information reporting generally will not apply to a certificate issued in registered form that is beneficially owned by a non-U.S. Certificateholder if the certification of non-U.S. status is provided to the Withholding Agent as described above in " - Non-U.S. Certificateholders," as long as the payor does not have actual knowledge that the certificateholder is a U.S. Person. The Withholding Agent may be required to report annually to the Internal Revenue Service and to each non-U.S. Certificateholder the amount of interest paid to, and the tax withheld, if any, for each non-U.S. Certificateholder.

         If payments of principal and interest are made to the beneficial owner of a certificate by or through the foreign office of a custodian, nominee or other agent of that beneficial owner, or if the proceeds of the sale of certificates are made to the beneficial owner of a certificate through a foreign office of a "broker" (as defined in the pertinent Treasury regulations), the proceeds will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. Person). Information reporting (but not backup withholding) will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that:

         o        is a U.S. Person;

         o is a controlled foreign corporation for U.S. federal income tax purposes; or

         o derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is a non-U.S. Certificateholder and other conditions are met (including that the broker has no actual knowledge that the certificateholder is a U.S. Certificateholder) or the certificateholder otherwise establishes an exemption.

Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the certificateholder certifies that it is a non-U.S. Person under penalties of perjury or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against that certificateholder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

         Regulations regarding the withholding and information reporting rules discussed above were issued by the Treasury Department in October 1997 and amended in May 2000. In general, the regulations did not significantly alter the substantive withholding and information reporting requirements but rather unified the prior certification procedures and forms and clarified reliance standards. In addition, the regulations permit the shifting of primary responsibility for withholding to financial intermediaries acting on behalf of beneficial owners. The regulations are generally effective for payments made after December 31, 2000, although there are transition rules. Under the regulations, new forms generally will have to be solicited from U.S. Certificateholders earlier than replacements for expiring existing forms otherwise would have been solicited. You should consult your tax adviser about the impact, if any, of the regulations.


                                 STATE TAXATION

         In the opinion of Pullman & Comley, LLC, under existing statutes, interest on the certificates and any gain on the sale of the certificates are excluded from Connecticut taxable income for purposes of the Connecticut income tax on individuals, trusts and estates and is excluded from amounts on which the net Connecticut minimum tax is based in the case of individuals, trusts and estates required to pay the federal alternative minimum tax. Pullman & Comley, LLC has not opined and will not opine as to other Connecticut tax consequences with respect to the certificates.

         Interest on the Certificates is included in gross income for purposes of the Connecticut corporation business tax and the certificates are included in the measure of Connecticut gift, estate, succession and transfer taxes.

         This discussion does not address the tax consequences of the purchase, ownership or disposition of the certificates under any state or local tax law other than that of Connecticut.

         Owners of the certificates should consult their tax advisors with respect to other applicable state and local tax consequences of ownership of the certificates and the disposition thereof.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974 ("ERISA") and/or
Section 4975 of the Internal Revenue Code impose restrictions and requirements on the following:

         o employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested (the "Plans"); and

         o persons who are fiduciaries for Plans in connection with the investment of assets of Plans (the "Plan Assets").

         Generally, any person who has discretionary authority or control over the management or disposition of Plan Assets, and any person who provides investment advice about Plan Assets for a fee or other consideration, is a fiduciary for those Plan Assets. For those Plans that are governed by ERISA, ERISA imposes on Plan fiduciaries specific fiduciary responsibilities, including investment prudence, diversification and investing according to the documents governing the Plan.

PROHIBITED TRANSACTIONS

         ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving Plan Assets and persons or entities that are deemed "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Internal Revenue Code ("Parties in Interest"), unless a statutory or administrative exemption applies. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be liable for penalties under ERISA and/or excise taxes imposed under Section 4975 of the Internal Revenue Code. These prohibited transactions generally are described in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

         Some governmental and church plans are not governed by ERISA or Section 4975 of the Internal Revenue Code. The prohibited transaction provisions described above do not apply to these plans. If a plan is exempt from taxation under Section 501(a) of the Internal Revenue Code as a plan described in Section 401(a) of the Internal Revenue Code, however, it may lose its tax exemption if it engages in a prohibited transaction described in Section 503 of the Internal Revenue Code.

         Any fiduciary or other Plan investor considering whether to purchase the certificates on behalf of a Plan or with Plan Assets should determine whether the purchase is consistent with its fiduciary duties and whether the purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code because Connecticut Light & Power, the certificate trustee, the underwriters or any of their affiliates is a Party in Interest under the investing plan and may be deemed to be benefiting from the issuance of the certificates. In particular, the certificates may not be purchased with Plan Assets if any of Connecticut Light & Power, the certificate trustee, the underwriters or any of their affiliates:

         o has investment or administrative discretion over the Plan Assets used to effect the purchase;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan Assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan Assets, and will be based on the particular investment needs of the Plan; or

         o unless exemptive relief applies under a Department of Labor prohibited transaction exemption, is an employer maintaining or contributing to the Plan.

Each purchaser of the certificates will be deemed to have represented and warranted that its purchase of the certificates or any interest in the certificates does not violate the limitations described above.

PLAN ASSET REGULATION

         The certificates will be treated as "equity interests" in the trust under a plan asset regulation issued by the Department of Labor, which provides that beneficial interests in a trust are equity interests. Generally, the plan asset regulation provides that if Plans acquire a "significant" equity interest in an entity, the entity may be considered to hold Plan Assets. Therefore, if the certificates are purchased with Plan Assets, the assets of the trust may be deemed Plan Assets of the investing Plans which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Even though only minimal administrative activity is expected at the trust level, it is likely that the trust will interact with Connecticut Light & Power, the certificate trustee, the underwriters and their affiliates. If Connecticut Light & Power, the certificate trustee, the underwriters or any of their affiliates is a Party in Interest to a Plan that purchases certificates, violations of the prohibited transaction rules could occur at the trust level, unless a statutory or administrative exemption applies or an exception applies under the plan asset regulation.

         Before purchasing any certificates, a Plan fiduciary, other Plan investor or Party in Interest should consider whether a prohibited transaction might arise by reason of any relationship between the investing Plan and Connecticut Light & Power, the certificate trustee, the underwriters or any of their affiliates. The Department of Labor has issued some class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the certificates, including Department of Labor Prohibited Transaction

Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); and 84-14 (Class Exemption for Plan Assets Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

         Plans would not have a "significant" equity interest in the trust, and application of the plan asset regulation would be avoided, if Benefit Plan Investors (as defined in the plan asset regulation) own less than 25 percent of each class of equity in the trust. However, there is no commitment to limit purchases of certificates by Benefit Plan Investors in this manner.

CONCLUSION

         In light of the foregoing, Plan fiduciaries or other Plan investors considering whether to purchase the certificates with Plan Assets of any Plan and Parties in Interest should consult their own legal advisors regarding whether the trust assets would be considered Plan Assets, the consequences that would apply if the trust assets were considered Plan Assets, and the availability of exemptive relief from the prohibited transaction rules or an exception under the Plan Asset Regulation. Fiduciaries and other Plan investors should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of Plan Assets in the certificates. Among other factors, fiduciaries and other Plan investors should consider whether the investment:

         o satisfies the diversification requirement of ERISA or other applicable law;

         o        complies with the Plan's governing instruments; and

         o is prudent in light of the "Risk Factors" and other factors discussed in this prospectus.


                                 USE OF PROCEEDS

         The trust will use the net proceeds received from the sale of the certificates to purchase the notes from the note issuer. The note issuer will use the net proceeds from the sale of the notes to purchase the transition property from the seller and to pay the costs of issuing the notes and the certificates. The seller may apply the net proceeds from the sale of the transition property towards the reduction of its capitalization and for general corporate purposes.


                              PLAN OF DISTRIBUTION

         The trust may sell the certificates to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement or the trust may offer or place the certificates either directly or through agents. The note issuer and the trust intend that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the certificates may be made through a combination of these methods.

         The distribution of certificates may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         In connection with the sale of the certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell certificates to dealers at prices less a concession.

Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters and any discounts or commissions received by them from the trust and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.


                                  LEGAL MATTERS

         Certain legal matters relating to the notes will be passed on by Day, Berry & Howard LLP, Hartford, Connecticut, counsel to the seller and the note issuer. Certain legal matters relating to the certificates and certain federal and state income tax consequences of the issuance of the certificates will be passed upon by Brown & Wood LLP, San Francisco, California, counsel to the trust, and Pullman & Comley, LLC, Hartford, Connecticut, co-counsel to the trust. Certain legal matters relating to the notes and the certificates will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the note issuer and the trust. Certain legal matters relating to the certificates will be passed upon by Palmer & Dodge LLP, Boston, Massachusetts, counsel to the underwriters.


                                     EXPERTS

         The financial statements of CL&P Funding LLC as of January 12, 2001 and for the period January 3, 2001 (date of inception) to January 12, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon said firm as experts in accounting and auditing in giving said reports.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                CL&P FUNDING LLC
                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants................................     F-2

Financial Statements:

Balance Sheet as of January 12, 2001....................................     F-3

Statement of Operations for the period of January 3, 2001 (inception
date) to January 12, 2001...............................................     F-4

Statement of Changes in Member's Equity for the period of January 3,
2001 (inception date) to January 12, 2001...............................     F-5

Statement of Cash Flow for the period of January 3, 2001 (inception
date) to January 12, 2001...............................................     F-6

Notes to Financial Statements...........................................     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CL&P Funding LLC:

         We have audited the accompanying balance sheet of CL&P Funding LLC as of January 12, 2001 and the related statement of operations, changes in member's equity and cash flow from the date of inception (January 3, 2001) to January 12, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CL&P Funding LLC as of January 12, 2001, and the results of its operations and cash flow from the date of inception (January 3, 2001) to January 12, 2001, in conformity with accounting principles generally accepted in the United States.


                             /s/ ARTHUR ANDERSON LLP
                             ----------------------------
                             Arthur Anderson LLP


Hartford, Connecticut
January 12, 2001

                                CL&P FUNDING LLC
                                  BALANCE SHEET

                             AS OF JANUARY 12, 2001

ASSETS

Cash..................................................................    $1,000
                                                                          ------

MEMBER'S EQUITY

Member's Equity.......................................................    $1,000
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                CL&P FUNDING LLC
                             STATEMENT OF OPERATIONS

     FOR THE PERIOD OF JANUARY 3, 2001 (INCEPTION DATE) TO JANUARY 12, 2001

INCOME................................................................    $    -

EXPENSES..............................................................         -
                                                                          ------
NET INCOME............................................................    $    -
                                                                          ======

   The accompanying notes are an integral part of these financial statements.

                                CL&P FUNDING LLC
                     STATEMENT OF CHANGES IN MEMBER'S EQUITY

     FOR THE PERIOD OF JANUARY 3, 2001 (INCEPTION DATE) TO JANUARY 12, 2001

Member's equity as of the date of inception...........................    $    -

Investment by The Connecticut Light and Power Company.................     1,000
                                                                          ------

Member's change in equity as of January 12, 2001......................    $1,000
                                                                          ======

   The accompanying notes are an integral part of these financial statements.

                                CL&P FUNDING LLC
                             STATEMENT OF CASH FLOW

     FOR THE PERIOD OF JANUARY 3, 2001 (INCEPTION DATE) TO JANUARY 12, 2001

Net cash flow provided by operating activities........................    $    -

Net cash flow provided by investing activities........................     1,000

Net cash flow provided by financing activities........................         -

Net cash at the beginning of the period...............................         -
                                                                          ------
Net cash at the end of the period.....................................    $1,000
                                                                          ======

   The accompanying notes are an integral part of these financial statements.

                                CL&P FUNDING LLC
                          NOTES TO FINANCIAL STATEMENTS

1.       NATURE OF OPERATIONS

         CL&P Funding LLC is a special purpose limited liability company whose sole member is The Connecticut Light and Power Company (Connecticut Light & Power), a provider of electric services. CL&P Funding LLC is a wholly owned subsidiary of Connecticut Light & Power, which is a wholly owned subsidiary of Northeast Utilities.

         The electric industry restructuring statute in Connecticut authorizes the Department of Public Utility Control to issue a financing order, which establishes the amount of stranded costs that Connecticut Light & Power is permitted to finance through the issuance of rate reduction bonds. The Department of Public Utility Control issued the financing order on November 8, 2000, and the order was supplemented on December 12, 2000. The financing order establishes, among other things, the RRB charge to recover the stranded costs specified in the financing order. The RRB charge is non-bypassable in that customers must pay it whether or not they purchase energy from Connecticut Light & Power or a third party supplier of energy, and whether or not their distribution system is being operated by Connecticut Light & Power or a successor distribution company.

         The electric industry restructuring statute provides that the right to collect payments based on the RRB charge is a property right (the transition property) which may be pledged, assigned or sold in connection with the issuance of the certificates. Under the restructuring statute and the financing order, the owner of the transition property is entitled to assess the RRB charge until it has received payments from customers sufficient to retire all outstanding notes and certificates and to pay fees and expenses of servicing and retiring the notes and the certificates. The transition property is a property right consisting of the right, title, and interest to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB charge.

         CL&P Funding LLC was organized on January 3, 2001, under the laws of the State of Delaware. CL&P Funding LLC was organized for the limited purpose of holding and servicing the transition property which it will acquire from Connecticut Light & Power. CL&P Funding LLC will also issue notes secured by the transition property and engage in other related activities. CL&P Funding LLC is restricted from engaging in any non-related activities. In addition, CL&P Funding LLC is required to operate in a manner intended to reduce the likelihood that it would be consolidated in Connecticut Light & Power's bankruptcy estate if Connecticut Light & Power becomes involved in a bankruptcy proceeding.

         CL&P Funding LLC is legally separate from Connecticut Light & Power. The assets and revenues of CL&P Funding LLC, including, without limitation, the transition property, are not available to the creditors of Connecticut Light & Power, and the transition property and other debt collateral will not be an asset of Connecticut Light & Power. CL&P Funding LLC has not yet acquired the transition property nor has it issued any notes.

         CL&P Funding LLC, since its formation on January 3, 2001, has not conducted any business activities. However, Connecticut Light & Power has incurred legal and debt issuance related costs which may be allocated to CL&P Funding LLC upon issuance of the notes and certificates. The expenses incurred to date by Connecticut Light & Power on behalf of CL&P Funding LLC are approximately $1,225,184.

2.       SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH

         Cash and cash equivalents include cash on hand and short-term cash investments, if any, which are highly liquid in nature and have maturities of three months or less.

                                CL&P FUNDING LLC
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

3.       THE NOTES

         CL&P Funding LLC intends to issue up to $1.551 billion of notes to the Connecticut RRB Special Purpose Trust CL&P-1 (the trust) under the terms of the note indenture. Each class of notes will be in an aggregate amount equal to the initial aggregate principal amount of the related class of certificates issued by the trust. The notes may be issued in one or more classes. All notes of the same class will be identical in all respects except for their denominations. The note issuer may not issue any additional notes under the note indenture other than in connection with the replacement, transfer or exchange of notes initially issued thereunder.

4.       RELATED PARTIES

         Connecticut Light & Power will manage, service and administer, and bill and collect payments arising from the transition property according to the terms of the servicing agreement. Connecticut Light & Power's duties will include responding to inquiries of customers and the Department of Public Utility Control regarding the transition property and the RRB charge, calculating electricity usage, accounting for collections, and furnishing periodic reports and statements to CL&P Funding LLC.

5.       INCOME TAXES

         CL&P Funding LLC will not elect to be taxed as a corporation for federal income tax purposes, therefore, no federal income taxes will be due by CL&P Funding LLC.

6.       CONSOLIDATED EDISON MERGER

         Northeast Utilities has entered into a merger agreement with Consolidated Edison, Inc. (Consolidated Edison) pursuant to which Northeast Utilities will become a wholly owned subsidiary of Consolidated Edison. The merger agreement contains various conditions to the completion of the merger, including the receipt of approvals from state and federal regulatory bodies. Northeast Utilities and Consolidated Edison have received regulatory approvals in Connecticut, Maine, New Hampshire, New York, Pennsylvania and Vermont, and are awaiting review by several federal agencies. The Connecticut regulatory approval of the merger contained extensive conditions. These conditions included a 3 percent distribution rate reduction and a $60 million pretax write-off for Connecticut Light & Power immediately following the merger, a 50 percent/50 percent sharing between customers and shareholders of Connecticut Light & Power earnings above a return on equity of 11.3 percent through 2003, and various operational, employment, land use and customer service conditions. Connecticut Light & Power does not expect any of the conditions contained in the Connecticut regulatory approval to materially adversely affect its financial condition or its ability to service the transition property.

         Consolidated Edison has publicly indicated that it will continue to assess the Connecticut approval and the impact of the conditions imposed by the Connecticut approval along with other regulatory orders as they are issued and that it does not expect to make a final decision on whether to complete the merger until receiving and reviewing all information required to make its decision. The Attorney General of the State of Connecticut and the State of Connecticut Office of Consumer Counsel, which is the statutory advocate for Connecticut ratepayers in utility matters (Consumer Counsel), each have filed appeals from the Connecticut regulatory approval of the merger, claiming that the merger fails to meet statutory standards and is inconsistent with the public interest and that regulatory approval of the merger is unsupported by the record.

7.       APPEAL OF FINANCING ORDER

         The Consumer Counsel has filed an appeal of the financing order. The appeal challenges certain of the amounts that the Department of Public Utility Control authorized Connecticut Light & Power to securitize. The challenge is based on the methodology used to compute the amounts or the ability under the restructuring statute to

                                CL&P FUNDING LLC
                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

securitize the costs that give rise to the amounts. The appeal does not request a stay of the financing order, although the Department of Public Utility Control or the reviewing court could impose such a stay upon request of the Consumer Counsel. Unless a stay is imposed prior to the issuance of rate reduction bonds, any rate reduction bonds issued or sold pursuant to a financing order will, under the restructuring statute, be valid and binding in accordance with their terms even if the appeal is ultimately successful. Connecticut Light & Power currently expects that the appeal will be dismissed, settled, otherwise resolved or limited in scope prior to issuance of the notes and certificates or that the size of the transaction will be reduced to exclude the amounts being challenged by the appeal. These excluded amounts may be securitized in a subsequent transaction once the appeal has been resolved.

8. REOPENING OF PROCEEDINGS RELATED TO BUYDOWN PAYMENTS TO INDEPENDENT POWER PRODUCERS

         Prior to the issuance of the financing order and as a means to permit Connecticut Light & Power to mitigate its stranded costs, the Department of Public Utility Control approved buydown payments by Connecticut Light & Power to independent power producers under several above-market long-term contracts. In the financing order, the Department of Public Utility Control approved the recovery of the buydown payments under these contracts through the RRB charge.

         Since the issuance of the financing order, the Department of Public Utility Control has reopened the separate proceedings in which it had previously approved Connecticut Light & Power's buydown of two of these contracts. In each case, Connecticut Light & Power and the independent power producer had requested the reopening of the proceeding so that the Department of Public Utility Control could approve minor modifications to the transactions that it had previously approved. Connecticut Light & Power and the independent power producers had hoped that the Department of Public Utility Control would approve the requested modifications without conducting hearings. In each case, however, the Department of Public Utility Control has indicated that it will conduct hearings with respect to the proposed modification, and in one of the cases it has suggested that it may reconsider matters beyond the requested modification.

         As previously approved, the buydown payments under these two contracts total approximately $822 million (subject to adjustment in accordance with the contracts). If the Department of Public Utility Control withdraws its approval of the buydown payments under these contracts or reduces the approved amount of the buydown payments, the principal amount of the notes and certificates that may validly be issued under the financing order will be reduced. Connecticut Light & Power will either delay the issuance of the notes and certificates until after the Department of Public Utility Control has issued decisions in both of the reopened proceedings or will reduce the amount of the transaction to exclude the amount of the buydown payments under these two contracts. These excluded amounts may be securitized in a subsequent transaction once the Department of Public Utility Control issues decisions in the reopened proceedings.

                     $1,000,000 RATE REDUCTION CERTIFICATES


                                CONNECTICUT RRB
                          SPECIAL PURPOSE TRUST CL&P-1
                           ISSUER OF THE CERTIFICATES

                                CL&P FUNDING LLC
                              ISSUER OF THE NOTES

                    THE CONNECTICUT LIGHT AND POWER COMPANY
                              SELLER AND SERVICER


                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                  [   ], 2001



                                LEHMAN BROTHERS
                              SALOMON SMITH BARNEY


                        Prospectus Delivery Requirements

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a
prospectus supplement and prospectus until [   ], 2001.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

         ITEM                                                           AMOUNT
         ----                                                           ------

         Securities and Exchange Commission Registration Fee.....
         Blue Sky Fees and Expenses..............................
         Printing and Marketing Expenses.........................
         Trustees' Fees and Expenses.............................
         Accountants' Fees and Expenses..........................
         Legal Fees and Expenses.................................
         Rating Agency Fees......................................
         Public Agency Fees......................................
         Financial Advisor Structuring Fee.......................
         Miscellaneous Fees and Expenses.........................

                                                                       --------
              Total..............................................

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever.

         Sections 10.01 and 10.02 of the Limited Liability Company Agreement of the note issuer provide that, to the fullest extent permitted by applicable law, the note issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the note issuer to procure a judgment in its favor) by reason of the fact that he is or was a director, manager, officer, employee or agent of the note issuer, or is or was serving at the request of the note issuer as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or in enforcing such person's right to indemnification hereunder, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the note issuer unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the note issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 33-770 of the Connecticut General Statutes defines the terms "director" and "officer" to include a director or officer of a corporation who serves at its request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Sections 33-770 to 33-779 provide that a corporation which was incorporated prior to January 1, 1997, such as Connecticut Light & Power, shall indemnify its directors as provided in these sections. These sections also require such a corporation, except to the extent that its certificate of incorporation provides otherwise, to indemnify its officers, employees and agents who are not also its directors to the same extent as it is permitted to indemnify its directors. In addition, these sections permit a corporation to indemnify and advance expenses to those officers, employees and agents who are not also its directors to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. The note issuer believes that its officers and non-independent directors who are also officers or employees of Connecticut Light & Power are serving the note issuer in those capacities at Connecticut Light & Power's request and are therefore entitled, although the matter is not entirely free from doubt, to indemnification from Connecticut Light & Power.

         Section IX of Connecticut Light & Power's Certificate of Incorporation provides that it shall indemnify and advance reasonable expenses to an individual made or threatened to be made a party to a proceeding because he/she is or was a director of Connecticut Light & Power to the fullest extent permitted by law under Sections 33-770 to 33-779 of the Connecticut General Statutes, as amended from time to time. Connecticut Light & Power shall also indemnify and advance reasonable expenses under Connecticut General Statutes Sections 33-770 to 33-779, as amended, to any officer, employee or agent of Connecticut Light & Power who is not a director to the same extent as a director and to such further extent, consistent with public policy, as may be provided by contract, the Certificate of Incorporation, the bylaws of Connecticut Light & Power or a resolution of the board of directors. In connection with any advance for such expenses, Connecticut Light & Power may, but need not, require any such officer, employee or agent to deliver a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for expenses if it is ultimately determined that he/she is not entitled to indemnification. The board of directors, by resolution, the general counsel of Connecticut Light & Power, or such additional officer or officers as the board of directors may specify, shall have the authority to determine that indemnification or advance for such expenses to any such officer, employee or agent is permissible and to authorize payment of such indemnification or advance for expenses. The board of directors, by resolution, the general counsel of Connecticut Light & Power, or such additional officer or officers as the board of directors may specify, shall also have the authority to determine the terms on which Connecticut Light & Power shall advance expenses to any such officer, employee or agent, which terms need not require delivery by such officer, employee or agent of a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for such expenses if it is ultimately determined that he/she is not entitled to indemnification.

         Northeast Utilities, Connecticut Light & Power's parent company, has directors' and officers' liability insurance policies in force insuring the directors and officers of Northeast Utilities and its subsidiaries. Such policies insure the directors and officers of Connecticut Light & Power and the non-independent directors and the officers of CL&P Funding LLC.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER               DESCRIPTION
------               -----------

1.1                  Form of Underwriting Agreement.*
3.1                  Certificate of Formation of the Registrant.
3.2                  Limited Liability Company Agreement of the Registrant.*
4.1                  Form of Note Indenture.*
4.2                  Form of Certificate Indenture.*
4.3                  Form of Declaration of Trust.*
4.4                  Form of Note.*

4.5                  Form of Rate Reduction Certificate.*
5.1                  Opinion of Day, Berry & Howard LLP with respect to legality of the Notes.*
5.2                  Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates.*
5.3                  Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes by the Registrant.*
8.1                  Opinion of Brown & Wood LLP with respect to federal tax
                     matters.*
8.2                  Opinion of Pullman & Comley, LLC with respect to state tax matters.*
10.1                 Form of Transition Property Purchase and Sale Agreement.*
10.2                 Form of Transition Property Servicing Agreement.*
10.3                 Form of Note Purchase Agreement.*
10.4                 Form of Administration Agreement.*
10.5                 Form of Fee and Indemnity Agreement.*
10.6                 Form of Swap Agreement, if any.*
23.1                 Consent of Day, Berry & Howard LLP (contained in its
                     opinion to be filed as Exhibit 5.1).*
23.2                 Consent of Brown & Wood LLP (contained in its opinion to be filed as Exhibit 8.1).*
23.3                 Consent of Pullman & Comley, LLC (contained in its opinions to be filed as Exhibits 8.2 and 99.3).*
23.4                 Consent of Richards, Layton & Finger, P.A. (contained in
                     its opinions to be filed as Exhibits 5.2 and 5.3).*
23.5                 Consent of Arthur Andersen LLP.
24                   Power(s) of Attorney (See Signature Page).
25.1                 Statement of Eligibility and Qualification of Note Trustee
                     on Form T-1.*
25.2                 Statement of Eligibility and Qualification of Certificate
                     Trustee on Form T-1.*
99.1                 Financing Order.
99.2                 Internal Revenue Service Private Letter Ruling pertaining
                     to the Notes and the Certificates.
99.3                 Opinion of Pullman & Comley, LLC with respect to impairment of contracts.*
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant, on behalf of Connecticut RRB Special Purpose Trust CL&P-1, hereby undertakes as follows:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a) (1) (i) and (a) (1) (ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, the State of Connecticut, on this 18th day of January, 2001.

                                       CL&P FUNDING, LLC
                                       as Registrant

                                       By: /s/ RANDY A. SHOOP
                                           ----------------------------
                                           Name:  Randy A. Shoop
                                           Title: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. CL&P Funding LLC and each person whose signature appears below hereby constitute Randy A. Shoop, John P. Stack and O. Kay Comendul, and each of them singly, their true and lawful attorneys, with full power to them and each of them to sign for them and in their names, in the capacities indicated above or below, as the case may be, any and all amendments to this registration statement, hereby ratifying and confirming its or their signatures as it may be signed by the named attorneys to any and all amendments to this registration statement.

           SIGNATURE                        TITLE                     DATE
           ---------                        -----                     ----

/s/ RANDY A. SHOOP                  President and Director      January 18, 2001
-----------------------------
Randy A. Shoop


/s/ JOHN P. STACK                Vice President and Treasurer   January 18, 2001
-----------------------------        (Chief Financial and
John P. Stack                         Accounting Officer)


/s/ DAVID H. BOGUSLAWSKI                   Director             January 18, 2001
-----------------------------
David H. Boguslawski


/s/ RODNEY O. POWELL                       Director             January 18, 2001
-----------------------------
Rodney O. Powell

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION
------               -----------

1.1                  Form of Underwriting Agreement.*
3.1                  Certificate of Formation of the Registrant.
3.2                  Limited Liability Company Agreement of the Registrant.*
4.1                  Form of Note Indenture.*
4.2                  Form of Certificate Indenture.*
4.3                  Form of Declaration of Trust.*
4.4                  Form of Note.*
4.5                  Form of Rate Reduction Certificate.*
5.1                  Opinion of Day, Berry & Howard LLP with respect to legality of the Notes.*
5.2                  Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates.*
5.3                  Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes by the Registrant.*
8.1                  Opinion of Brown & Wood LLP with respect to federal tax
                     matters.*
8.2                  Opinion of Pullman & Comley, LLC with respect to state tax matters.*
10.1                 Form of Transition Property Purchase and Sale Agreement.*
10.2                 Form of Transition Property Servicing Agreement.*
10.3                 Form of Note Purchase Agreement.*
10.4                 Form of Administration Agreement.*
10.5                 Form of Fee and Indemnity Agreement.*
10.6                 Form of Swap Agreement, if any.*
23.1                 Consent of Day, Berry & Howard LLP (contained in its
                     opinion to be filed as Exhibit 5.1).*
23.2                 Consent of Brown & Wood LLP (contained in its opinion to be filed as Exhibits 8.1).*
23.3                 Consent of Pullman & Comley, LLC (contained in its opinions to be filed as Exhibits 8.2 and 99.3).*
23.4                 Consent of Richards, Layton & Finger, P.A. (contained in
                     its opinions to be filed as Exhibits 5.2 and 5.3).*
23.5                 Consent of Arthur Andersen LLP.
24                   Power(s) of Attorney (See Signature Page).
25.1                 Statement of Eligibility and Qualification of Note Trustee
                     on Form T-1.*
25.2                 Statement of Eligibility and Qualification of Certificate
                     Trustee on Form T-1.*
99.1                 Financing Order.
99.2                 Internal Revenue Service Private Letter Ruling pertaining
                     to the Notes and the Certificates.
99.3                 Opinion of Pullman & Comley, LLC with respect to impairment of contracts.*
* To be filed by amendment.